This filing is made pursuant to Rule 424(b)(3)
of the Securities Act of 1933 with respect to the
Registration Statement No. 333-131775

SOUTHERN IOWA BIOENERGY LLC
An Iowa Limited Liability Company

The Securities being offered by Southern Iowa BioEnergy LLC are
Limited Liability Company Membership Units

Minimum Offering Amount	$9,000,000	Minimum Number of Units	9,000

Maximum Offering Amount	$14,500,000	Maximum Number of Units	14,500

Offering Price: $1,000 per Unit
Minimum Purchase Requirement: 20 Units ($20,000)
Additional Increments: 1 Unit ($1,000)

This post-effective amendment contains substantive changes from and additions and updates to certain information contained in the original prospectus dated June 9, 2006. This prospectus constitutes the prospectus by which we are offering and selling the units. You should read this entire prospectus as updated, and the documents referred to herein carefully in order to fully understand our business, the offering, and the units we are offering.

We are offering limited liability company membership units in Southern Iowa BioEnergy LLC, a development stage Iowa limited liability company. We intend to use the offering proceeds to develop, construct and operate a 40 million gallon per year biodiesel manufacturing facility in Clarke County, Iowa in the City of Osceola. We estimate the total project, including operating capital, will cost approximately $52,350,000. We entered into a non-binding memorandum of understanding with SAFER Energy, LLC (Safer) to be the technology provider for our proposed biodiesel plant. We anticipate that Safer will design, engineer and construct certain parts of our proposed biodiesel plant. In the non-binding memorandum of understanding, we agreed to pay Safer $27,500,000 for its services. We anticipate paying Safer with $16,500,000 in cash and 11,000 of our membership units that we have valued at $11,000,000. We anticipate issuing the 11,000 units to Safer in a private placement concurrently with this offering. We anticipate holding Safer's units pursuant to an escrow agreement where the units will be disbursed to Safer over time as progress is made on the construction of our proposed biodiesel plant. We have not entered into any definitive agreement with Safer and we may never do so. Additionally, we expect to engage a construction contractor to construct certain parts of the biodiesel plant that will not be constructed by Safer. We have entered into an interim agreement with Ball Industrial Services, LLC (Ball) to perform these additional construction services. We anticipate the construction costs for Ball's portion of the project to be approximately $10,560,000. Additionally, we anticipate approximately $3,800,000 in facility construction related costs including construction of the administrative building, construction of utility extensions, construction contingency, a performance bond, construction insurance and capitalized interest. However, we are still receiving bids to determine which construction contractor will construct the biodiesel plant. We expect to use debt financing to complete project capitalization. The offering will end no later than November 26, 2008. If we sell the maximum number of units prior to November 26, 2008, the offering will end on the date that the maximum number of units has been sold. We may also decide to end the offering any time after we have sold the minimum number of units and prior to November 26, 2008. If we sell the minimum number of units before November 26, 2008, we may continue to sell units up to the maximum number of units in this offering until November 26, 2008. If we decide to abandon the project for any reason, we will terminate the offering and return offering proceeds to investors. Proceeds from subscriptions for the units will be deposited in an interest-bearing account under a written escrow agreement with Great Western Bank. We will not release funds from the escrow account until we satisfy specific conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative securities and involve a significant degree of risk (see "RISK FACTORS" starting on page 5. You should consider these risk factors (and others hereafter set forth) before investing in us.

•	Your investment in us will be an investment in illiquid securities;
•	Our units will not be listed on a national stock exchange and are subject to restrictions on transfer;
•	We will need to obtain significant debt financing to fund construction of our proposed biodiesel plant;
•	Overcapacity within the biodiesel industry may limit our ability to operate profitably
•	The availability of feedstock at reasonable prices could limit our profitability; and
•	No public market or other market for the units now exists or is expected to develop.

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PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus and the financial statements and attached exhibits before you decide whether to invest.

The Company

We are an Iowa limited liability company originally organized by filing Articles of Organization with the Iowa Secretary of State's Office on January 26, 2005. Our Articles of Organization were amended and restated by filing Amended and Restated Articles of Organization with the Iowa Secretary of State's Office on April 15, 2005. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 115 South Linden Street, Lamoni, Iowa 50140. Our telephone number is (641) 784-3510.

We are a development-stage company with no prior operating history. The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 40 million gallon per year biodiesel processing plant to be located in Clarke County, Iowa in the City of Osceola. We do not expect to generate any revenue until we begin operating the proposed biodiesel plant.

The Offering

Minimum number of units offered	9,000 units

Maximum number of units offered	14,500 units

Purchase price per unit	$1,000

Minimum purchase amount	Twenty units ($20,000)

Additional Purchases	One unit increments

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 40 million gallon biodiesel plant expected to be located in Clarke County, Iowa.

Offering start date	We expect to start selling units as soon as possible following the declaration of effectiveness of this post-effective amendment by the Securities and Exchange Commission.

Offering end date
The offering will end no later than November 26, 2008. If we sell the maximum number of units prior to November 26, 2008, the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to November 26, 2008. In addition, if we abandon the project for any reason prior to November 26, 2008, we will terminate the offering and promptly return offering proceeds to investors.

Subscription Procedures
Before purchasing units, you must read and complete the subscription agreement, draft a check payable to "Great Western Bank, Escrow Agent for Southern Iowa BioEnergy LLC" in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our amended and restated operating agreement. Anytime after we receive subscriptions for the minimum offering amount of $9,000,000, we will mail written notice to our investors that full payment under the promissory note is due within 30 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $9,000,000, you will be required to pay the full purchase price immediately upon subscription. In the event we have not reached the minimum offering amount within the term of the offering period, the balance of the promissory notes will not become due and any subscription proceeds in the escrow account will be returned to investors pursuant to the terms of the escrow agreement.

Escrow Procedures
Proceeds from the subscriptions for the units will be deposited in an interest bearing account that we have established with Great Western Bank of Omaha as escrow agent under a written escrow agreement. The conditions to break escrow are: (1) cash proceeds from unit sales deposited in the escrow account equal or exceed $9,000,000, exclusive of interest; (2) we have given written notice to the escrow agent that we have completed a private placement of 11,000 membership units with SAFER Energy, LLC ("Safer") to perform design, engineering and construction services for certain parts of the proposed biodiesel plant as described in the Safer memorandum of understanding; (3) we have obtained a written debt financing commitment of at least $25,850,335; (4) we have elected, in writing, to terminate the escrow agreement; (5) the escrow agent has provided an affidavit to the states in which the units have registered stating that the foregoing requirements of (1), (2), (3) and (4) have been satisfied

Units issued and outstanding if min. sold	22,172(1)

Units issued and outstanding if max. sold	27,672(1)

States in which we have registered our units	Alaska, Colorado, Illinois, Iowa, Kansas and Missouri.

Risk Factors	See "Risk Factors" beginning on page 5 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.

(1)
Includes 2,172 units issued to our founders and seed capital investors in our previous private placements and the 11,000 units we anticipate issuing to Safer in a private placement offering in exchange for $11,000,000 in design, engineering and construction services. We anticipate the private placement to Safer will be complete prior to the time when this offering closes.

We may offer or sell our units in other states in reliance upon exemptions from the registration requirements of the laws of those other states. We anticipate that we may hire a placement agent to assist us in the offer and sales of our securities.

The Project

If we are able to capitalize the project as described in our financing plan below, we anticipate using the offering proceeds to build and operate a 40 million gallon per year biodiesel plant that we anticipate will be located in Osceola, Iowa in Clarke County. We expect the biodiesel plant to annually process approximately 307 million pounds of vegetable or plant oils and/or animal fats and grease as the market dictates to produce approximately 40 million gallons of fuel-grade biodiesel and 4 million gallons of glycerin per year. Biodiesel is frequently used as fuel by transport trucks, marinas, railroad operators and many government vehicles. According to the Department of Energy, the United States consumes approximately 60 billion gallons of diesel fuel annually. According to National Biodiesel Board estimates, total United States demand for biodiesel in 2007 reached 450 million gallons. We also expect the biodiesel plant to annually produce approximately 4 million gallons of glycerin, which is a principal co-product of the biodiesel production process. Glycerin has many applications as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products. We estimate that it will take 12 to 15 months from closing the offering to complete the construction of the plant and begin operations. We anticipate plant operations beginning in summer 2009.

We entered into an interim agreement with Ball Industrial Services, LLC (Ball) of West Des Moines, Iowa for construction of the biodiesel plant, which includes the initial engineering and design of the biodiesel plant. These services will be required in addition to the services that we anticipate will be provided by Safer. We expect to execute a definitive construction agreement with Ball which we anticipate will set forth in detail the design and construction services to be provided by Ball. However, we have not yet finally determined who will provide these services and we are still receiving bids. Therefore, we may select another construction contractor to perform the construction services that will not be performed by Safer. Our interim agreement with Ball does not establish a fixed contract price for construction of our plant. Based on preliminary discussions with Ball and other contractors, we anticipate that the lump sum price for the construction contractor's portion of constructing our manufacturing facility will be will be approximately $10,560,000. Additionally, we anticipate approximately $3,800,000 in facility construction related costs including construction of the administrative building, construction of utility extensions, construction contingency, a performance bond, construction insurance and capitalized interest. We anticipate that Safer's portion of the construction and technology costs will be approximately $27,500,000, $11,000,000 of which we anticipate will be paid in units and $16,500,000 of which we anticipate paying in cash, for a total construction cost of approximately $41,860,000. However, these are not firm estimates and the final negotiated price for design and construction of the plant may be materially higher.

Our Financing Plan

We raised $999,665 from our founding members and seed capital investors in private placements for the purpose of funding our developmental, organizational and offering expenses. We intend to raise a minimum of $9,000,000 and a maximum of $14,500,000 in this offering. We anticipate issuing Safer 11,000 units in exchange for $11,000,000 worth of design, engineering, and construction services in a private placement offering concurrently with this offering. Including the $999,665 we raised from our founding members and in the seed capital offering and depending on the level of equity raised in this offering, we will need to obtain debt financing, grants and other incentives ranging from approximately $25,850,335 to $31,350,335 in order to fully capitalize the project. We have no contracts or commitments with any bank, lender or financial institution for this debt financing. We may not be able to obtain the necessary debt financing, other financing or grants sufficient to capitalize the project. The level of debt we require may be reduced by any grants awarded to us. Depending on the number of units sold, we may also seek third party credit providers to provide subordinated debt for the construction and initial operating expenses of the project.

Even if we sell the aggregate minimum number of units prior to November 26, 2008, receive a debt financing commitment and break escrow, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we make take one of three alternatives:

•	Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;
•	Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source;
•
Return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

Financial Information

We are a development-stage company with no operating history and no revenues. Please see "SELECTED FINANCIAL DATA" for a summary of our finances and the index to our financial statements for our detailed financial information.

Rescission Offer

Between June 9, 2006 and May 15, 2007, we received subscriptions from investors for 12,015 membership units in connection with our initial public offering pursuant to a Registration Statement on Form SB-2. We subsequently made several changes to our business plan, including a change in the location of our biodiesel facility to our anticipated transloading facility site, a change in the contractor that will construct our biodiesel facility, changes in our technology provider, changes to feedstock-procurement and product-marketing contracts, and changes to the amount of equity that we intend to raise in the offering.

As a result of these changes to our business plan, the Registration Statement on which we made our initial public offering is no longer materially correct. We are filing this post-effective amendment to the Registration Statement to correct the material inconsistencies in the Registration Statement. In addition, because investors may have the right to require us to return their investments, we will offer rescission to all persons who subscribed for our units between June 9, 2006 (the effective date of our registration statement) and May 15, 2007. The rescission offer is intended to address federal and state securities laws compliance issues by allowing investors to rescind their subscriptions.

If all offerees accept our rescission offer, we will be required to make an aggregate payment to the holders of these units of approximately $2,240,000, plus statutory interest. We will pay accrued interest to each unit holder at the rate of interest prescribed by law in the state of the unit holder's residence. We will calculate interest from the date of subscription through the date on which the rescission expires. We will fund the rescission offer from the subscription funds currently being held in escrow at Great Western Bank of Omaha, Nebraska, and from our existing cash balances and credit facilities. Should all or a significant portion of our investors elect to rescind their investment in us, we may not have sufficient cash available to fund the rescission and we may have to seek additional debt financing to fund the rescission offer. Management believes that we have the ability to secure the necessary debt financing we will require if all or a substantial number of our investors rescind their investment.

The right of rescission under federal securities laws may survive the rescission offer. The Securities Act of 1933 does not provide that a rescission offer will extinguish a holder's right to rescind, thus, should any recipient of our rescission offer reject the offer, expressly or impliedly, we may remain liable under the Securities Act for the units that are the subject of our rescission offer. Should the rescission offer be rejected by any or all offerees, we may continue to be contingently liable under the Securities Act of 1933 for the subscription price of these units up to an aggregate amount of approximately $2,240,000, plus statutory interest.

IMPORTANT NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

Investing in our units involves significant risk. Please see "RISK FACTORS" beginning on page 5 to read about important risks you should consider before purchasing our units. These risks include, but are not limited to, the following:

•	We are a development-stage company and have not yet generated any revenue and do not expect to generate revenue until plant operations begin;
•	Our ability to finance our development costs, including the costs of our rescission offer;
•	Cash distributions depend upon our future financial and operational performance and will be affected by debt covenants, reserves, and operating expenditures;
•
Our project and future plant operations are subject to construction risks, fluctuations in the prices of feedstock, glycerin, utilities and biodiesel, which are affected by various factors including weather, production levels, supply, demand, changes in technology, and government support and regulations;

•
We will be highly dependent on Ball for the construction and design of our plant, but we have not executed a definitive design build agreement with Ball. Any loss of our relationship with Ball may cause us to delay or abandon the project;

•
Ball has limited experience in the design and construction of biodiesel facilities and has not completed the design and construction of a biodiesel plant. As a result, Ball's lack of experience may cause unforeseen delays or costs;

•
We anticipate being dependent upon Safer Energy, LLC ("Safer"), our technology provider, for our biodiesel production technology and any loss of our relationship with Safer may cause us to delay or abandon the project;

•	Conflicts of interest exist and may arise in the future between us, our members, our directors and the companies upon which we will depend;
•	The units are subject to a number of transfer restrictions, and no public market exists for our units and none is expected to develop;
•	Members' voting rights are limited because we are managed by a board of directors and officers; and
•
We may have to terminate the offering if we have not sold the minimum offering amount of $9,000,000 or we have not received a written debt financing commitment ranging from $25,850,335 to $31,350,335, which will be necessary to capitalize the project prior to November 26, 2008.

No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.

These securities have not been registered under the securities laws of any state other than the states of Alaska, Colorado, Illinois, Iowa, Kansas (accredited investors only) and Missouri and may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states. The board of directors may, in its sole discretion, register or sell under an exemption from registration in other states.

In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state and federal securities laws and our Amended and Restated Operating Agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions should contact us at (641) 784-3510, or at our business address: Southern Iowa BioEnergy LLC, 115 South Linden Street, Lamoni, Iowa 50140. Also, you may contact any of the following directors directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
William Higdon	Chairman, President and Director	515-360-0369
Leon Kessel	Vice Chairman and Director	309-314-0299
Alan Elefson	Treasurer and Director	641-784-7355
Randy Layton	Director	641-442-5393
J.R. Cornett	Director	641-414-3391
Jack Cooley	Director	641-414-3408
William Morain	Secretary and Director	641-442-5195
J. Scott Sunderman	Director	712-826-2562

RISK FACTORS

The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

Risks Related to the Offering

Failure to sell the minimum number of units will result in the failure of this offering, which means your investment may be returned to you with nominal interest.

We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least 9,000 units and receive proceeds of $9,000,000 to close the offering. If we do not sell units with a purchase price of at least $9,000,000 by November 26, 2008, we cannot close the offering and must return investors' money with nominal interest, less expenses for escrow agent fees. This means that from the date of an investor's investment, the investor would earn a nominal rate of return on the money he, she, or it deposits with us in escrow. We do not expect the termination date to be later than November 26, 2008.

We are not experienced in selling securities and we may hire a placement agent to assist us in selling our securities; and we will depend on the placement agent for expertise in selling our securities and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.

Our board of directors has determined that it may be necessary to hire a placement agent to assist us in raising equity for our project. If we do so, we may be dependent upon our relationship with the placement agent we hire to assist us with selling our securities. While we do not know the exact fee we will pay the placement agent, fees for these services typically range from 3% to 7% of the maximum offering amount. Any loss of the relationship we build with a placement agent, particularly prior to raising the minimum aggregate offering amount, may prevent us from breaking escrow and proceeding with construction of our project and could result in the failure of our business. The time and expense of locating a new placement agent would result in unforeseen expenses and delays. Unforeseen expenses and delays may result in a failure of the project such that you could lose some or all of your investment in us.

We may be unable to locate investors for the sale of the minimum number of units required in this offering, which may result in our abandonment of the project.

We may not be able to secure sufficient interest in our offering to sell the minimum number of units required by this offering. We anticipate that our board of directors will sell our units on a "best efforts" basis. Our directors may be unable to obtain the number of investors necessary to raise the minimum amount of equity in this offering for our project to proceed. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. See "Business Experience of Directors and Officers" for a summary of our directors and officers business activities. We anticipate that our officers and directors will dedicate between 4 hours and 20 hours per week to our project depending upon which committees they serve.  These individuals have no broker-dealer experience and our directors have no experience with public offerings of securities. Further, despite the fact that we may engage a placement agent with experience in public offerings to place our units, the placement agent may not be successful in selling the minimum number of units required by this offering. If we are unable to raise the minimum amount of equity in this offering for our project to proceed, we anticipate the offering will fail. The failure of our offering may cause us to abandon our project and you may lose some or all of your investment in us.

Proceeds of this offering are subject to promissory notes due after the offering is closed.

As much as 90% of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. If we sell the minimum number of units byNovember 26, 2008, we will be able to close the offering. However, we will not be able to release funds from escrow until the promissory notes are paid off and the cash proceeds in escrow equal or exceed the $9,000,000 minimum offering amount, we have completed a private placement of 11,000 units with Safer, and we have received a written debt financing commitment ranging from $25,850,335 to $31,350,335. The success of our offering will depend on the investors' ability to pay the outstanding balances on these promissory notes. In order to become a member in Southern Iowa BioEnergy LLC, each investor must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and execute a promissory note for the remaining 90% of the total amount due for the units. That balance will become due within 30 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $9,000,000. We will take a security interest in the units. We intend to retain the initial payment and to seek damages from any investor who defaults on his/her/its promissory note obligation. Nonetheless, the success of the offering depends on the payment of these amounts. If we are not able to collect on the promissory notes, our project may fail which may reduce or eliminate the value of our units.

We are conducting a rescission offer for membership units for which we received subscriptions in our initial public offering. Even if we complete this rescission offer, we may continue to be subject to claims related to the circumstances surrounding the rescission offer.

Between June 9, 2006 and May 15, 2007, we received subscriptions from investors for 12,015 membership units in connection with our initial public offering pursuant to a registration statement on Form SB-2. We subsequently made several changes to our business plan, including a change in the location of our biodiesel facility, a change in the contractor that will construct our biodiesel facility, changes to feedstock-procurement and product-marketing contracts, we extended the end date of our offering, and we made changes to the amount of equity that we intend to raise in this offering.

As a result of these changes to our business plan, the registration statement on which we made our initial public offering is no longer materially correct. This post-effective amendment to our registration statement is being filed to correct the material inconsistencies. In addition, because investors may have the right to require us to return their investments, we have made a rescission offer to all persons who subscribed for our units between June 9, 2006 (the effective date of our registration statement) and May 15, 2007. The rescission offer is intended to address federal and state securities laws compliance issues by allowing investors to rescind their subscriptions.

If all offerees accept our rescission offer, we will be required to make an aggregate payment to the holders of these units of approximately $2,240,000, plus statutory interest. We will pay accrued interest to each unit holder at the rate of interest prescribed by law in the state of the unit holder's residence. We will calculate interest from the date of subscription through the date on which the rescission expires. We will fund the rescission offer from the subscription funds currently being held in escrow at Great Western Bank of Omaha, Nebraska, and from our existing cash balances and lines of credit. However, these funds may not be sufficient if all or a significant number of our investors rescind their investments. If all or a significant number of our investors rescind their investment, we may have to seek additional debt financing to fund the rescission. If this is the case, we may be unsuccessful in securing the debt financing we require.

The right of rescission under federal securities laws may survive the rescission offer. The Securities Act of 1933 does not provide that a rescission offer will extinguish a unit holder's right to rescind, thus, should any recipient of our rescission offer reject the offer, expressly or impliedly, we may remain liable under the Securities Act for the units that are the subject of our rescission offer. Should the rescission offer be rejected by any or all offerees, we may continue to be contingently liable under the Securities Act of 1933 for the subscription price of these units up to an aggregate amount of approximately $2,240,000, plus statutory interest.

Risks Related to Our Financing Plan

Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our biodiesel plant, which would result in the failure of the project and Southern Iowa BioEnergy, LLC.

We do not have contracts or commitments with any bank, lender or financial institution for debt financing, and we will not release funds from escrow until we secure a written debt financing commitment that we deem sufficient to construct and operate the biodiesel plant. If debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less deduction for escrow agency fees, depending on the requirements of applicable law. Including the $999,665 we raised from our founding members and in our seed capital offering, and depending on the level of equity raised in this offering, we expect to require at least $25,850,335 in senior or subordinated long-term debt from one or more commercial banks or other lenders.

Because the amounts of equity and grant funding are not yet known, the exact amount and nature of total debt is also unknown.

If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the definitive loan agreements to obtain debt financing may not be fully negotiated when we close on escrow. We may never execute the definitive loan agreement, or we may not be able to execute a loan agreement on terms that are acceptable to us. If the definitive agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.

As indicated in the audit report, our auditors have reported that we may be unable to continue as a going concern which means our development business operations may be unsuccessful and our units may have little or no value.

As discussed in the accompanying financial statements, the difficulty in generating cash through our equity drive and obtaining additional capital to further the construction and start up of the plant has caused our auditor to raise doubts about our ability to continue as a going concern. This means we may not have the financial ability to continue to operate our business and we may fail. We intend to continue to raise equity through our registered offering in order to raise the necessary capital to fund our project. We may not be able to obtain the necessary equity, debt financing, other financing or grants sufficient to capitalize the project. These factors have caused doubts as to our ability to continue as a going concern. If we cannot continue as a going concern, our project will fail and you may lose some or all of the value of your investment.

Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.

Our debt load and service requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:

•	Incur additional indebtedness;
•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;
•	Make distributions to unit holders, or redeem or repurchase units;
•	Make certain types of investments;
•	Create liens on our assets;
•	Utilize the proceeds of asset sales; and
•	Merge or consolidate or dispose of all, or substantially all, of our assets.

In the event that we are unable to pay our debt service obligations, our creditors could force us, among other things, to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.

If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.

If we sell the aggregate minimum number of units prior to November 26, 2008, and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment and completion of our private placement with Safer, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.

If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.

We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.

Risks Related to Southern Iowa BioEnergy LLC as a Development-Stage Company

We have no experience in the biodiesel industry, which increases the risk of our inability to build and operate the biodiesel plant.

We are a development-stage company with no revenues. We do not currently own or operate any biodiesel facilities. We have no experience in constructing or operating a biodiesel plant. We are presently, and will likely continue to be for some time, dependent upon our initial directors.  These individuals have limited or no experience in raising capital from the public, in organizing and building a biodiesel plant, or in governing and operating a public company.  Our directors have limited or no expertise in the biodiesel industry.  In addition, certain directors are presently engaged in businesses and other activities that impose substantial demands on the time and attention of such directors. We anticipate that our executive officers will dedicate between 15 and 20 hours per week to our project following completion of this offering. We anticipate that our other directors will dedicate between 4 and 20 hours per week to our project depending upon which committees they serve. We anticipate that we will hire a manager for the plant with experience in the biodiesel industry and in operating a production plant similar to the proposed plant.  However, we may not be successful in attracting or retaining such an individual because of the competitive market for such individuals as new plants are constructed and due to the limited number of individuals with expertise in the area.  In addition, we may have difficulty in attracting other competent personnel to relocate to Iowa in the event that such personnel are not available locally.  Our failure to attract and retain such individuals could limit or eliminate any profit that we might make and could result in our failure. If Southern Iowa BioEnergy LLC fails, you could lose all or a substantial part of your investment in us.

We anticipate being dependent on our contractor and technology provider for expertise in the commencement of operations of our biodiesel facility and any loss of these relationships could cause us delay and added expense, placing us at a competitive disadvantage.

We anticipate being dependent upon our relationships with our contractor and technology provider and their respective employees. Any loss of these relationships with our contractor or technology provider, particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays.  In addition, our contractor or technology provider's involvement in other projects could delay the commencement and start-up operations of our project. Unforeseen expenses and delays may reduce our ability to generate revenue and may significantly damage our competitive position in the biodiesel industry such that you could lose some or all of your investment.

If we fail to finalize critical agreements, such as a construction agreement with Ball or another contractor or a technology agreement with Safer, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.

We do not have final agreements with Ball for the construction of our proposed biodiesel plant, or with Safer for the technology necessary to build our proposed biodiesel plant. Further, depending on the terms of any final contract, we may seek to engage another construction contractor for our project. We may never be able to enter into definitive agreements with a contractor or technology provider. Should we enter into definitive agreements with a contractor or technology provider, the agreements may contain terms or conditions that are unfavorable to us. Should we not be able to enter into definitive agreements with a contractor or technology provider that are required to construct our biodiesel plant, our project may fail which could result in the loss of your investment in us.

Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.

We expect our business to solely consist of the production and sale of biodiesel and its co-products. We do not anticipate having any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sales of biodiesel and its co-products.

We have a history of losses and may not ever operate profitably.

For the period of January 26, 2005 (inception) through January 31, 2008, we incurred an accumulated net loss of $1,274,154 or $720.27 per weighted average unit. We will continue to incur significant losses until we successfully complete construction and commence operations of the proposed plant. We may not be successful in completing this offering and/or in our efforts to build and operate a biodiesel plant. Even if we successfully meet all of these objectives and begin operations at the biodiesel plant, we may not be able to operate profitably.

Your investment may decline in value due to decisions made by our initial board of directors, and until the plant is built, your only recourse to replace these directors will be through amendment to our Amended and Restated Operating Agreement.

Our Amended and Restated Operating Agreement provides that the initial board of directors will serve until the first annual or special meeting of the members following commencement of substantial operations of our biodiesel plant. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our Amended and Restated Operating Agreement which could be difficult to accomplish. In addition, because our Amended and Restated Operating Agreement provides that our board of directors will serve staggered terms, our members will not be able to replace the entire board at one time. As such, your ability to change the board of directors will be limited.

Risks Related to Construction of the Biodiesel Plant

We will depend on Ball or any other contractor we may engage and Safer to design and build our biodiesel plant. The termination of our agreements with either our contractor or Safer could force us to abandon our business, hinder our ability to operate profitably or decrease the value of your investment.

We do not currently own or operate any biodiesel facilities. We have no experience in constructing a biodiesel plant. We anticipate being highly dependent upon our construction contractor and Safer to design and build the plant, but we have no definitive binding agreements with these entities.  We entered into an interim agreement with Ball on December 2, 2007, in which Ball agreed to act as the construction contractor for the plant subject to the terms and conditions of a definitive agreement that has not yet been negotiated between us and Ball. Ball has indicated its intention to deliver to us a proposed construction agreement, under which it will serve as our general contractor and provide design and engineering services.  However, we may not execute such an agreement. If we do not execute a definitive, binding design-build contract with Ball or another contractor, or if our contractor terminates its relationship with us after it initiates construction, we may not be able to obtain a replacement general contractor.  Any such event may force us to abandon our business.

We expect that we will also be highly dependent upon Safer in obtaining the technology necessary to complete construction of the plant. We entered into a non-binding memorandum of understanding with Safer on November 6, 2007, in which Safer agreed to provide the technology necessary for the plant. We do not have a definitive agreement with Safer and we may not be able to execute such an agreement. If we do not execute a definitive, binding technology agreement with Safer, we may not be able to obtain replacement technology. We anticipate issuing Safer units in a private placement offering concurrently with this offering in exchange for a portion of the services we anticipate will be provided by Safer. We anticipate holding Safer's units according to an escrow agreement and delivering them over time as work is completed on our biodiesel plant construction. However, if we cannot execute a definitive agreement with Safer, we may be forced to abandon our business which may result in a loss of some or all of your investment in us.

We expect that we will also be highly dependent upon our contractor and Safer to train personnel in operating the plant.  If the completed plant does not operate to the level anticipated by us in our business plan, we will rely on our contractor and Safer to adequately address such deficiency.  Ball or any other contractor we may engage and Safer may not be able to address such deficiency in an acceptable manner.  Failure to do so could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units.

We may need to increase cost estimates for construction of the biodiesel plant, and such increases could result in devaluation of our units if the biodiesel plant construction requires additional capital.

We have entered into an interim agreement with Ball for the design, engineering and construction of our biodiesel plant. We expect to execute a definitive construction agreement with Ball which will set forth in detail the design and construction services to be provided by Ball. However, the interim agreement does not establish a fixed contract price for construction of our plant. We may also enter into a construction contract with another contractor if we can secure more favorable terms. Based on preliminary discussions with Ball and other contractors, and Safer, we have determined our capital needs for construction of the plant, including the technology cost to be paid to Safer, will likely be approximately $41,860,000 with additional start-up and development costs of approximately $10,490,000 for a total project completion cost of approximately $52,350,000. Our interim agreement does not establish a fixed contract price; rather, the estimated cost of the plant is based on our preliminary discussions with Ball and other contractors. It is possible that after we meet the requirements to break escrow, the cost of construction could increase significantly making it impossible to complete the project. Therefore, the final cost of the plant may be materially higher than is currently anticipated.  There may be design changes or cost overruns associated with the construction of the plant.  Shortages of steel or other materials necessary for construction could affect the final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenues may not be sufficient to support the increased cost and expense attributable to increased construction costs.

Ball has no prior experience in the biodiesel industry, which may result in increased costs or delays or the failure of our project.

Although Ball has constructed numerous manufacturing and industrial projects, Ball has no prior experience in the design and construction of a biodiesel manufacturing facility. As a result, our lenders may place more stringent requirements and conditions on our debt financing and it may become more difficult or expensive to obtain construction bonding for our project. In addition, Ball's inexperience in the biodiesel industry could cause us to suffer from delays or an increase in costs of our project. Unforeseen costs or delays may reduce the value of your investment. Due to lack of experience in the industry, Ball may be unable to complete the project. The inability of Ball to complete our project may force us to abandon our business plan and you may lose some or all of your investment.

Construction delays could result in devaluation of our units if our production and sale of biodiesel and glycerin are similarly delayed.

We currently expect our plant to be operating by summer 2009; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards biodiesel or this project, could cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.

Defects in plant construction could result in devaluation of our units if our plant does not produce biodiesel and its co-product, glycerin, as anticipated.

Defects in material, workmanship or design are not uncommon in construction projects such as ours and such defects could occur in our plant. Under the terms of the anticipated design-build agreement with Ball, we expect Ball would warrant that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. In addition, we expect the design-build agreement to require Ball to correct all defects in material or workmanship for a period of one year after substantial completion of the plant. If we engage another contractor, we anticipate similar terms in any agreement we may execute. However, we have not reached a definitive agreement with Ball or any other contractor and the actual terms and conditions of the agreement may be materially different than we currently expect.

Nevertheless, material defects in design, materials or workmanship may still occur. Any performance guarantees we receive from our contractor will be unsecured and we may not be able to recover any losses we sustain arising from such deficiencies. We will rely on our contractor to adequately address any deficiencies in material, workmanship or design. However, there is no guarantee that our contractor will be able to correct such deficiencies in an acceptable manner or otherwise will have the financial resources to correct or pay for any such deficiencies as may be required under the design-build contract. Our contractor's failure to correct any defects in material, workmanship or design could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant's operation. Halting or discontinuing plant operations could delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of our units and could negatively affect our ability to execute our plan of operation.

In addition, defects in materials or workmanship could put us at an increased risk of loss due to fire, explosion or leakage. Biodiesel is a flammable substance and if there is a defect in the production process we could be at an increased risk of a biodiesel leak, which could lead to fire or explosion. Further, with natural gas as our anticipated energy source for biodiesel production, there is a risk of fire or explosion due to a defect in materials and/or workmanship in the plant. A loss due to fire, explosion or leakage could cause us to slow or halt production which could reduce the value of your investment.

Any failure of the production technology supplied by Safer for our plant could cause us to discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units.

We anticipate being highly dependent upon Safer, a part of the Acqua International Group of companies, for the technology necessary to complete and operate our biodiesel plant. Any failure of the production technology supplied by Safer could cause us to discontinue the production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units. An assertion by a third party as to the rights to the technology could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units.

Changes in production technology could require us to commit resources to update the biodiesel plant or could otherwise hinder our ability to compete in the biodiesel industry or to operate at a profit.

Advances and changes in the technology of biodiesel production are expected to occur.  Such advances and changes may make our biodiesel production technology less desirable or obsolete.  The plant is a single-purpose facility and has no use other than the production of biodiesel and associated products.  Much of the cost of the plant is attributable to the cost of production technology, which may be impractical or impossible to update.  The value of your investment could decline if changes in technology cause us to operate the plant at less than full capacity for an extended period of time or cause us to abandon our business.

The plant site may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.

We have purchased two parcels in Osceola, Iowa in Clarke County for our biodiesel facility. Given the historical agricultural use of the properties, we have no reason to believe that there is a material risk of environmental problems. However, we may encounter hazardous conditions at the sites or any alternative sites that may delay the construction of the plant. We do not anticipate our contractor will be responsible for any hazardous conditions encountered at the sites. Upon encountering a hazardous condition, our contractor may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, our contractor will likely be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value of your units.

Risks Related to Biodiesel Industry

If demand for biodiesel fails to grow at the same rate as planned supply, the excess production capacity will adversely impact our financial condition.

The biodiesel manufacturing industry is experiencing rapid growth. In 2005, approximately 75 million gallons of biodiesel were produced in the United States. The National Biodiesel Board reported that in 2006 approximately 250 million gallons of biodiesel were sold in the United States. Further, the National Biodiesel Board estimates that United States demand for biodiesel reached 450 million gallons in 2007. Despite this significant increase in demand, the production capacity of the biodiesel industry exceeds current biodiesel demand. The National Biodiesel Board estimates the current dedicated biodiesel production capacity of operating biodiesel plants is approximately 2.24 billion gallons per year. However, some of these biodiesel plants do not operate at their full capacities. Further, reported plant construction and expansion, if realized, are expected to result in another 1.11 billion gallons of annual biodiesel production capacity, for total annual production capacity of almost 3.35 billion gallons. This is significantly in excess of the 2007 United States biodiesel demand. Biodiesel supply may outpace biodiesel demand which could lead to decreased biodiesel prices. This could affect our ability to raise the capital we require to construct our proposed biodiesel plant.

Excess capacity in the biodiesel industry may also lead to increased competition for inputs. Biodiesel production at our plant requires significant amounts of vegetable or plant oils and other inputs. We do not have any long-term commitments to acquire vegetable or plant oils and other inputs for biodiesel production at our plant. Any increases in the cost of producing our biodiesel or decline in the price at which we can sell our biodiesel could decrease our net income and could negatively impact our ability to operate our proposed plant profitably or raise the funds needed to fully capitalize the project. This could result in a decrease in the value of our units.

Excess production of glycerin, a co-product of the biodiesel production process, may cause the price of glycerin to decline, thereby adversely affecting our revenues.

In February 2005, the price of crude glycerin produced in the United States was approximately $0.41 per pound. The Biodiesel Magazine reported in December 2006 that crude glycerin was selling for $0.05 per pound, or less, a significant decrease from 2005. The price of glycerin remained low for most of 2007 and started to increase somewhat at the end of 2007. Management believes this significant downward trend in glycerin prices was primarily a result of oversupply due to increased biodiesel production. Any further excess glycerin production capacity may limit our ability to market our glycerin co-product and will negatively impact our future revenues and could reduce the value of our units and affect our ability to raise the capital we require for our project.

The decreasing availability and increasing price of soybean oil and corn oil may hinder our ability to profitably produce biodiesel.

The soybean oil market has recently experienced significant volatility and historic high prices. On March 21, 2008, the USDA reported the monthly average soybean oil price in February 2008 to be 56.7 cents per pound, nearly double the average price per pound in February 2007. Further, the USDA is predicting soybean oil prices of between 53 cents and 57 cents per pound in the 2007/2008 crop year. According to the USDA, due to the high soybean oil prices and difficulty that biodiesel producers have in operating profitably at the current soybean oil prices, the USDA has reduced its projection of the amount of soybean oil used to produce biodiesel. Management believes that many biodiesel producers have scaled back or ceased production of biodiesel as a result of the current high soybean oil prices. We anticipate that the Safer technology will allow us to use primarily corn oil as the feedstock for our biodiesel plant, however, the price increases that the soybean oil market has displayed may also occur in the corn oil market. We have approached several ethanol production facilities with respect to entering into corn oil supply agreements. To date we have not entered into any definitive agreements with any corn oil suppliers. We anticipate that we will continue to pursue the possibility of utilizing corn oil as a feedstock for our biodiesel plant and will continue to try to secure corn oil suppliers. However, we may be unsuccessful in securing a supply of corn oil to use as a feedstock for the proposed plant. Further, the price of corn oil has been increasing along with the price of soybean oil. If we cannot obtain adequate supplies of feedstock at affordable costs, then we may not be able to operate our proposed biodiesel plant profitably which may decrease or eliminate the value of our units.

We are at a disadvantage in marketing our glycerin because our plant will not produce pharmaceutical grade glycerin, thereby decreasing the market for the glycerin we expect to produce.

The price of glycerin has decreased dramatically in the United States due to oversupply in part from increased biodiesel production. A major use of glycerin is in the production of drugs. The glycerin we anticipate producing however is not pharmaceutical grade glycerin. This limits the market for the glycerin we expect will be produced by our biodiesel plant. The glycerin we anticipate producing has to be purified in order for it to be used in pharmaceutical applications. Since the market in which we can sell our glycerin is limited, we might not be able to sell all of the glycerin we expect to produce or we may not be able to sell the glycerin at favorable prices. If we cannot sell all of the glycerin we anticipate producing or cannot sell it at favorable prices, our ability to operate our biodiesel plant profitably might be adversely affected which could decrease the value of our units.

As more biodiesel plants are developed and go into production there may not be an adequate supply of feedstock to supply the demands of the industry, which could threaten the viability of our plant and cause our investors to lose some or all of their investment.

 The number of biodiesel manufacturing plants either in production or in the planning or construction phase continues to increase at a rapid pace. As more plants are developed and go into production there may not be an adequate supply of feedstock to supply the demand of the biodiesel industry. Consequently, the price of feedstock may rise to the point where it threatens the viability of our project or significantly decreases the value of your investment.

As the production of biodiesel increases there may not be an adequate supply of railroad cars or trucks to distribute the biodiesel produced by our plant.

As more of the biodiesel production plants under construction and in the planning phase begin production, there will be an increasing supply of biodiesel fuel to be distributed and there may not be an adequate supply of rail cars or trucks to distribute it. Railcar shortages have already been reported in some areas and it is unknown when a sufficient supply of rail cars and trucks will become available. If we are unable to transport our products, we may have to slow or halt production which would decrease our profitability.

The biodiesel industry is becoming increasingly competitive and we expect to compete with larger, better financed entities which could impact our ability to operate profitably.

Commodity groups in the Midwest and the enactment of favorable federal and state legislation have encouraged the construction of biodiesel plants. Nationally, the biodiesel industry may become more competitive given the substantial construction and expansion that is occurring in the industry. In January 2008, the National Biodiesel Board estimated there were 171 active biodiesel plants with total annual production capacity of 2.24 billion gallons. According to the National Biodiesel Board, another 57 plants are currently under construction and an additional three plants are expanding their existing operations. The additional combined production capacity of these plants under construction is estimated at approximately 1.23 billion gallons per year.

Investors should understand that we face competitive challenges from larger biodiesel plants including biodiesel plants owned and operated by the companies that we hope will supply our inputs. Cargill, Inc., a large supplier of soybean oil, completed construction of a 37.5 million gallon plant in Iowa Falls, Iowa in May 2006. Another large corporation and supplier of soybean oil, Archer Daniels Midland Co., has constructed an 85 million gallon plant in North Dakota. These plants may be capable of producing greater quantities of biodiesel than we expect to produce. Moreover, these plants may not face the same competition we do for inputs as the companies that own them are suppliers of the inputs. In light of such competition, we may not be able to compete effectively in the industry. We may generate less income as a result, which would decrease the value of our units.

We face substantially different risks in the biodiesel industry than do ethanol manufacturers, and investors should not base their decision to invest in us upon any perceived favorable analogies.

The ethanol industry enjoys over 6.5 billion gallons of annual domestic demand and a vast existing production, marketing, and transportation network servicing the demand. Conversely, according to the National Biodiesel Board, in 2007, the biodiesel industry had only approximately 450 million gallons of domestic demand. The entire diesel fuel market constitutes only about one-third of the gasoline market as a whole. Fifty-six percent of the diesel market is the trucking industry. Acceptance of biodiesel by consumers has been slow, and the biodiesel industry has faced opposition from the trucking industry and others in regard to legislative mandates for its use. In addition, the present marketing and transportation network must expand significantly before our biodiesel plant begins production. For example, biodiesel is often not readily available at pumps in fuel service stations. Therefore, we may be unable to market our biodiesel profitably.

In addition, we face a substantially different market than do ethanol producers for the supply of raw materials. Manufacturers of ethanol often purchase raw grains directly from producers, which presents an almost unlimited supply from thousands of corn growers. We intend to purchase only raw or partially refined vegetable or plant oils and fats from a very limited number of suppliers. Accordingly, we may be unable to obtain the necessary supply of raw materials and may be unable to operate at profitable levels.

The ethanol industry has historically enjoyed substantially more governmental support than the biodiesel industry on both the federal and state levels. Although the Energy Policy Act of 2005 enacted or extended certain tax credits for the biodiesel industry, such incentives had been previously available to the ethanol industry. In addition, various states offer other ethanol production subsidies which may make ethanol production more profitable. These and other differences between the ethanol industry and our industry make risk and investment comparisons between the two industries unreliable.

Risks Related to Biodiesel Production

Declines in the prices of biodiesel and its co-products will have a significant negative impact on our financial performance and the value of our units.

Our revenues will be greatly affected by the price at which we can sell our biodiesel and its co-products. These prices can be volatile as a result of a number of factors over which we have no control. These factors include overall supply and demand, the price of diesel fuel, level of government support, and the availability and price of competing products. The total production of biodiesel continues to rapidly expand at this time. Demand may not rise to meet the increase in supply, and increased production of biodiesel may lead to lower prices. Any lowering of biodiesel prices may reduce our revenues, causing a reduction in the value of our units.

In addition, increased biodiesel production has led to increased supplies of its co-product, glycerin. These increased supplies have led to lower prices for glycerin. Glycerin prices in Europe have declined over the last several years due to increased biodiesel production and saturation of the glycerin market. Those increased supplies are expected to or may already, outpace demand in the United States. This may cause the price of glycerin to continue to decline. If the price of glycerin declines further, our revenue from glycerin may substantially decrease or disappear. Increased expenses and decreased sales prices for our products may result in less revenue, which would decrease our income and result in the loss of some or all of the value of our units.

Competition from other sources of fuel may adversely affect our ability to market our biodiesel.

Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel, which could result in the loss of some or all of your investment.

Our business is sensitive to feedstock prices. Changes in the prices and availability of our feedstock may hinder our ability to generate revenue and reduce the value of our units.

 Our results of operations and financial condition will be significantly affected by the cost and supply of feedstock. Biodiesel production at our plant will require significant amounts of feedstock. Changes in the price and supply of feedstock are subject to and determined by market forces over which we have no control. Because there is little or no correlation between the price of feedstock and the price of biodiesel, we cannot pass along increased feedstock prices to our biodiesel customers. As a result, increased feedstock prices may result in decreased revenues. If we experience a sustained period of high feedstock prices, such pricing may reduce our ability to generate revenues; our profit margins may significantly decrease or be eliminated; and investors may lose some or all of their investment.

We anticipate that our biodiesel plant will process primarily soybean oil, corn oil and possibly, animal fats and other vegetable or plant oils, and the cost of feedstock will represent approximately 70%-90% of our cost of production. Historically, the price of soybean oil has been volatile. Recent soybean oil futures have traded in excess of $0.50 per pound and are projected to stay above $0.50 per pound for the foreseeable future. Soybean oil prices may also be affected by other market sectors because soybeans are comprised of 80% protein meal and only 20% oil. Soybean oil is a co-product of processing, or "crushing," soybeans for protein meal used for human food and livestock feed. Currently, soybean crush capacity is concentrated primarily among four companies, Cargill, Inc., Bunge, ADM and Ag Processing Inc., which represent more than 80% of crushing operations in the United States. Of these companies, both Cargill and ADM have constructed biodiesel plants, and we expect to compete with them and other plants for feedstock origination. Competition for raw soybean oil, corn oil, animal fats and other feedstock may increase our cost of feedstock and harm our financial performance and the value of your investment. If we are unable to obtain adequate quantities of feedstock at economical prices, investors may lose their entire investment in us.

We may engage in hedging transactions which involve risks that can harm our business.

Once the plant is operational, we will be exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on vegetable and plant oils in the biodiesel production process. We may seek to minimize the risks from fluctuations in the price of feedstock through the use of hedging instruments. Hedging means protecting the price at which we buy feedstock and the price at which we will sell our products in the future.

The effectiveness of our hedging strategies is dependent upon the cost of our feedstock and our ability to sell sufficient amounts of our products to use all of the feedstock for which we have futures contracts.  Our hedging activities may not successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high feedstock prices. Alternatively, we may choose not to engage in hedging transactions.  As a result, our results of operations and financial conditions may also be adversely affected during periods in which feedstock prices increase.

Hedging activities themselves can result in costs because price movements in feedstock contracts are highly volatile and are influenced by many factors that are beyond our control.  There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the price of our feedstock.  However, it is likely that commodity cash prices will have the greatest impact on the derivatives instruments with delivery dates nearest the current cash price.  We may incur such costs and they may be significant.

Asian soybean rust and other plant diseases may decrease our ability to obtain a sufficient feedstock supply.

Our feedstock supply is highly dependent upon the availability and price of soybeans. Asian soybean rust is a plant fungus that attacks certain plants including soybean plants. Asian soybean rust is abundant in certain areas of South America, and its presence in the United States was recently confirmed. Left untreated, it can reduce soybean harvests by as much as 80%. Although it can be killed with chemicals, the treatment increases production costs for farmers by approximately 20%. Increases in production costs and reduced soybean supplies could cause the price of soybeans to rise and increase the cost of soybean oil as a feedstock to our plant. Such increases in soybean oil prices would increase the cost of producing our biodiesel and decrease our revenue from operations.

Our reliance upon third parties for feedstock supply may hinder our ability to profitably produce our biodiesel.

In addition to being dependent upon the availability and price of feedstock supply, we will be dependent on relationships with third parties, including feedstock suppliers. We do not anticipate building a soybean crushing facility to supply our own raw soybean oil or feedstock. Further, we anticipate that ethanol plants may choose to supply us with corn oil, however, we have no definitive agreement with any ethanol plants to do so. Therefore, we must be successful in establishing feedstock agreements with third parties. To date, we have no binding commitments from anyone to supply our feedstock. We have entered into a risk management and feedstock agency agreement with FCStone in which FCStone agreed to assist us in obtaining our required feedstock. Assuming that we can establish feedstock relationships, our suppliers may terminate those relationships, sell to other buyers, or enter into the biodiesel manufacturing business in competition with us. Our suppliers may not perform their obligations as agreed, and we may be unable to specifically enforce our agreements. Competition for raw soybean oil, corn oil, animal fats and other feedstock may make us unprofitable and result in the complete loss of your investment.  If we are unable to obtain adequate quantities of feedstock at economical prices, you may lose your entire investment in us.

We will be dependent on others for sales of our products, which may place us at a competitive disadvantage and reduce our profitability.

We do not intend to have a sales force of our own to market our biodiesel and glycerin. As such, we expect to contract with third parties to market our biodiesel and glycerin.  We entered into an agreement with Eco-Energy Biodiesel, LLC to market our biodiesel. We have not entered into any agreements with a third party to market the glycerin we anticipate producing. As a result, we will be dependent on whomever we contract with to market our glycerin.  There is no assurance that we will be able to enter into a contract with a glycerin broker on acceptable terms.  If we do enter into such agreements and the biodiesel or glycerin broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the biodiesel and glycerin we produce, we will not have any readily available means to sell our biodiesel and glycerin.  Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage.  Our failure to sell all of our biodiesel and glycerin may result in less income from sales, reducing our revenue, which could lower the value of your investment.

We do not intend to use a third-party management company to manage the operations of the proposed biodiesel facility and we will be dependent on our ability to recruit qualified production managers and other production personnel to successfully operate the facility.

We do not anticipate hiring a third-party management company to operate our biodiesel facility and intend to hire our own production personnel capable of successfully operating the facility at capacity. However, we may not be able to hire qualified production personnel at reasonable wages, if at all. We expect our biodiesel production facility to utilize Safer production technology. Safer production technology has been used in two plants in the United States and plants in Australia and Europe. Our inability to hire production personnel with experience or training in the operation of Safer biodiesel production technology may result in our inability to operate the proposed plant at capacity, or at all, which would result in the loss of some or all of your investment.

Cold weather may cause biodiesel to gel, which could have an adverse impact on our ability to successfully market our biodiesel.

The pour point for a fuel is the temperature at which the flow of the fuel stops. A lower pour point means the fuel is more flowable in cold weather. The pour point of 100% soy-based biodiesel is approximately 27ºF to 30ºF. The pour point for tallow-based biodiesel is approximately 61ºF. The pour point for No. 2 petroleum diesel fuel, the non-biodiesel fuel currently used in machines, is approximately -30ºF. When diesel is mixed with soy-based biodiesel to make a 2% biodiesel blend, the pour point is -25ºF. Therefore, we believe we will need to blend soy-based biodiesel and animal fat-based biodiesel with petroleum diesel in order to provide a biodiesel product that will have an acceptable pour point in cold weather. Generally, biodiesel that is used in blends of 2% to 20% is expected to provide an acceptable pour point for colder markets comparable to the No. 2 petroleum diesel pour point. In colder temperatures, lower blends are recommended to avoid fuel system plugging. This may cause the demand for our biodiesel in colder markets to diminish during the colder months.

The tendency of biodiesel to gel in colder weather may also result in long-term storage problems. At low temperatures, fuel may need to be stored in a heated building or heated storage tanks. This may result in a decrease in demand for our product in colder climates due to increased storage costs.

Industry groups have expressed reservations regarding the use of biodiesel, which could negatively impact our ability to market our biodiesel.

Because biodiesel is a relatively new product, the research of biodiesel use in automobiles and its effect on the environment is ongoing. Some industry groups and standards, including the World Wide Fuel Charter, have recommended that blends of no more than 5% biodiesel be used for automobile fuel, due to concerns about fuel quality, engine performance problems and possible detrimental effects of biodiesel on rubber components and other engine parts. Although most manufacturers have encouraged the use of biodiesel fuel in their vehicles, cautionary pronouncements by others may impact our ability to market our product.

The trucking industry opposed the imposition of the Minnesota 2% biodiesel requirement, citing concerns regarding fuel expense and lack of infrastructure necessary to implement the requirement. Such concerns may result in opposition to similar proposed legislation in other states in the future and may negatively impact our ability to market our biodiesel.

In addition, studies have shown that nitrogen oxide emissions from pure biodiesel are 10% higher than with petroleum-based diesel. Nitrogen oxide is the chief contributor to ozone or smog. New engine technology is available and is being implemented to eliminate this problem. The increased nitrogen oxide emissions may decrease the appeal of our product to environmental groups and agencies who have been historic supporters of the biodiesel industry, which may result in our inability to market our biodiesel and could lead to a decrease in the value of our units.

Competition from other diesel fuel lubricity additives for ultra low sulfur diesel may be a less expensive alternative to our biodiesel, which would cause us to lose market share and reduce the value of your investment.

The Environmental Protection Agency (EPA) has issued regulations to reduce the amount of sulfur in diesel fuel in order to improve air quality.  These regulations affect all diesel fuel that has been made available for retail sale since October 2006.  The removal of sulfur from diesel fuel also reduces its lubricity which must be corrected with fuel additives, such as biodiesel which has inherent lubricating properties.  Our proposed biodiesel plant is expected to compete with producers of other diesel additives made from raw materials other than vegetable oils having similar lubricity values as biodiesel, such as petroleum-based lubricity additives. Major oil companies produce petroleum-based lubricity additives and strongly favor their use because they may be used in lower concentrations than biodiesel.  In addition, much of the infrastructure in place is for petroleum-based additives. As a result, petroleum-based additives may be more cost-effective than biodiesel.  Therefore, it may be difficult to market our biodiesel as a lubricity additive, which could result in the loss of some or all of your investment.

Concerns about fuel quality may impact our ability to successfully market our biodiesel.

Industry standards impose quality specifications for biodiesel. Actual or perceived problems with quality control in the industry may lead to a lack of consumer confidence in the product and hinder our ability to successfully market our biodiesel. For example, a batch of biodiesel that failed to meet industry specifications in Minnesota resulted in a 10-day emergency variance from the state's 2% biodiesel requirement in order to allow for time to fix the problem. Similar quality control issues could result in a decrease in demand for our product, which could lower the value of our units.

Risks Related to Regulation and Governmental Action

Loss of favorable tax benefits for biodiesel production could hinder our ability to operate at a profit and reduce the value of your investment in us.

Although the biodiesel industry has grown with few state or federal incentives, the incentives that do exist could be repealed at any time.  On October 22, 2004, President Bush signed into law the American Jobs Creation Act of 2004, which created biodiesel tax credits. Although, the biodiesel mixture credit and the biodiesel fuels credit were extended by the Energy Policy Act of 2005, they are now set to expire on December 31, 2008. These tax incentives for the biodiesel industry may not continue, or, if they continue, the incentives may not be at the same level.  The elimination or reduction of tax incentives to the biodiesel industry could reduce the market for biodiesel, which could reduce biodiesel prices and revenues by making it more costly or difficult to produce and sell biodiesel. This could result in the failure of our business and the potential loss of some or all of your investment.

A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.

We may be subject to extensive air, water and other environmental regulations and may need to obtain a number of environmental permits to construct and operate the plant.  In addition, biodiesel producers are required to satisfy the fuel quality standards of the Environmental Protection Agency. We have not applied for any of these permits, but we anticipate we will do so before beginning construction.  We do not anticipate a problem receiving all required environmental permits.  However, if for any reason we are unable to obtain any of these permits, construction costs for the plant may increase or we may not be able to construct the plant at all.  Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively.  Consequently, even if we have the proper permits at the proper time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and result in the loss of some or all of your investment.

We anticipate that our facility will be considered a minor source of regulated air pollutants, and therefore not subject to Title V or Maximum Achievable Control Technology (MACT) Standards. If we are required to obtain and maintain a Title V permit, we must find a skilled engineer to work for us to ensure our compliance with Title V and will incur additional engineering expenses. If we are unable to find a skilled engineer to employ, we will be required to hire an engineering firm to ensure our compliance with Title V at a greater expense.

Risks Related to the Units

There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.

The per unit purchase price has been determined by us without independent valuation of the units.  We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria.  We did not obtain an independent appraisal opinion on the valuation of the units.  The units may have a value significantly less than the offering prices, and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.

There is currently no established public trading market for our units, and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We, therefore, will not apply for listing of the units on any securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.

Investors in this offering will experience immediate and substantial dilution as a result of this offering.

Our founding members and seed capital investors paid substantially less per unit for our membership units than the current public offering price. In addition, our founding members paid less per unit than our seed capital investors and the current public offering price. Accordingly, if you purchase units in this offering, you will experience immediate and substantial dilution of your investment. Based upon the issuance and sale of the minimum number of units (9,000) at the public offering price of $1,000 per unit, and including the 11,000 units we valued at $1,000 per unit, we anticipate issuing to Safer in a private placement, you will incur immediate dilution of $146.13 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (14,500) at the public offering price of $1,000 per unit, and including the units we anticipate issuing to Safer in a private placement, you will incur immediate dilution of $117.09 in the net tangible book value per unit if you purchase units in this offering.

We have placed significant restrictions on transferability of the units, limiting an investor's ability to withdraw from the company.

The units are subject to substantial transfer restrictions pursuant to our Amended and Restated Operating Agreement and applicable tax and securities laws. Our Amended and Restated Operating Agreement provides that units may not be transferred prior to the date on which substantial operations of our facilities commence, except by operation of law or certain estate planning transfers without consideration. Following the date upon which substantial operations of our facilities commence, units may only be transferred if the transfer has been approved by our directors or the transfer is made to any other member or to any affiliate or related party of another member or the transferring member. This means that you will not be able to easily liquidate your investment and you may have to assume the risks of investments in us for an indefinite period of time.

There is no assurance that an investor will receive cash distributions which means an investor could receive little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our Amended and Restated Operating Agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See "DESCRIPTION OF MEMBERSHIP UNITS." Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the construction of additional plants. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.

These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

The units are unsecured equity interests in Southern Iowa BioEnergy LLC and are subordinate in right of payment to all our current and future debts. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to our unit holders. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there may not be any remaining funds after the payment of all our debts for any distribution to our unit holders.

Risks Related to Tax Issues

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

Internal Revenue Service (IRS) classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are an Iowa limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deductions and credits passed through to the holders of the units.  However, if for any reason the IRS determines that we should be taxed as a corporation rather than as a partnership, we will be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deductions and credits will be reflected only on our tax returns and will not be passed through to the holders of the units.  If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends will not be deductible by us, thus resulting in double taxation of our earnings and profits.  See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS - Partnership Status."  If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our unit holders.

The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.

If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the IRS will classify your interest in us as a passive activity. If an investor is either an individual or a closely-held corporation, and if the investor's interest is deemed to be "passive activity," then the investor's allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities.  Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years.  These rules could restrict an investor's ability to currently deduct any of our losses that are passed through to such investor.

Income allocations assigned to an investor's units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Investors will pay tax on their allocated shares of our taxable income.  An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor.  Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations.  Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to the Company's allocations of income, gain, loss and deduction causing additional tax liability to our members.

The IRS may audit the income tax returns of the Company and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging the Company's allocations in a manner that reduces losses or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor's tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

If 5% or more of our units are held by pass through entities such as limited liability companies or partnerships we may need to change our tax year.

The IRS requires companies in which 5% or more of their ownership is held by pass through entities, such as limited liability companies or partnerships, to have a calendar tax year. We do not currently have a calendar tax year. Therefore, if we meet the 5% threshold, we may have to change our tax year.

Risks Related to Conflicts of Interest

We will have no independent directors which means that the agreements we enter into may not be negotiated on as favorable terms as they might have been if we had independent directors.

The board of directors will not have independent directors as defined by the North American Securities Administrators Association (NASAA). The NASAA definition of independent director provides that any director who has helped promote, develop or found a company such as ours is not independent. Accordingly, independent directors have not and will not approve the contracts with Ball, Safer, Eco-Energy, FCStone, and others, since there are no independent directors at this time. The directors have an adverse interest to that of Ball, Safer, Eco-energy and FCStone, because of the directors' investment interest in the plant. Therefore, because the directors' investment interest is directly adverse to the interest of Ball, Safer, Eco-Energy and FCStone, we believe their adverse interest constitutes sufficient protection to justify the lack of independence. However, the lack of independent directors may reduce or eliminate the value of our units if the agreements we execute are not on terms that are favorable to us.

Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.

Since our project is currently managed by a board of directors rather than a professional management group, the devotion of the directors' time to the project is critical. However, the directors and officers have other management responsibilities and business interests apart from our project. As a result, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities and our business may suffer as a result. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, purchase a substantial percentage of our units sufficient to substantially influence our business and management. These conflicts of interest may adversely affect our financial performance and the value of our units.

We may have conflicts of interest with our contractor or technology provider, which may cause difficulty in enforcing claims against our contractor or technology provider if they put their financial interests ahead of ours.

We expect that one or more employees or associates of Ball or another contractor we may engage and Safer will advise our directors in the construction, and operations of our facility.  Due to the extensive roles that we anticipate these providers will have in the construction and operation of the plant, it may be difficult or impossible for us to enforce claims that we may have against them.  Such conflicts of interest may reduce our profitability and the value of our units and could result in reduced distributions to investors.

Ball and Safer, or any contractor we may engage, or their affiliates, may also have conflicts of interest because employees or agents of these entities, or their affiliates, are involved as owners, creditors and in other capacities with other biodiesel plants in the United States.  We cannot require our contractor and technology provider to devote their full time or attention to our activities.  Ball, Safer, or any contractor we may engage, may put their own interests or competitors' interests ahead of ours. As a result, these entities may have conflicts of interest in allocating personnel, materials and other resources to our biodiesel plant which could adversely affect our financial performance and the value of our units.

We do not have a formal policy for handling conflicts of interest that may arise as a result of our directors' relationship with other entities with which we may do business, which may negatively impact your investment.

While we expect to fully disclose all conflicts of interest that may arise in our business transactions as a result of our directors' existing relationships with other biodiesel plants and entities with which we may do business, we do not have a formal policy in place for handling such conflicts of interest should they arise in any business transaction. Thus, our directors will not be bound by any formal procedures for handling such conflicts of interest. You should not purchase units unless you are willing to entrust all aspects of management of our project throughout this development phase to our board of directors.

FORWARD LOOKING STATEMENTS

Throughout this prospectus, we make "forward-looking statements" that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as "may," "should," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," "believe," "expect" or "anticipate" or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings "MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS," "PLAN OF DISTRIBUTION," "RISK FACTORS," "USE OF PROCEEDS" and "DESCRIPTION OF BUSINESS," but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:

•
the effectiveness of our rescission offer to preclude certain holders of our membership units from seeking relief for alleged violations of securities laws in connection with securities issued in our initial public offering;

•	our ability to raise the equity we require to complete capitalization of our project;
•	the availability and adequacy of our cash flow to meet our requirements, including repayment of loans;
•	economic, competitive, demographic, business and other conditions in our local and regional markets;
•	changes or developments in laws, regulations or taxes in the biodiesel, agricultural or energy industries;
•	actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;
•	competition in the biodiesel industry;
•	the loss of any license or permit;
•	the loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;
•	changes in our business strategy, capital improvements or development plans;
•	the availability of additional capital to support capital improvements and development; and
•	other factors discussed under the section entitled "RISK FACTORS" or elsewhere in this prospectus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

DETERMINATION OF OFFERING PRICE

There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements to complete the project based upon information we received from our anticipated design-builder Ball and other contractors and our technology provider Safer, and not based on perceived market value, book value, or other established criteria. Once we received our estimated project costs, we determined that between 40% and 50% of the total project cost is the amount of capital we would need to raise in this offering, based upon the debt to equity ratios lenders typically require in projects similar to ours. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of sales to our founding members and our private placement offering price in determining an appropriate public offering price per unit. Although we believe the information we have utilized in determining our offering price provides a reasonable basis for our offering price, our offering price was not determined based upon an independent valuation of our units or any scientific criteria for determining the value and price of the units. Therefore, the units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

DILUTION

An investor purchasing units in this offering will receive units diluted by the prior purchase of units by our founding members and purchasers during our seed capital offering.  We have sold units to our founding members and seed capital investors at prices substantially below the price at which we are currently selling units.  The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have used and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes.  We intend to use any remaining balance for the same purposes as those of this offering.

As of January 31, 2008, we had a total of 2,172 units outstanding. The following chart sets forth the units issued since our inception through January 31, 2008:

Issuance Event	Number of Units Issued
Founding Members' Private Placement	518
Seed Capital Private Placement	1,654
TOTAL:	2,172

As of January 31, 2008, we had 2,172 outstanding units, of which 518 were sold to our founding members for $333.33 per unit and 1,654 outstanding units, which were sold to our seed capital investors for $500 per unit. The units, as of January 31, 2008, had a net tangible book value deficit of ($1,274,154) or ($720.27) per unit.  The net tangible book value per unit represents members' equity less intangible assets which includes deferred offering costs, divided by the number of units outstanding.  The offering price of $1,000 per unit for the offering substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, all current holders will realize an immediate increase of at least $1,299.72, per unit in the pro forma net tangible book value of their units if the minimum number of units is sold at a price of $1,000 per unit after offering expenses, and after we complete a private placement of 11,000 units with Safer priced at $1,000 per unit, and an increase of at least $1,328.77 per unit if the maximum number of units is sold at a price of $1,000 per unit, after offering expenses.  Purchasers of units in this offering will realize an immediate decrease of at least $146.13 per unit in the net tangible book value of their units if the minimum number of units is sold at a price of $1,000 per unit, including the Safer private placement and after offering expenses, and a decrease of at least $117.09 per unit, after offering expenses, if the maximum number of units is sold at a price of $1,000 per unit. We have not issued any units from January 31, 2008 until the date of filing of this post-effective amendment.

The following table illustrates the increase to existing unit holders and the dilution to purchasers in this offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold and assuming we complete the private placement of 11,000 units with Safer. The table does not take into account any other changes in the net tangible book value of our units occurring after January 31, 2008.

	Minimum(2)	Maximum(2)
• Pro forma net tangible book value per unit at January 31, 2008	$(445.85)	$(445.85)
• Increase in pro forma net tangible book value per unit attributable to the sale of 9,000 (minimum) and 14,500 maximum) units at $1,000 per unit(1).	$1,299.72	$1,328.76
• Proforma net tangible book value per unit at January 31, 2008, as adjusted for the sale of units	$853.87	$882.91
• Dilution per unit to new investors in this offering	$146.13	$117.09

(1) The minimum and maximum number of units is circumscribed by the minimum offering amount of $9,000,000 and maximum offering amount of $14,500,000 and after offering expenses are subtracted from the proceeds.
(2) These amounts include the 11,000 membership units that we anticipate will be issued to Safer in exchange for $11,000,000 in design, engineering and construction services for the proposed biodiesel plant. This table does not include the deferred financing costs.

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest.  The holders of the units purchased in this offering will have no preemptive rights with respect to any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of an existing investor's units.

CAPITALIZATION

We have issued a total of 518 units to our founding members at a price of $333.33 per unit and 1,654 units to our seed capital investors at a price of $500 per unit, for total unit proceeds of $999,665. We anticipate issuing 11,000 units to Safer in a private placement offering concurrently with this offering in exchange for design, engineering and construction services in a private placement. We have priced these units at $1,000 per unit for a total in-kind contribution by Safer of $11,000,000. If the minimum offering of $9,000,000 is attained, we will have raised total membership proceeds of $9,999,665, at the end of this offering, prior to offering expenses. If the maximum offering of $14,500,000 is attained, we will have raised total membership proceeds of $15,499,665 at the end of this offering, prior to offering expenses. These amounts include the value of the $11,000,000 in design, engineering and construction services we anticipate will be performed by Safer in exchange for 11,000 of our units.

Capitalization Table

The following table sets forth our capitalization at January 31, 2008 and our expected capitalization following this offering:

		Pro Forma
	Actual (Unaudited)	Minimum	Maximum
Unit holders' equity:
Equity Contributions	956,164 (2)	9,956,164	15,456,164
Safer In-Kind Investment	—	11,000,000	11,000,000
Accumulated deficit	(1,274,154)	(1,274,154)	(1,274,154)
Total Unit holder's equity (deficit)	(317,990)	19,682,010	25,182,010
Total Capitalization(1)	$(317,990)	19,682,010	25,182,010

(1) In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $25,850,335 to $31,350,335 less any grants and/or tax increment financing we are awarded. Our estimated long-term debt requirements are based upon our project consultants' past experience with similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for similar biodiesel plants.
(2) Net of offering expenses

Our seed capital private placement was made directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to our working capital and other development and organizational purposes.

On November 6, 2007, we entered into a non-binding memorandum of understanding with SAFER Energy, LLC (Safer) to provide us with certain design, engineering, and construction services for our biodiesel plant. For the work we anticipate Safer will perform under the memorandum of understanding, we anticipate paying Safer a total of $27,500,000, payable by $16,500,000 in cash and by issuing 11,000 of our units. We anticipate these units will be issued in a private placement concurrently with our initial public offering, held in escrow, and disbursed to Safer in progress payments as work is completed. For the purposes of calculating equity contributions in the capitalization table above, we have priced the goods and services that we anticipate will be contributed by Safer in exchange for the 11,000 units at $11,000,000. The final terms of our agreement with Safer will be established in the definitive agreement. We have not reached any definitive agreement and we may never do so.

With respect to the exemption from registration of issuance of securities claimed under Rule 504 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each prospective investor was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. Each purchaser represented in writing that the securities were being acquired for investment for such purchaser's own account, and agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser agreed that a legend would be placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.

DISTRIBUTION POLICY

We have not declared or paid any distributions on the units. We do not expect to generate earnings until the proposed biodiesel plant is operational, which is expected to occur approximately 12 to 15 months after we close the offering. After operation of the proposed biodiesel plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute "net cash flow" to our unit holders in proportion to the units that each unit holder holds relative to the total number of units outstanding. "Net cash flow," means our gross cash proceeds less any portion, as determined by the board of directors in its sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, we may not ever be able to pay any distributions to the unit holders, including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt and thereafter.

SELECTED FINANCIAL DATA

The following table summarizes important financial information derived from our October 31, 2007 audited financial statements and January 31, 2008 unaudited financial statements.  You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

	Three Months Ended January 31, 2008 (Unaudited)	Three Months Ended January 31, 2007 (Unaudited)	Twelve Months Ended October 31, 2007	From Inception (January 26, 2005) through January 31, 2008 (Unaudited)

Statement of Operations Data:
Revenue	$—	$—	$—	$—
Operating expenses:	67,450	54,485	313,741	1,151,089
Other Income (Expense)
Grant Income	—	—	—	131,000
Other Income	264	—	25,023	25,558
Interest Income	19	1,944	3,958	21,354
Interest Expense	(31,250)	(97,610)	(214,345)	(300,977)
Total Other Income	(30,967)	(95,666)	(185,364)	(123,065)

Net Loss	$(98,417)	$(150,151)	$(499,105)	$(1,274,154)

	October 31, 2007	January 31, 2008 (Unaudited)

Balance Sheet Data:
Assets:
Cash and Cash Equivalents	$10,298	$26,041
Receivables	—	104,045
Prepaid Expenses	3,124	3,273
Property and Equipment
Land	190,000	190,000
Furniture and Office Equipment	10,887	10,887
Vehicles
Construction in Process	368,011	258,011
Accumulated Depreciation	(5,181)	(5,942)
Net Property and Equipment	563,717	452,956
Other Assets
Construction Contract Retainer	50,000	50,000
Deferred Offering Costs	637,484	650,403
Deferred Financing Costs	4,943	772
Land Option

Total Assets	$1,269,566	$1,287,490

Liabilities and Members' equity:
Total liabilities	$1,074,139	$1,190,480
Total notes payable	415,000	415,000
Total Members' equity	(219,573)	(317,990)

Total liabilities and Members' equity	$1,269,566	$1,287,490

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

We were formed as an Iowa limited liability company on January 26, 2005, for the purpose of constructing and operating a plant to produce biodiesel and its co-products near Lamoni, Iowa in southern Iowa. We do not expect to generate any revenue until the plant is completely constructed and operational.

We have occupied office space in Lamoni Iowa since January 2008. We do not have a written lease agreement for the office space. We verbally agreed that we will pay the landlord $600 per month, if and when we close this offering and break escrow. If we do not successfully break escrow, we will not be obligated to pay any rent to the landlord.

We purchased 13 acres of land under an installment real estate contract with Jack Cooley, one of our directors, for our biodiesel facility for $130,000. Under the terms of the installment real estate contract, we paid Mr. Cooley $30,000 upon execution of the agreement and the balance of the purchase price ($100,000) on October 3, 2005. In addition, we entered into an installment agreement with Fonda Brodsack to purchase 20 additional acres for our biodiesel facility adjacent to the property purchased from Mr. Cooley. Under the terms of the installment agreement with Ms. Brodsack, we will pay $60,000 for the land. We paid $10,000 at closing and the remaining balance shall be paid over three years with interest at 8%. Our final payment is due in August 2008. As of January 31, 2008, we have paid $30,000 of the purchase price. This is the property where we previously intended to construct our transloading facility, but now will also be used for construction of the plant. Our board of directors may continue to identify other potential sites and reserves the right to choose different site locations in its sole discretion.

We are currently in negotiations with Burlington Northern Santa Fe ("BNSF") regarding upgrades to BNSF's rail spur adjacent to our proposed site. We may not be successful in these negotiations, and no definitive agreement with BNSF has been executed. In addition, we intend to have our contractor construct load-in load-out track as part of plant construction.

We expect the project will cost approximately $52,350,000 to complete based upon discussions with Ball and other construction contractors, and Safer, our anticipated technology provider. Our Interim Agreement with Ball and non-binding memorandum of understanding with Safer do not establish fixed contract prices for construction of the plant and the necessary technology. Based on our discussions with contractors and Safer, we have estimated the cost of the structure and equipment for the plant at $41,860,000 with an additional $10,490,000 in other capital expenditures, start-up costs, and working capital. We anticipate paying Safer $27,500,000 for certain design, engineering and construction services. We anticipate that we will pay Safer $16,500,000 in cash and 11,000 of our membership units which we have priced at $11,000,000. We anticipate paying our construction contractor approximately $10,560,000 to construct our facility. Additionally, we anticipate approximately $3,800,000 in facility construction related costs including construction of the administrative building, construction of utility extensions, construction contingency, a performance bond, construction insurance and capitalized interest. There is no guarantee that we will be able to enter into definitive agreements with a contractor such as Ball or a technology provider such as Safer to design and build the biodiesel plant at the estimated price or at all. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses. These changes may be significant. Accordingly, we have budgeted $2,000,000 in construction contingency to help offset any increases in our costs of construction. However, it is unknown whether this contingency will be sufficient to offset any increased cost.

Except for the Interim Agreement with Ball and the memorandum of understanding with Safer, we do not have any binding or non-binding agreements with any contractor for the labor or materials necessary to build the plant. We anticipate we will enter into a definitive design-build agreement with Ball or another contractor to design and build the biodiesel plant and a definitive agreement with Safer for the technology required for the plant when we have received the minimum amount of funds necessary to break escrow and have received a debt financing commitment sufficient to carry out our business plan. However, there is no guarantee that such an agreement can be reached or that the terms of any agreement will be favorable to us. Our board reserves the right to change the design builders, in its sole discretion, for any reason.

We estimate that it will take 12 to 15 months from closing the offering to complete the construction of the plant and begin operations. We plan to begin dirt work and preparation of our site for construction in the second quarter of 2008.

We anticipate raising a minimum of $9,000,000 and a maximum of $14,500,000 through this offering. We also anticipate issuing Safer 11,000 units in a private placement in exchange for certain design, engineering and construction services. We have priced the units we anticipate issuing to Safer at $11,000,000. We anticipate the substantial remaining balance of funding needed to construct and operate the plant to come from debt financing. The amount of debt financing necessary to complete the project will be reduced proportionately by any grant proceeds or other incentives we receive.

We are still in the development phase, and until the proposed biodiesel plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the biodiesel plant is operational.

Plan of Operations Until Start-Up of Biodiesel Plant

We are an Iowa limited liability company originally organized on January 26, 2005 by filing our Articles of Organization with the Iowa Secretary of State. We amended our Articles of Organization by filing our Amended and Restated Articles of Organization with the Iowa Secretary of State of April 15, 2005.

We are a development-stage company with no prior operating history. We raised $999,665 from our founding members and from a seed capital offering. Out of this money we financed our seed capital offering, paid Ascendent Partners $35,000 to do a formal feasibility study for a potential site in Lamoni, Iowa which we do not intend to use; paid REG, Inc. $50,000 for its services; entered into a real estate contract with Jack Cooley, one of our directors, for $130,000; entered into a real estate contract with Fonda Brodsack in which a down payment of $10,000 was made; and entered into a real estate option agreement with Graceland University for which we paid $15,000. Graceland University refunded the $15,000 option payment in October 2007. In addition, we utilized our seed capital for development costs including office staff, travel and communication costs, office equipment, legal fees, accounting fees and other miscellaneous fees.

On September 7, 2005 we entered into an agreement with Renewable Energy Group, Inc. ("REG, Inc.") of Ralston, Iowa for design development services under which we paid REG, Inc. $50,000. Subsequently, On October 8, 2006, we entered into a pre-construction services agreement under which we paid REG, Inc. $2,200,000 to complete certain engineering and pre-construction services for a proposed plant in Lamoni, Iowa. In April 2007, we terminated our arrangement with REG, Inc. Upon termination of our agreement with REG, Inc., REG, Inc. refunded approximately $1,657,310 to us. In addition, in February 2008, we received approximately $104,000 from REG that it was holding in an account for our benefit. We may receive an additional refund of $368,012 from REG, Inc. if REG, Inc. is able to place previously purchased materials with another project; however we may not receive that additional refund.

On October 4, 2006, we entered into a loan agreement with Great Western Bank, under which we obtained a $2,200,000 draw down line of credit loan. We granted Great Western Bank a security interest in all our real property located in Clarke County, Iowa and five of our directors executed personal guarantees in order to secure the line of credit. Interest on this line of credit accrued at 10.24% prior to the most recent extension. We have extended the maturity date on this line of credit on several occasions. On February 19, 2008, we extended the maturity date of the line of credit to May 17, 2008. The interest rate was also reduced to 8.74%. We used the $2,200,000 line of credit to make a payment to REG, Inc. for pre-construction services. We used part of the refund from REG, Inc. to pay down the balance of the line of credit. As of January 31, 2008, we had an outstanding balance on this line of credit of $685,000.

On August 16, 2007, we entered into a loan agreement with American State Bank - Osceola in which we obtained a $100,000 open-end operating line of credit loan. We must repay the principal amount of the loan with interest at a rate equal the Wall Street Journal Prime Rate rounded to the nearest 0.25 by February 16, 2008. The maturity date of the loan was extended in February 2008 to August 16, 2008, at which time the principal and accrued interest on the loan is due in full. We have agreed to pay interest on any unpaid balance after maturity, and until paid in full, at a rate equal to the rate at maturity, plus 5%. If a payment is made more than 10 days after it is due, we agreed to pay 1.5% of the late amount with a minimum of $15.00 and a maximum of $50.00. Five (5) of our directors executed personal guarantees in order to secure the line of credit. As of January 31, 2008, we had an outstanding balance on this loan of $97,986.

During January 2008, we entered into a $50,000 line of credit agreement with American State Bank - Osceola. This line of credit is also personally guaranteed by five of our directors. Principal and interest are due at maturity, which is August 16, 2008. Interest is charged on outstanding borrowings at the Wall Street Journal prime rate, which totaled 6.75% on January 31, 2008. We have agreed to pay interest on any unpaid balance after maturity, and until paid in full, at a rate equal to the rate at maturity, plus 5%. If a payment is made more than 10 days after it is due, we agreed to pay 1.5% of the late amount with a minimum of $15.00 and a maximum of $50.00. As of January 31, 2008, the balance outstanding on this loan totaled $50,040.

On April 9, 2008, we entered into a $40,040 line of credit agreement with American State Bank - Osceola. This line of credit is personally guaranteed by four of our directors. Principal and interest are due at maturity, which is August 16, 2008. Interest accrues on the line of credit based on the Wall Street Journal prime rate, which was 5.75% on the date we executed the line of credit agreement. We have agreed to pay interest on any unpaid balance after maturity, and until paid in full, at a rate equal to the rate at maturity, plus 5%. If a payment is made more than 10 days after it is due, we agreed to pay 1.5% of the late amount with a minimum of $15.00 and a maximum of $50.00. To April 17, 2008, we have drawn $40,040 on this line of credit.

We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. Our business plan has been developed to provide flexibility in realizing the successful completion of our project. As such, certain elements of the design are optional and will be included in the project if funding is sufficient and such elements are deemed to be in the best interest of our project. In addition, we do not expect our seed capital proceeds and lines of credit from Great Western Bank and American State Bank - Osceola to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training. We may need to secure additional interim debt financing to complete our development. We estimate that we will need between $25,850,335 and $31,350,335 in debt financing to complete the development of the project, depending upon the amount of equity raised in this offering and based thereon, the nature of the facility we anticipate building.

We continually update our business plan. The following schedule lists the steps we expect to take in the capitalization; site acquisition and development; and plant construction and start-up:

April – June 2008
•	Complete SEC filing;
•	Update business plan;
•	Continue contact with lenders for debt financing;
•	Complete agreements for water, electricity, gas and sewer services;

•	Continue discussions with BSNF Railway for the rail access at our biodiesel facility in Osceola, Iowa; and
•	Clear rescission and equity offerings.

Agreements are being negotiated for water, electricity, and gas. Easements have been acquired and cost estimates made for the provision of these utilities.

July – September 2008
•	Obtain construction and environmental permits;
•	Enter into a technology agreement with Safer;
•	Execute a definitive design-build agreement with a contractor;
•	Secure debt financing; and
•	Continue developing business procedures and capabilities.

Funding for our key initiatives in this quarter are dependent upon on the successful completion of this offering and securing debt financing for our project. Assuming successful completion of this offering, we anticipate beginning site preparation and basic concrete work. We have not obtained construction and environmental permits. Any delay in obtaining these permits could significantly delay our construction schedule.

October - December 2008
•	Enter into construction contracts with contractors as approved by our contractor;
•	Order key long delivery plant elements;
•	Begin dirt work for plant;
•	Recruit and retain first key employees; and
•	Provide appropriate public information.

Funding for this phase is dependent upon obtaining sufficient equity funding in this offering and debt financing. We anticipate that our contractor and technology provider will continue to provide design drawings and we will undertake such construction as we are able under their supervision. In addition, we expect to recruit and retain our first key employees during this period.

January – March 2009
•	Begin construction of plant;
•	Schedule and provide for utility hook-ups;
•	Complete utility hook-ups;
•	Recruit, acquire, and train staff as needed; and
•	Provide appropriate public information.

The funding for this quarter is dependent upon obtaining sufficient equity funding in this offering and sufficient debt financing to carry out our business plan. During this quarter, we expect construction to begin and the utilities to be connected to the plant. We also anticipate, in this quarter, that feedstock and chemical supplies will be located and pre-marketing of our products will begin. If construction is delayed, the acquisition of feedstocks, methanol, and chemicals may also be delayed.

April - June 2009
•	Continue construction of plant;
•	Begin testing plant components;
•	Review feedstock markets with FCStone;
•	Review markets with Eco-Energy; and
•	Provide appropriate public information.

The funding for this phase is dependent upon obtaining sufficient equity funding in this offering and obtaining sufficient debt financing to carry out our business plan. During this quarter, we expect construction to continue. In addition, depending upon how complete construction is, we anticipate that feedstock and chemical supplies will be located and pre-marketing of our products to begin.

Project capitalization

We raised $999,665 from our founding members and in our seed capital offering. We will not close our current offering until we have raised the minimum offering amount of $9,000,000. We have until November 26, 2008 to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to November 26, 2008, we may decide to continue selling units until we sell the maximum number of units or November 26, 2008, whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by November 26, 2008, we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $9,000,000 or more, we have completed the private placement with Safer, and we secure a written debt financing commitment ranging from $25,850,335 to $31,350,335, depending on the level of equity raised and any grant funding received. A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. While we have had preliminary contact with potential lenders, we have not entered into any loan agreements for the project. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:

•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;
•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or
•
return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that our contractors and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing. We expect that proceeding with plant construction prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.

We also do not expect to hold the equity funds indefinitely in an interest-bearing account while we seek another debt financing source, because it is possible that Ball and Safer would not be willing to renew their agreements with us until we secure a debt financing source. If we fail to find a new debt financing source and Ball or Safer refuses a renewal or extension of their agreements with us, we would expect to return your investment with any accrued interest after deducting escrow expenses and fees subject to applicable laws. Please refer to the section of the prospectus entitled, "RISK FACTORS – Risks Related to Our Financing Plan," for a discussion of the risks involved in project capitalization.

On June 11, 2007, we entered into an agreement with Ascendant Financial Partners, LLC ("AFP") to assist us with obtaining debt financing. Pursuant to the agreement, AFP was to use its best efforts to place debt capital for the project, including identifying debt capital sources, discussing the project with debt capital sources, assisting with structuring and negotiating the debt and closing the debt transaction. In exchange for AFP's services, we agreed to pay AFP 1.5% of the amount of debt capital raised, regardless of the source, amount or type of debt capital received or whether the debt is sourced by AFP or any other party. The fees were to be paid upon the financial close of the project. The agreement was to continue until debt financing was obtained or until either party elects to terminate the agreement upon 30 days written notice to the other party. On October 24, 2007, we provided notice to AFP of our intent to terminate the agreement.

On October 18, 2007, we executed an agreement with Commercial Property Lenders, Inc. ("CPL") dated October 4, 2007 to assist us with obtaining debt financing. Pursuant to the agreement, CPL will use its best efforts to secure a permanent loan commitment to finance the project. In exchange for CPL's services, we agreed to pay CPL a fee equal to 2.0% of the loan amount, payable at the time of loan closing. Graceland University paid CPL a deposit of $30,000. The $30,000 is refundable within thirty days of termination of the agreement, provided that we cannot obtain debt financing upon terms acceptable to us. In the event we default upon the agreement, CPL is entitled to retain the $30,000 as liquidated damages. Once we break escrow we anticipate paying CPL $30,000 and CPL will in turn refund Graceland University's $30,000 deposit.

Site acquisition and development

During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed biodiesel plant, the acquisition and development of the proposed plant site in Osceola, Iowa in Clarke County, obtaining the necessary construction permits, beginning dirt work on the proposed site, identifying potential sources of debt financing and negotiating the feedstock procurement, biodiesel and glycerin marketing, utility and other contracts. For more information about our potential plant site, please refer to "DESCRIPTION OF BUSINESS – Proposed Project Location – Proximity to Markets." We reserve the right, in the sole discretion of our board of directors, to select the site for the plant. We plan to fund these activities and initiatives using our cash balances. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations. If we discontinue operations prior to successfully closing this offering, we will return your investment, plus accrued interest.

Plant construction and start-up of plant operations

We expect to complete construction of the proposed plant and commence operations approximately 12 to 15 months after closing the offering. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary water, natural gas and other power sources, feedstock procurement agreements and marketing agreements for glycerin. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational.

In April 2007, we entered into an interim agreement with Ball Industrial Services, LLC ("Ball") to construct our biodiesel facility. The interim agreement was to be in place until the later of the execution of a definitive agreement between the Company and Ball, or August 1, 2007. On December 7, 2007, we entered into a new interim agreement with Ball to construct our biodiesel plant. The new interim agreement is effective until the later of when we enter into a definitive agreement with Ball for the construction of the biodiesel plant or August 1, 2008. We made a $50,000 down payment to Ball pursuant to the terms of the interim agreement. The interim agreement we have with Ball anticipates that SAFER Energy, LLC (Safer) will be the technology provider for our project and will supply certain machinery and equipment for the project. The interim agreement does not provide for a total cost for Ball to construct our proposed biodiesel plant. The interim agreement provides that the total cost of the project will be determined when we enter into a definitive design-build contract with Ball. We may never enter into a final design-build contract with Ball and may choose to engage another contractor. Based on preliminary discussions with Safer, Ball, and other contractors, we currently anticipate that we will pay our construction contractor approximately $10,560,000 for facility construction. Additionally, we anticipate approximately $3,800,000 in facility construction related costs including construction of the administrative building, construction of utility extensions, construction contingency, a performance bond, construction insurance and capitalized interest. In addition, we anticipate paying Safer $27,500,000 for the technology for our plant. We anticipate the total cost of the plant, including the technology, to be $41,860,000. However, the actual cost of the plant may increase significantly.

On May 30, 2007, we entered into a risk management and feedstock agency agreement with FCStone, LLC in which FCStone agreed to provide us with risk management and feedstock purchasing agent services. FCStone agreed to provide us with consulting services related to the implementation of a risk management program. In exchange for FCStone's risk management and feedstock agency services, we agreed to pay FCStone a service fee of Four Hundred Fifty Thousand Dollars ($450,000) per year, payable in advance in equal monthly installments of Thirty-Seven Thousand Five Hundred Dollars ($37,500), due on the first day of each month after operations begin. The initial term of the feedstock agency agreement is 3 years and will automatically renew for 1 year terms thereafter, unless either party gives written notice of non-renewal to the other party not less than 90 days prior to the end of the current term. In addition, either party may terminate the feedstock agency agreement for material breach upon 90 days notice to the other party.

On June 6, 2007, we entered into a biodiesel marketing agreement with Eco-Energy Biodiesel, LLC ("Eco") in which Eco agreed to market our biodiesel. We expect Eco to purchase and market all of the biodiesel we produce at our plant. In addition, Eco agreed to provide us with analysis of biodiesel supply and demand; market access to distribution channels developed by Eco; analysis and audit of biodiesel customers, including creditworthiness; marketing specialists and sales representatives to attain and establish sales opportunities and relationships for the facility's products; transportation and logistics for biodiesel shipments; and invoicing and accounts receivable management. The initial term of the agreement is 3 years which will automatically be renewed unless we give Eco 4 months written notice prior to the end of the initial term of our intent not to renew. We agreed to pay a fee of 1% of the net purchase price per gallon of biodiesel for services of Eco and materials provided. In addition, we agreed to pay a marketing fee of $0.015 per net gallon of biodiesel, payable monthly on actual gallons shipped.

On November 6, 2007, we entered into a non-binding memorandum of understanding with SAFER Energy, LLC (Safer) to provide us with certain design, engineering, and construction services for our biodiesel plant. We anticipate the total cost of Safer's services under the memorandum of understanding to be $27,500,000. We anticipate paying Safer $16,500,000 in cash and 11,000 units that we have valued at $11,000,000. We anticipate issuing the 11,000 units to Safer in a private placement concurrently with this offering. We anticipate holding Safer's units pursuant to an escrow agreement where the units will be disbursed to Safer over time as progress is made on the construction of our proposed biodiesel plant. The general terms of our proposed relationship with Safer are outlined in our non-binding memorandum of understanding.

When we executed the memorandum of understanding, we paid Safer $100,000, $50,000 of which is refundable should we not reach a definitive agreement with Safer. We anticipate negotiating a definitive agreement with Safer in the next few months. We anticipate that the definitive agreement will include the provisions of the escrow agreement whereby we will hold the units until certain work is completed. We have not reached any definitive agreement and we may never do so.

We are in the process of negotiating and finalizing agreements for water, electricity, natural gas and sewer services. A boiler that uses a variety of fuels including solids is being considered and may reduce the energy costs for the plant materially. We anticipate that the biodiesel plant will have the ability to burn glycerin as a fuel source for the plant. This may be advantageous in times when the price of glycerin decreases. Rates for water and electricity have been negotiated. Natural gas will be contracted for with appropriate risk management, and current rates for the transmission of natural gas appear favorable. We believe that the Osceola sewer system has the capacity to handle the volume of sewage the plant will produce. A biodiegester may be needed if current testing requires reducing the biologicals in the sewer to acceptable levels.

We do not anticipate hiring a third-party management company to operate our biodiesel facility. Rather, we intend to hire our own production personnel capable of successfully operating the facility at capacity. However, we may not be able to hire qualified production personnel at reasonable wages, if at all. We expect our biodiesel production facility to utilize Safer production technology. Safer production technology has been used in two plants in the United States and plants in Australia and Europe. Our inability to hire production personnel with experience or training in the operation of Safer biodiesel production technology may result in our inability to operate the proposed plant at capacity, or at all, which would result in the loss of some or all of your investment.

Consulting Agreement with Third Inning Solutions, Inc.

On February 28, 2007, we entered into a consulting agreement with Third Inning Solutions, Inc. ("Third Inning"). Third Inning agreed to serve as an independent consultant during the term of the agreement and agreed to devote commercially reasonable efforts to provide project coordination, consulting and advisory services in connection with the development, financing, start-up and construction of our biodiesel plant.

Under the terms of the agreement, we agreed to pay Third Inning as follows: (i) $50,000 payable upon execution of the agreement; (ii) $325,000, payable at the time, and only if, we execute senior loan financing documents enabling the groundbreaking for our project; and (iii) $300,000, payable at the time, and only if, construction of our project is substantially complete within the meaning of the construction agreement relating to the project. We also agreed to reimburse Third Inning for reasonable, ordinary and necessary expenses incurred by Third Inning in performance of its duties under the agreement.

Third Inning's duties include, but are not limited to, the following:

•	analyze equity and debt goals and assist with debt and equity financing structure;
•	serve as project coordinator to secure build commitments;
•	assist with review and analysis of all written debt financing proposals;
•	assist with oversight and monitoring of construction team;
•	assist in negotiating contracts with product service providers; including, but not limited to, procurement agents, risk managers and marketing companies, etc.; and
•	assist in marketing efforts.

Third Inning may not be able to successfully assist us in developing the project or securing adequate financing.

Employees

We currently have one full-time employee. We expect to hire approximately 14 full-time employees as needed as we begin plant operations.

Private Placement to Raise Seed Capital

In April, 2005 we sold 518 of our membership units to our founding members at a price of $333.33 per unit; and in August, 2005, we sold a total of 1,654 of our membership units to our seed capital investors at a price of $500 per unit; and we received aggregate proceeds from these sales of $999,665. We determined the offering price per unit of $333.33 to our founding members and $500 for our seed capital units based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. All of these proceeds were immediately at-risk at the time of investment. We increased the public offering price per unit based upon the differences in risk and the development stage of our project at the time of investment.

Trends and Uncertainties That May Affect Management's Plan of Operation

If we are able to build the plant and begin operations, we will be subject to industry-wide factors that affect our operating and financial performance. These factors include, but are not limited to, the available supply and cost of feedstock from which our biodiesel and glycerin will be processed; dependence on our biodiesel marketer and glycerin marketer to market and distribute our products; the competitive nature of the biodiesel industry; possible legislation at the federal, state and/or local level; changes in federal tax incentives and the cost of complying with extensive environmental laws that regulate our industry.

Growth and Increased Competition in the Biodiesel Industry

According to the National Biodiesel Board, the biodiesel manufacturing industry is experiencing growth. In 2006, approximately 250 million gallons of biodiesel were produced in the United States. According to the National Biodiesel Board, the 2006 biodiesel production was almost three times higher than biodiesel production in 2005. Additionally, 2007 domestic biodiesel demand was estimated by the National Biodiesel Board to be 450 million gallons. However, many biodiesel plants do not operate at full capacity. The National Biodiesel Board estimates the current dedicated biodiesel production capacity of these plants is approximately 2.24 billion gallons per year. Further, current plant construction and expansion are expected to result in another 1.23 billion gallons of annual biodiesel production capacity, for total annual production capacity of 3.47 billion gallons which is significantly higher than the amount of biodiesel estimated to have been used in 2007. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result, and we may be unable to sell our biodiesel profitably.

Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel. Biodiesel production at our plant will require significant amounts of feedstock and other inputs. We do not have any long-term commitments to acquire vegetable and plant oils or any other inputs for biodiesel production at our plant. If overproduction of biodiesel occurs, we will face increased competition for inputs which means we may be either unable to acquire the inputs that we need or unable to acquire them at reasonable prices. In addition, if excess capacity occurs, we may also be unable to market our products at profitable prices. If the demand for biodiesel does not grow at the same pace as increases in supply, we would expect the price for biodiesel to decline. Any decrease in the price at which we can sell our biodiesel will negatively impact our future revenues. Increased expenses and decreased sales prices for biodiesel may result in less income, which would decrease our revenues and result in the loss of some or all of your investment.

According to a report by the National Biodiesel Board on September 30, 2006, commodity groups in the Midwest and the enactment of favorable federal and state legislation have encouraged the construction of biodiesel plants, and there are numerous other entities considering the construction of biodiesel plants. Nationally, the biodiesel industry may become more competitive given the substantial construction and expansion that is occurring in the industry. In January 2008, the National Biodiesel Board estimated:

•	there were 171 active plants with an annual production capacity of 2.24 billion gallons annually;
•	another 57 plants are currently under construction and an additional 3 plants are expanding their existing operations;
•	the additional combined capacity of these plants under construction is estimated at 1.23 billion gallons per year;
•	biodiesel plants are operating or have been proposed in at least 46 states; and
•	currently, there are 14 operating biodiesel plants in Iowa.

The current biodiesel producers and those that may commence producing biodiesel in the future will be competitors with us if we complete construction of our proposed biodiesel plant. Should the supply of biodiesel continue to increase without corresponding increases in biodiesel demand, we may be unable to complete capitalization of our project. Further, if we do construct our proposed biodiesel plant, we may not be able to operate it profitably.

 Competition from other sources of fuel may adversely affect our ability to market our biodiesel.

Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel, which could result in the loss of some or all of your investment.

The decreasing availability and increasing price of soybean and other vegetable oils may hinder our ability to profitably produce biodiesel and may result in plant shut downs and decreased revenues.

Our proposed plant may utilize a number of vegetable and plant oils as the feedstock for biodiesel production; however, we will likely predominantly use soybean oil unless we can secure sufficient amounts of other feedstock to operate the plant. On February 11, 2008, the United States Department of Agriculture reported the preliminary January 2008 average price of soybean oil was 49.77 cents per pound. In the USDA's February 11, 2008 Oil Crops Outlook Report, it was forecasted soybean oil prices would set a new high, with the 2007/2008 forecast being 47.5 to 51.5 cents per pound. The twenty-year average price for soybean oil is approximately 23 cents per pound. The USDA reported on December 12, 2007 in its Oilseed Crop Outlook report that prices for soybean oil may continue to rise because farmers may plant too little soybean acreage in 2008 to remedy the narrowing gap with consumption. If the availability of soybean oil continues to decrease and the price of soybean oil remains at current levels or continues to increase, we may be unable to obtain adequate quantities of feedstock at economical prices, which could have a material adverse effect on our business resulting in temporary or permanent shutdowns of our proposed plant.

Growth and Expansion of Infrastructure

Growth in the sale and distribution of biodiesel is dependent on the changes to and expansion of related infrastructure which may not occur on a timely basis, if at all, and our operations could be adversely affected by infrastructure disruptions. Substantial development of infrastructure will be required by persons and entities outside our control for our operations, and the biodiesel industry generally, to grow. Areas requiring expansion include, but are not limited to, (1) additional rail capacity; (2) additional storage facilities for biodiesel; (3) increases in truck fleets capable of transporting biodiesel within localized markets; (4) expansion in refining and blending facilities to handle biodiesel; and (5) growth in service stations equipped to handle biodiesel. Substantial investments required for these infrastructure changes and expansions may not be made or they may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand or prices for our products, impede our delivery of products, impose additional costs on us or otherwise have a material adverse effect on our results of operations or financial position. Our business is dependent on the continuing availability of infrastructure and any infrastructure disruptions could have a material adverse effect on our business.

Liquidity and Capital Resources

As of January 31, 2008, we had total assets of $1,287,490 consisting primarily of deferred offering costs and property and equipment. As of January 31, 2008, we had current liabilities of $1,605,480 consisting primarily of our operating lines of credit, current maturities of notes payable and accounts payable. Since our inception through January 31, 2008, we had an accumulated deficit of $1,274,154, primarily due to start-up business costs. Total liabilities and members' equity as of January 31, 2008, was $1,287,490. Since our inception, we have generated no revenue from operations.

Equity Financing

We are seeking to raise a minimum of $9,000,000 and a maximum of $14,500,000 of equity in this offering. We also plan to exchange 11,000 of our units in a private placement in exchange for $11,000,000 in design, engineering and construction services by Safer. We have already raised $999,665 of equity capital in previous private placements to our founding members and seed capital investors.

Debt Financing

Depending on the level of equity raised in this offering and the amount of any grants awarded to us, we expect to require debt financing ranging from approximately a minimum of $25,850,335 to a maximum of $31,350,335 to fully capitalize the project. We estimate the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the value of the design, engineering and construction services that we anticipate will be contributed by Safer and the $999,665 we raised as seed capital from the estimated total project cost.

We hope to attract the senior bank loan from a major bank, perhaps with participating loans from other banks, to construct the proposed biodiesel plant. We expect the senior loan will be a construction loan secured by all of our real property, and our receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender. However, we may not be able to obtain debt financing or we may not be able to obtain adequate debt financing on the terms we currently anticipate. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which could have less favorable terms and could require us, among other things, to issue warrants. Such less favorable terms or the issuance of warrants could reduce the value of our units.

We do not have contracts or commitments with any bank, lender or financial institution for debt financing. We have engaged Commercial Property Lenders, Inc. (CPL) to assist us in obtaining financing. We have started identifying and interviewing potential lenders, however; we have not signed any commitment or contract for debt financing. Completion of the project is entirely dependent on our ability to attract these loans and close on this offering.  If we do not secure a written debt financing commitment for a range from a minimum of $25,850,335 to a maximum of $31,350,335 before the termination of the offering, we will promptly return your investment with accrued nominal interest, less a deduction for escrow agent fees as provided by applicable law. If we issue warrants in connection with our debt financing, the warrants could reduce the value of your units.

Critical Accounting Estimates

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that this estimate may change in the near term.

Management estimates that all of the raw materials in construction in process may be utilized by our new construction contractor. If, however, they cannot be utilized, and our previous construction contractor can place the materials at another project site, we may receive a refund for these materials. The portion we do not utilize or receive as a refund will be expensed to organizational and start up costs.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Grants

Currently, there are limited numbers of grants, loans and forgivable loan programs available to biodiesel producers. We anticipate applying for those programs that are available.  Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive.  Under some state and federal programs, awards are not made to applicants in cases where construction of the project has started prior to the award date.  There is no guarantee that applications will result in awards of grants or loans. In addition, even if a grant is awarded, if we do not meet the conditions or criteria of the grant, we will not receive the grant funds. We have applied for and/or received the following grants:

Value Added Agricultural Products and Processes Financial Assistance (VAAPFAP)

On March 18, 2005, we were awarded a VAAPFAP grant of up to $20,000 from the Iowa Department of Economic Development. Under the terms of the grant, the Iowa Department of Economic Development provided us with up to $20,000 for reimbursement of payments made or expenses incurred on behalf of our project for business planning and consulting services.

United States Department of Agriculture Renewable Energy Systems/Energy Efficiency Improvement Grant

Nodaway Valley Biodiesel Project applied for the United States Department of Agriculture Renewable Energy Systems/Energy Efficiency Improvement Grant. On August 8, 2005, we merged with Nodaway Valley Biodiesel Project and on October 31, 2005, the application was assigned to us pursuant to the merger. We have executed a grant agreement with the United States Department of Agriculture. If we comply with the terms of the agreement, we may receive up to $500,000 to construct our biodiesel facility. As of January 31, 2008, we have not received any cash related to this grant.

Value Added Producer Grant (VAPG)

We have been awarded the United States Department of Agriculture's VAPG grant. On October 20, 2005 we received a letter of conditions from the United States Department of Agriculture indicating that our application had been selected for funding. We executed the grant agreement on October 2, 2005. Pursuant to the grant agreement, we received $100,000 for use in the planning and development of our plant.

Value Added Agricultural Processing Technical Assistance Grant

We received a Value Added Agricultural Processing Technical Assistance Grant of $5,000 from the Iowa Farm Bureau Federation.

Iowa Department of Economic Development

We received a $100,000 forgivable loan and a $300,000 no interest loan from the Iowa Department of Economic Development on October 5, 2005. On June 19, 2007, we received a notice from IDED that we are in default of these loans because we have moved our project outside of Decatur County, Iowa. Additionally, we received notice from IDED's attorney on December 3, 2007, that we were in default of the IDED loans. Under the terms of the agreement, the project must be located in Decatur County, Iowa. We must repay the loan and forgivable loan amounts to IDED. The outstanding principal balance of the VAAPFAP loan is $385,000, plus interest at the rate of six percent (6%) per year. We anticipate that until we have repaid the IDED loans, we will not be eligible to receive the state Enterprise Zone benefits previously awarded.

Iowa Soybean Promotion Board

On July 22, 2005, we were awarded a Soybean Value Added Grant from the Iowa Soybean Promotion Board in the amount of $5,000.

Rail Revolving Loan and Grant Program

On December 19, 2006, we received an approval of a grant application from the Iowa Rail Finance Authority Board for $250,000 or up to 80% of total eligible costs, whichever is less. The application was submitted by us for the Rail Revolving Loan and Grant program. The approved funding consists of a $150,000 loan and grant of $100,000 towards the construction of our railway. According to the terms of the grant approval letter, to receive the grants, we will have to maintain a certain number of jobs for twenty-four months from the date we sign the final acceptance. As of January 31, 2008, no funds have been received relating to this grant.

ESTIMATED SOURCES OF FUNDS

The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon the various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled "RISK FACTORS" and elsewhere in this prospectus.

Sources of Funds	Maximum 14,500 Units Sold	Percent Of Total
Unit Proceeds	$14,500,000	27.70
Safer In-Kind Contribution	11,000,000	21.02
Seed Capital Proceeds	827,000	1.58
Founding Member Proceeds	172,665	0.32
Term Debt Financing	25,850,335	49.38
Total Sources of Funds	52,350,000	100.00%

Sources of Funds	If 11,750 Units Sold	Percent of Total
Unit Proceeds	$11,750,000	22.45
Safer In-Kind Contribution	11,000,000	21.02
Seed Capital Proceeds	827,000	1.58
Founding Member Proceeds	172,665	0.32
Term Debt Financing	28,600,335	54.63
Total Sources of Funds	52,350,000	100.00%

Sources of Funds	Minimum 9,000 Units Sold	Percent of Total
Unit Proceeds	$9,000,000	17.20
Safer In-Kind Contribution	11,000,000	21.02
Seed Capital Proceeds	827,000	1.58
Founding Member Proceeds	172,665	0.32
Term Debt Financing	31,350,335	59.88
Total Sources of Funds	$52,350,000	100.00%

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $9,000,000 if the minimum amount of units offered is sold and $14,500,000 if the maximum number of units offered is sold. We estimate the offering expenses for this offering to be approximately $750,000. Therefore, we estimate the net proceeds of the offering to be $8,250,000 if the minimum amount of equity is raised, and $13,750,000 if the maximum number of units offered is sold.

	Maximum Offering		Minimum Offering
Offering Proceeds ($1,000 per unit)	$14,500,000		$9,000,000
Less Estimated Offering Expenses of our Initial Public Offering (1)	$750,000	(1)	$750,000	(1)
Net Proceeds from Offering	$13,750,000		$8,250,000
(1) Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fee	$3,237
Legal fees and expenses	300,000
Consulting Fees	125,000
Accounting fees	250,000
Blue Sky filing fees	10,000
Printing expenses	50,000
Miscellaneous expenses	11,763
Total	$750,000

We intend to use the net proceeds of the offering to construct and operate a 40 million gallon per year biodiesel plant. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $52,350,000. The total project cost is a preliminary estimate primarily based upon the experience of our anticipated general contractor, Ball, and other construction contractors, in general contracting projects and our anticipated technology provider, Safer. However, Ball has no experience in constructing biodiesel plants. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses.

The following table describes our proposed use of proceeds.  The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. However, we anticipate that any variation in our use of proceeds will occur in the level of proceeds attributable to a particular use (as set forth below) rather than a change from one of the uses set forth below to a use not identified in this memorandum.

Use of Proceeds
Construction Costs:
Base Construction Cost	$10,560,000
Technology	27,500,000
Construction Contingency	2,000,000
Utility Extensions	100,000
Administrative Building	250,000
Construction performance bond	300,000
Construction Insurance Costs	150,000
Capitalized Interest	1,000,000
Land Cost:	190,000
Start up Costs:
Financing Costs	1,350,000
Organization Costs(1)	821,000
Working Capital—Accounts Receivable	3,500,000
Working Capital – Accounts Payable	600,000
Working Capital—Inventory	3,500,000
Working Capital—Cash	529,000
TOTAL	$52,350,000
(1) Includes estimated offering expenses of $750,000.

Plant Construction and Technology. The construction and technology of the plant itself is by far the largest expense, estimated at $41,860,000. The technology costs include an in-kind contribution by Safer of $11,000,000 for design, engineering and construction services we anticipate exchanging for 11,000 of our units in a private placement concurrent with this offering. We have an interim agreement with Ball for the initial stages of construction, which cover the initial engineering, plant and site design and finalization of the contract to build the biodiesel plant, but we have not yet signed a binding definitive agreement for plant construction. Our interim agreement does not establish a fixed contract price and there is no guarantee that we will be able to enter into a definitive agreement with Ball to build the plant at this price or at all. We may seek other construction contractors based on the bids we receive. We entered into a non-binding memorandum of understanding with Safer to provide the technology for the plant. We have not yet signed a definitive agreement for the plant technology. Our estimated construction costs are based on estimates provided by Ball and other construction contractors, and Safer. Included in our estimate of the construction and technology of the plant is a construction contingency. We have budgeted $2,000,000 for unanticipated expenditures in connection with the construction of our plant.

Land Costs. If the plant is constructed in Osceola, Iowa in Clarke County, we expect the cost to acquire and develop the production site will be approximately $190,000. Our board reserves the right to choose this site or a completely different site, in its sole discretion.

Construction Performance Bond and Insurance Costs. We estimate the construction bond for the project to cost approximately $300,000 if such bonding is required by our lender. We have budgeted approximately $150,000 for builder's risk insurance, general liability insurance, workers' compensation and property insurance. We have not yet determined our actual costs, and they may exceed this estimate.

Utility Infrastructure. We expect it will cost approximately $100,000 to purchase the necessary utility equipment and construct utility infrastructure at our proposed plant site.

Administration Building, Furnishings, Office and Computer Equipment. We anticipate spending approximately $250,000 to build a light office administration building and equip the building with office furnishings and computer equipment at the plant site.

Capitalized Interest and Financing Costs. This consists of the interest we anticipate accruing during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed debt financing between $25,850,335 and $31,350,355. We determined this amount of debt financing based upon an assumed cash equity amount of between $9,000,000 and $14,500,000, an in-kind contribution of $11,000,000 of design, engineering, and construction services from Safer, founders and seed capital proceeds of $999,665 and an assumed interest rate of 8.5%. If any of these assumptions change, we would need to revise the level of term debt accordingly. We have estimated our financing costs of approximately $1,350,000.  Any change in our assumptions, including the amount of tax increment financing and/or debt financing we receive, could result in higher than estimated capitalized interest and financing costs.

Organizational Costs. We have budgeted $821,000 for developmental, organizational, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to, estimated offering expenses of $750,000.

Working Capital. We project approximately $8,129,000 of working capital and inventory for the project. These costs include initial inventories of oil, animal fats and other ingredients, accounts receivable, accounts payable and cash.

Rescission Offer. We have undertaken a rescission offer to respond to possible securities law violations in connection with our initial public offering. We anticipate funding the rescission offer from the subscription funds currently being held in escrow at Great Western Bank of Omaha, Nebraska, and from our existing cash balances and debt financing. If these funds are not sufficient to cover the statutory interest we expect to pay the investors who rescind, we may have to seek additional debt financing to pay the interest. We may not be able to secure the necessary debt financing. All of the funds we received from the initial offering are currently being held in escrow and none of these funds have been used in our development of the project. We will not use funds from this offering to fund the rescission offer.

DESCRIPTION OF BUSINESS

We are a newly formed, development-stage company that is not yet operational. We are an Iowa limited liability company formed by filing our Articles of Organization with the Iowa Secretary of State's Office on January 26, 2005. We filed our Amended and Restated Articles of Organization on April 15, 2005. We have not yet designed or developed any biodiesel facilities, and have not generated any revenues to date.

If we are able to capitalize the project as described in our financing plan above, we will use the offering proceeds to build and operate a 40 million gallon per year biodiesel plant that we anticipate will be located in Osceola, in Clarke County, Iowa. We expect the biodiesel plant to annually process approximately 307 million pounds of vegetable oils, plant oils and/or animal fats and grease to produce approximately 40 million gallons of fuel-grade biodiesel and 4 million gallons of glycerin per year. Biodiesel is frequently used as fuel by transport trucks, marinas, railroad operators and many government vehicles. The United States consumes approximately 65 billion gallons of diesel fuel annually; however, biodiesel currently fills only approximately 450 million gallons of this market. We also expect the biodiesel plant to annually produce approximately 4 million gallons of glycerin, which is a principal co-product of the biodiesel production process. Glycerin has many applications as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products. We estimate that it will take 12 to 15 months from closing the offering to complete the construction of the plant and begin operations. We anticipate plant operations beginning in the summer of 2009.

Primary Product – Biodiesel

The primary product manufactured at our plant will be fuel grade biodiesel. According to the National Biodiesel Board, biodiesel is a clean-burning alternative fuel produced from domestic, renewable resources for use in compression ignition (diesel) engines. Biodiesel is comprised of mono-alkyl esters of long chain fatty acids derived from vegetable or plant oils or animal fats. A chemical process called transesterification removes the free fatty acids from the base oil and creates the desired esters. Transesterification is the reaction of vegetable or plant oil or animal fat with an alcohol, such as methanol or ethanol, in the presence of a catalyst. The process yields four products: mono-alkyl ester (biodiesel), glycerin, feed quality fat, and methanol, which can be used again in the process. Biodiesel can then be used in neat (pure) form, or blended with petroleum diesel. Biodiesel's physical and chemical properties, as they relate to operations of diesel engines, are similar to petroleum-based diesel fuel. As a result, biodiesel may be used in most standard diesel engines without making any engine modifications.

We anticipate that our business will be the production and marketing of biodiesel and its primary co-product, glycerin.  If we are unable to complete the construction and operation of the biodiesel plant, or if we are not able to market biodiesel and its co-product, we will not have any sources of revenue.

Co-products

Glycerin is the primary co-product of the biodiesel production process and is produced at a rate of approximately 10% of the quantity of biodiesel produced. Glycerin possesses a unique combination of physical and chemical properties that are used in a wide variety of products. It is highly stable under typical storage conditions, compatible with a wide variety of other chemicals and comparatively non-toxic. Glycerin is an ingredient or processing aid in cosmetics, toiletries, personal care, pharmaceuticals and food products. In addition, new uses for glycerin are frequently being discovered and developed due to its versatility.

According to Biodiesel Magazine, annual consumption of glycerin in the United States has ranged between 400 million and 450 million pounds for the past three years. The U.S. biodiesel industry is expected to produce an estimated 1.4 billion pounds of glycerin between 2006 and 2015, according to an economic study by John Urbanchuk, director of LECG Inc. Due to increased biodiesel production, the supply of glycerin in the United States has recently increased substantially. This has caused the price of glycerin to be volatile. Some biodiesel projects are considering the possibility of using their crude glycerin in various forms as a boiler fuel source in replacement of a No. 4 or No. 6 fuel oil. We anticipate that the Safer technology will allow us to burn some or all of the glycerin we expect to produce as boiler fuel in times when the price of glycerin prevents us from marketing it profitably. However, management believes that some smaller plants have been forced to essentially give away glycerin and some have had to pay to dispose of the glycerin. According to the Jacobsen Publishing Company's Biodiesel Bulletin, some biodiesel producers have paid between three and four cents per pound to dispose of crude glycerin.

We intend to market our glycerin. However, the current oversupply of glycerin and lower glycerin prices may affect the profitability of our business. The ability to burn glycerin during times when the price of glycerin is very low may be a favorable option for us.

The Biodiesel Production Process

Most vegetable oil or animal fat can serve as a feedstock for biodiesel production. We also anticipate having the ability to use algae oil as a feedstock for our biodiesel plant. The majority of the biodiesel produced in the United States is derived from soybean oil because it is readily available in large quantities. Other feedstock currently used in biodiesel production includes corn oil, canola oil, waste frying oils and grease from the food service industry, and by-products from livestock processing such as tallow, yellow grease, and lard. Such feedstock consists almost entirely of triglyceride molecules that are made up of a glycerin "backbone" molecule attached to one, two or three fatty acid molecules.

Three basic processes have been successfully commercialized for biodiesel production:

1.	Base catalyzed transesterification of the oil;
2.	Direct acid catalyzed transesterification of the oil; and
3.	Conversion of the oil to fatty acids, and then to Alkyl esters.

The majority of biodiesel is produced using the first process listed above, a base catalyzed reaction of the triglyceride feedstock with methanol. Compared to the other methods of producing biodiesel, we believe this is the most cost-effective method for the following reasons:

1.	It is a continuous high pressure process;
2.	It yields a high conversion (98%) with minimal other reactions;
3.	It allows for the direct conversion to methyl ester with no intermediate steps; and
4.	No special construction materials are required.

Source: National Biodiesel Board

In the production of biodiesel, one hundred pounds of vegetable or plant oil or animal fat is reacted with 10 pounds of methanol in the presence of a catalyst (sodium or potassium hydroxide). The reaction yields approximately 100 pounds of methyl ester and 10 pounds of glycerin. The following flow chart illustrates management's estimate of the typical product yields per pound of feedstock input based upon the information provided above:

Source: National Biodiesel Board

To produce the biodiesel; vegetable or plant oil or animal fats, an alcohol and a catalyst are pumped into a reactor. The oil or fat is then added and is heated by steam. The steam causes transesterification to take place in the reactor. The transesterified oil falls into a large horizontal decanter where heavy glycerin molecules and lighter methyl esters separate. The glycerin is then pumped from the bottom of the decanter and the methyl ester is pushed into a second reaction phase. This second reaction phase ensures that in excess of 99% of the oil is converted into methyl esters and glycerin.

The methyl ester is pumped into another tank, where diluted acid lowers its acidity to neutral. The neutralized methyl ester falls into a second horizontal decanter and again separation takes place. The tiny remaining amount of glycerin and the added acid water are pumped from the bottom of the decanter. The neutralized methyl ester is pushed to another tank and is washed with water. It then falls into another horizontal decanter where the heavy wash water falls to the bottom and the cleaned biodiesel is pushed out the top. The wash water is recycled into the acid dilution and reused.

The washed biodiesel is sent to a column where the excess water and alcohol are distilled out with heat from steam. The distilled biodiesel is cooled and filtered and ready for sale. The excess water and alcohol vapors are captured, rectified, distilled and recycled back into the process. The distilled water becomes wash water and the distilled alcohol returns to the beginning alcohol storage tank for reuse.

In order to prevent alcohol from escaping into the atmosphere, alcohol vapors not returned to the alcohol storage tank are forced into the water absorber or the oil absorber columns. These columns are attached to the incoming water storage tank or the incoming oil storage tank. Vacuum supplied to the columns draws the alcohol vapors through the packing designed to maximize the contact between oil or water and the vapor, thereby trapping the vapors in the water or oil for reuse in the process.

The biodiesel process is depicted in the following chart:

Source: National Biodiesel Board

Feedstock

Supply

It takes about 7.3 pounds of vegetable or plant oil to produce one gallon of biodiesel. Depending upon market conditions, we anticipate that our biodiesel plant will process approximately 307 million pounds (42.5 million gallons) of vegetable or plant oils and/or animal fats per year as the feedstock for its production process.  We have engaged FCStone, Inc. to procure feedstock for our biodiesel plant pursuant to a risk management and feedstock agency agreement. The agreement requires FCStone to provide the following services:

•	analysis and audit of feedstock suppliers;

•	purchase feedstock meeting specifications and in adequate quantities to fill the production schedule of our facility;
•	negotiate for discounts with feedstock suppliers; and
•	provide transportation, logistics, and scheduling of feedstock deliveries.

See "DESCRIPTION OF BUSINESS – Strategic Partners and Development Services Team" for a description of our agreement with FCStone.

There are 14 soybean processing plants located in Iowa that could potentially supply soybean oil to us. There is an Ag Processing, Inc. facility with an estimated capacity of 55,000 bushels a day. In addition, Cargill, located in Sioux City, West Central located in Ralston, Bunge located in Council Bluffs and an Ag Processing, Inc. facility located in Sergeant Bluff, Iowa have an estimated crushing capacity of 480,000 bushels per day. Currently, soybean crush capacity is concentrated primarily among four companies, Cargill, Inc., Bunge, Archer Daniels Midland and Ag Processing Inc., which represent more than 80% of crushing operations in the United States. Of these companies, both Cargill and Archer Daniels Midland have constructed biodiesel plants, and we expect to compete with them and other plants for feedstock origination. In addition, oils and fats can be shipped in from many other locations in the United States. However, we have not entered into a definitive agreement for feedstock supply with any potential providers of soybean oil, corn oil, algae oil, animal fats or other feedstocks.

We anticipate that our plant will be able to use corn oil as a feedstock to produce biodiesel. We anticipate this flexibility to use corn oil may be beneficial at times when the price of soybean oil increases. We have approached several ethanol production facilities with respect to entering into corn oil supply agreements. While we have received a positive response from several ethanol suppliers, we have not entered into any definitive agreements with any corn oil suppliers. We anticipate that we will continue to pursue the possibility of utilizing corn oil as a feedstock for our biodiesel plant and will continue to try to secure corn oil suppliers. However, we may be unsuccessful in securing a supply of the corn oil to use as a feedstock for the proposed plant.

We are also pursuing the possibility of using algae oil to produce biodiesel. We have been in preliminary discussions with potential suppliers of algae oil, but do not have any binding agreements with such suppliers. Safer, our technology provider, has indicated our proposed biodiesel plant is capable of using algae oil as the feedstock to produce biodiesel. We are currently exploring the costs and benefits of using algae oil as the feedstock to produce biodiesel.

Costs

The cost of feedstock is the largest single component of the cost of biodiesel production, accounting for 70% to 90% of the overall cost of producing biodiesel. As a result, increased prices for feedstock greatly impact the biodiesel industry. Soybean oil is the most abundant oil feedstock available in the United States. The price of soybean oil has increased significantly in the last few years, increasing from approximately 14 cents per pound in 2000 to more than 50 cents per pound in February 2008. Increased biodiesel production may lead to a continued increase in the price of feedstock. Rising feedstock prices may produce lower profit margins. Soybean prices may also be affected by other market sectors because soybeans are comprised of 80% protein meal used for feed and only 20% oil. Because there is little or no correlation between the price of feedstock and the price of biodiesel, we cannot pass along increased feedstock prices to our biodiesel customers.

The following graph of historical vegetable oil and fats prices indicates recent increase in prices as well as the relationships between the various fats and oils that may be available to us:

Source: USDA Economic Research Service

Pretreatment Costs

Crude vegetable oil and all animal fats need to be pretreated before being processed into biodiesel. Pretreatment takes crude vegetable oil and any animal fat or grease, removes the impurities and prepares the feedstock to go through the biodiesel process. Some feedstock needs more treatment than others. For example, virgin soybean oil can be easier and cheaper to pretreat than turkey fat, and turkey fat can be easier and cheaper to pretreat than beef tallow. The cost of the process is driven by the structure of the feedstock and the impurities in the feedstock.

For soybean oil, the pretreatment process results in refined, bleached, and deodorized (RBD) oil. The price differential between RBD oil and crude soybean oil is ordinarily $.05 per pound. This adds another $0.375 per gallon to the costs discussed above. We anticipate our processing plant will have pretreatment capabilities allowing us to purchase and process crude vegetable and plant oils and many types of fat or grease.

Cold Flow

"Cold flow" refers to a fuel's ability to flow easily at colder temperatures and is an important consideration in producing and blending biodiesel for use in colder climates. Because biodiesel has different cold flow properties depending on the type of feedstock used in its manufacture, cold flow also becomes a primary factor in determining the type of feedstock to use.

The pour point for a fuel is the temperature at which the flow of the fuel stops. Therefore, a lower pour point temperature means the fuel is more flowable in colder temperatures. The following table represents the pour points for different types of fuels:

Type of Fuel	Pour Point
Soy-based Biodiesel (B100)	27ºF - 30ºF
Tallow-based Biodiesel (B100)	61ºF
No. 2 Petro Diesel (B0)	2-10ºF
B2 Soy Blend with No. 2 Diesel	6-11ºF
Source: National Biodiesel Board

To provide biodiesel with an acceptable pour point in cold weather, we will need to blend our biodiesel with petroleum based diesel. Generally, biodiesel that is used in blends of 2% to 20% will provide an acceptable pour point for the Iowa market. Cold flow additives can also be used seasonally to provide a higher level of cold weather protection, similar to the current practice with conventional diesel fuel. Demand for our biodiesel in northern markets may diminish during the colder months and in colder climates as a result of cold flow concerns.

Forward Contracts

Due to fluctuations in the price and supply of feedstock, we intend to utilize forward contracting and hedging strategies to manage our commodity risk exposure and optimize finished product pricing and supply.  We have engaged FCStone to assist us with our forward contracting. We intend to do this to help guard against price and supply movements that often occur in the soybean oil markets.  Hedging means protecting the price at which we buy feedstock and the price at which we will sell our products in the future.  It is a way to attempt to reduce the risk caused by price fluctuations.  The effectiveness of such hedging activities is dependent upon, among other things, the cost of feedstock and our ability to sell sufficient amounts of biodiesel and glycerin.  Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in feedstock contracts are highly volatile and are influenced by many factors that are beyond our control.  We may incur such costs and they may be significant.  The market for soybean oil trades 18 months into the future. The animal grease market has no futures trade. However, there is a quoting system through the USDA that provides for price discovery for animal grease. There is not enough volume of biodiesel produced to currently justify a futures market. As such, there is no posted spot biodiesel price, making current price discovery limited.

BIODIESEL INDUSTRY

The biodiesel manufacturing industry is experiencing growth. In 2007, According to National Biodiesel Board estimates, United States demand for biodiesel was approximately 450 million gallons, significantly more than the 250 million gallons of demand that existed in 2006 and the 75 million gallons of demand in 2005. The National Biodiesel Board estimates that as of January 25, 2008, the current dedicated biodiesel production capacity of operating plants in the United States is approximately 2.24 billion gallons per year. Further, current plant construction and expansion are expected to result in another 1.23 billion gallons of annual biodiesel production capacity in the next 18 months, for total annual production capacity of 3.47 billion gallons.

The majority of plants, and certainly the largest biodiesel producers, utilize soybean oil. This ratio is likely to change over time as more producers design their plants with flexible feedstock capability and due to the significant increases in the price of soybean oil that the biodiesel industry has experienced recently. Ag Processing, Inc. and Interwest, LLC produce the feedstock for their biodiesel plants, thus they are vertically integrated back to the virgin oil feedstock supply. A majority of the existing plants are "stand-alone" facilities that purchase their feedstock from oilseed processing firms or third-party marketing firms. These biodiesel producers are more reliant upon others and thus have a lower level of feedstock supply security, giving them the flexibility to purchase feedstock from any source with the ability to take advantage of price differences. We intend to construct a stand-alone facility and will purchase our feedstock from third parties.

Biodiesel Markets

Biodiesel is primarily used as fuel for compression ignition (diesel) engines. Our ability to market our biodiesel will be heavily dependent upon the price of petroleum-based diesel fuel as compared to the price of biodiesel, in addition to the availability of economic incentives to produce biodiesel.

Wholesale Market / Biodiesel Marketers

The wholesale market for biodiesel includes selling biodiesel directly to fuel blenders or through biodiesel marketers. Fuel blenders purchase B100 and B99.9 biodiesel from biodiesel production plants, mix it with regular diesel fuel according to specifications, and deliver a final product to retailers.

There are very few wholesale biodiesel marketers in the US. Three examples are World Energy in Chelsea, Massachusetts, Renewable Energy Group, Inc., in Ames, Iowa, and Eco-Energy Biodiesel, LLC in Franklin, Tennessee. These companies use their existing marketing relationships to market the biodiesel of individual plants to end users for a fee. We have entered into a biodiesel marketing contract with Eco-Energy in which Eco-Energy will market all of the biodiesel produced at our proposed biodiesel plant. For a description of the terms of our biodiesel marketing agreement with Eco-Energy please refer to "MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION – Plan of Operations Until Start-up of Biodiesel Plant."

Retail

The retail market consists of biodiesel distribution primarily through fueling stations to transport trucks and jobbers who supply farmers, maritime customers and home heating oil users. Retail level distributors include oil companies, independent station owners, marinas and railroad operators. However, the biodiesel retail market is still in its very early stages as compared to other types of fuel. The present marketing and transportation network must expand significantly in order for our company to effectively market our biodiesel. The following map prepared by the National Biodiesel Board represents the biodiesel retailers in the United States:

Government/Public Sector

The government has increased its use of biodiesel since the implementation of the Energy Policy Act (EPACT) of 1992, amended in 1998, which authorized federal, state and public agencies to use biodiesel to meet the alternative fuel vehicle requirements of EPACT. Although it is possible that individual plants could sell directly to various government entities, it is unlikely our plant could successfully market our biodiesel through such channels. Government entities have very long sales cycles based on the intricacies of their decision making and budgetary processes.

General Demand

Biodiesel has received attention from consumers and policymakers in recent years for several reasons. Biodiesel is made from renewable sources and provides environmental benefits over petroleum diesel, including reduced emissions of carbon dioxide, carbon monoxide, particulate matter, and sulfur. In addition, a 1998 study by the U.S. Department of Energy and the U.S. Department of Agriculture found that biodiesel has a positive energy balance: for every 3.2 units of energy produced, only 1.0 unit of energy is consumed in the production process. Biodiesel mixes easily with diesel fuel at rates between 2% and 100%, and it improves the lubricity of petroleum based diesel fuel at levels as low as 2%. The increased lubricity reduces the friction of petroleum based diesel fuel and may result in longer equipment life and protection of fuel injectors.

The biodiesel industry is still relatively new industry. The U.S. consumes approximately 65 billion gallons of diesel fuel annually and according to National Biodiesel Board estimates, the United States demand for biodiesel in 2007 was only 450 million gallons. However, this was a significant increase in demand for biodiesel compared to 2006 where the United States demand for biodiesel was approximately 250 million gallons. However, the production capacity of the biodiesel industry currently is significantly more than the biodiesel demand. Current production capacity is estimated by the National Biodiesel Board as of January 25, 2008 to be approximately 2.24 billion gallons per year.

Several factors may result in an increase in biodiesel demand. The EPA Low Sulfur Diesel Mandate seeks to reduce sulfur emissions through regulations that take effect over the next several years. Because low-sulfur diesel and ultra-low-sulfur diesel have lubricity problems, biodiesel may be a more attractive alternative to satisfying the requirements of the mandate. However, EPA regulations are subject to change. If the program was postponed, cancelled, or suspended, or if waiver of the mandate requirements were allowed, future biodiesel demand may be less than expected.

Biodiesel Pricing

The availability of historical pricing information for biodiesel is limited. The U.S. Department of Energy Alternative Fuels Data Center publishes the Clean Cities Alternative Fuel Price Report, which reports data collected from cities involved in the Clean Cities program.

For October 2007, the last available data, the agency reported the nationwide average price for diesel fuel to be $3.11 per gallon. Average biodiesel prices reported by the participating cities varied depending on the blend. B20 had an average price of $3.08 per gallon, B2-B5 was $2.99 per gallon, and B99-B100 cost $3.38 per gallon. The following chart compares the historical national average prices per gallon of diesel fuel with the median prices of biodiesel that were reported through March 2007:

Source: U.S. Department of Energy Alternative Fuels Data Center, Clean Cities Alternative Fuel Price Report

Federal Biodiesel Supports

We expect the demand for biodiesel in the United States to grow significantly over the next ten years due to the demand for cleaner air, an emphasis on energy security and the Renewable Fuel Standard. The Energy Policy Act of 2005, the Energy Independence and Security Act of 2007, the Bio Energy Program and Jobs Bill, have established the groundwork for biodiesel market development.

Renewable Fuels Standard

The Energy Policy Act of 2005 created several incentives for the use and production of renewable fuels. Most notably, the Act created a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS required refiners to use 4.7 billion gallons of renewable fuels in 2007, 5.4 billion in 2008, and increasing to 7.5 billion gallons by 2012. Renewable fuels includes many different types of fuels, such as ethanol and biodiesel. Any of the qualifying renewable fuels can be used to meet this requirement. This means that biodiesel will not be the only renewable fuel that is used to meet the RFS mandate.

In December 2007, Congress passed the Energy Independence and Security Act of 2007 that increased the RFS. Currently, the RFS requires the use of 9 billion gallons of renewable fuels in 2008, increasing to 36 billion gallons in 2022. However, biodiesel use will likely only account for a small part of the expanded RFS. The expanded RFS requires that commencing in 2015, a portion of the RFS must be met by certain advanced biofuels, including cellulosic ethanol. The fact that the RFS can be satisfied by several different types of renewable fuels means that it may not have as significant of an effect on the demand for biodiesel as it may appear.

The increase in the RFS also includes a requirement that 500 million gallons of biodiesel and biomass-based diesel fuel be blended into the national diesel pool in 2009, gradually increasing to 1 billion gallons by 2012. However, current biodiesel production capacity in the United States far exceeds the 1 billion gallon biodiesel requirement for 2012. As a result, biodiesel supply may be significantly higher than biodiesel demand into the near future which may negatively affect the selling price of biodiesel.

The RFS is a national program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. This is accomplished through a credit trading system whereby fuel blenders who do not utilize all of the renewable fuels that they are required to use may purchase credits from those who utilize more renewable fuels than they are required.

On April 10, 2007, the EPA published final rules implementing the RFS program. The RFS program final rules were effective as of September 1, 2007. Pursuant to the final rules, the EPA will calculate and publish the annual RFS in the Federal Register by November 30th for the following year. The RFS must be attained by refiners, blenders, and importers (collectively the "obligated parties"). Compliance with the RFS program will be shown through the acquisition of unique Renewable Identification Numbers (RINs). RINs are assigned by the producer to every batch of renewable fuel produced to show that a certain volume of renewable fuel was produced. Each obligated party is required to meet their own Renewable Volume Obligation. Obligated parties must produce or acquire sufficient RINs to demonstrate achievement of their Renewable Volume Obligation.

Each RIN may only be counted once toward an obligated party's Renewable Volume Obligation and must be used either in the calendar year in which the RINs were generated, or in the following calendar year. At least 80% of the Renewable Volume Obligation for a given calendar year must come from RINs generated in that year. An obligated party may purchase RINs from third parties if it fails to produce the adequate RINs in the calendar year to meet its Renewable Volume Obligation. If the obligated party fails to satisfy is Renewable Volume Obligation in a calendar year, the obligated party may carry the deficit forward for one year. Such deficit will be added to the party's obligation for the subsequent year.

The RFS system will be enforced through a system of registration, recordkeeping and reporting requirements for obligated parties, renewable producers (RIN generators), as well as any party that procures or trades RINs, either as part of their renewable purchases or separately. Any person who violates any prohibition or requirement of the RFS program may be subject to civil penalties for each day of each violation. For example, under the final rule, a failure to acquire sufficient RINs to meet a party's renewable fuels obligation would constitute a separate day of violation for each day the violation occurred during the annual averaging period. The enforcement provisions are necessary to ensure the RFS program goals are not compromised by illegal conduct in the creation and transfer of RINs.

The EPA has assigned "equivalence values" to each type of renewable energy fuel in order to determine compliance with the RFS. The equivalence values used ethanol as the base-line measurement (such that one gallon of ethanol is equivalent to one credit towards RFS compliance) and assigned biodiesel an equivalence value of 1.5 (so that for each gallon of biodiesel used, the obligated party will receive one and one-half gallons credit towards its RFS compliance).

Biodiesel Tax Credits

The American Jobs Creation Act of 2004 created the Volumetric Ethanol Excise Tax Credit (VEETC) for biodiesel of $1.00 per gallon for agri-biodiesel or biodiesel derived solely from crude soybean oils, including esters derived from vegetable oils from corn, soybeans, sunflower seeds, cottonseeds, canola, crambo, rapeseeds, safflowers, flaxseeds, rice bran, and mustard seeds, and from animal fats and a tax credit of $0.50 per gallon for non agri-biodiesel blended with petroleum diesel. VEETC may be claimed in both taxable and nontaxable markets, including exempt fleet fuel programs and off-road diesel markets. The effect of VEETC may be to streamline the use of biodiesel and encourage petroleum blenders to blend biodiesel as far upstream as possible, which under the Renewable Fuels Standard (RFS), may allow more biodiesel to be used in the marketplace. VEETC also streamlines the tax refund system for below-the-rack blenders to allow a tax refund of the biodiesel tax credit on each gallon of biodiesel blended with diesel (dyed or undyed) to be paid within 20 days of blending.

The American Jobs Creation Act also created incentives for alternative fuels refueling stations. The energy bill conference agreement establishes a credit for installing alternative fuel refueling property. The provision permits taxpayers to claim a 30% credit for the cost of installing clean-fuel vehicle refueling property to be used in a trade or business of the taxpayer, or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel that is at least 85% ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, or hydrogen, and any mixture of diesel fuel containing at least 20% biodiesel. The provision is effective for property placed in service after December 31, 2005 and before January 1, 2010.

VEETC was originally set to expire in 2006, but was extended through December 31, 2008 by the Energy Policy Act of 2005. Should the VEETC be allowed to lapse, it would have a significant and negative impact on our ability to operate a biodiesel plant profitably. Without this tax incentive, we may not be able to operate the biodiesel plant, even if it is constructed.

In addition, we anticipate that we will be eligible for the small agri-producer tax credit. Producers with an annual capacity not exceeding 60 million gallons are eligible to receive a credit of 10 cents per gallon for up to 15 million gallons of agri-biodiesel produced. The agri-biodiesel must be sold by such producer to another person: for use by such other person in the production of a qualified biodiesel mixture in such person's trade or business (other than casual off-farm production); for use by such other person as a fuel in a trade or business; or who sells such agri-biodiesel at retail to another person and places such agri-biodiesel in the fuel tank of such other person; or be used by the producer for any of the foregoing purposes. Because we expect to be classified as a partnership for tax purposes, we expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. We anticipate that our plant will produce 40 million gallons of biodiesel annually and, therefore, we expect to be eligible for the credit. However, if our production exceeds the production limit of 60 million gallons a year, we will be ineligible for the credit.

State Legislation

Several states are currently researching and considering legislation to increase the amount of biodiesel used and produced in their states. However, Minnesota is the first and only state to mandate biodiesel use. The legislation, which became effective in September 2005, requires that all diesel fuel sold in the state contain a minimum of 2% biodiesel. The 2% soy biodiesel blend has nearly the same cold flow properties as No. 2 petroleum diesel, which should allow it to be used in Minnesota's colder climate much the same as petroleum diesel throughout the year.

Other states, including Iowa, have enacted legislation to encourage (but not require) biodiesel production and use. Several states provide tax incentives and grants for biodiesel-related studies and biodiesel production, blending, and use. In addition, several governors have issued executive orders directing state agencies to use biodiesel blends to fuel their fleets.

On May 30, 2006, the Governor of Iowa signed HF 2754 and HF 2759, two renewable fuels bills passed by the Iowa House and Senate during the 2006 legislative session. The purpose of the bills is to expand and fund consumer access to ethanol blended fuels and biodiesel through a RFS and a series of retail tax credits. HF 2759 provides retailers with an opportunity for cost sharing grants and provides funding for some of the programs contained in HF 2754. The incentives contained in HF 2754 include the following:

•	An Iowa renewable fuels standard starting at 10% in 2009 and increasing to 25% by 2019;

•	A retail tax credit for biodiesel blends of $0.03 per gallon for retailers who sell more than 50% biodiesel blends; and
•	An expanded infrastructure program designed to help retailers and wholesalers offset the cost of bringing E85 and biodiesel blends to customers.

Effect of Government Regulation

The biodiesel industry and our business depend upon continuation of the federal biodiesel supports discussed above. These incentives have supported a market for biodiesel that might disappear without the incentives. Alternatively, the incentives may be continued at lower levels than those at which they currently exist. The elimination or reduction of such federal biodiesel supports would make it more costly for us to sell our biodiesel once we are operational and would likely reduce our net income and negatively impact our future financial performance.

The government's regulation of the environment changes constantly. We are subject to extensive air, water and other environmental regulations and we are required to obtain a number of environmental permits to construct and operate the plant. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which would increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of biodiesel. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (OSHA). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

Proposed Project Location - Proximity to Markets

We have identified a proposed site for the plant located in Osceola, Iowa in Clarke County and have purchased 33 acres of real estate. We purchased 13 acres of land under an installment real estate contract with Jack Cooley, one of our initial directors, for our transportation facility for $130,000. Under the terms of the installment real estate contract, we paid Mr. Cooley $30,000 upon execution of the agreement and the balance of the purchase price ($100,000) on October 3, 2005. In addition, we entered into an installment agreement with Fonda Brodsack to purchase 20 additional acres for our biodiesel facility adjacent to the property purchased from Mr. Cooley. Under the terms of the installment agreement with Ms. Brodsack, we will pay $60,000 for the land, with $10,000 being paid at closing and the remaining balance paid over three years with interest at 8%. We made annual installments in 2006 and 2007 and will make our final installment in August 2008. As of January 31, 2008, we had paid Ms. Brodsack $30,000 of the $60,000 purchase price. All payments are applied to interest first with a balloon payment on August 20, 2008 when the principal balance is due in full plus interest. This is the property where we previously intended to construct our transloading facility.

The proposed site is located on the Burlington Northern Santa Fe Railroad ("BNSF") and we anticipate that we will construct the necessary rail infrastructure to connect to the BNSF line. BNSF is the product of some 390 different railroad lines that merged or were acquired during more than 150 years. We also believe our proposed site will have all the necessary infrastructure and available utilities to produce biodiesel. A connection will have to be installed extending from the natural gas line to our plant. We anticipate that the Osceola municipality will provide all water to the site.

Final plant site selection is contingent on analysis of such issues as cost of water, utilities and transportation, and upon raising sufficient funds to allow construction, the securing of additional financing needed, and obtaining the necessary permits and approvals to build at the selected location.  Our board reserves the right to change the location of the plant site(s), in its sole discretion.

There can be no assurance that we will not encounter hazardous conditions at the proposed site.  We expect to rely on our contractor to determine the adequacy of the site for construction of the biodiesel plant.  We may encounter hazardous conditions at the chosen site that may delay the construction of the biodiesel plant.  Our contractor may not be responsible for hazardous conditions encountered at the site.  Upon encountering a hazardous condition, our contractor may suspend work in the affected area.  If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction.  The presence of a hazardous condition will likely delay construction of the biodiesel plant and may require significant expenditure of our resources to correct the condition.   If we encounter any hazardous conditions during construction that require time or money to correct, such event may negatively effect our operations, cash flows and financial performance.

Transportation and Delivery

We expect that we will use rail service both to receive our feedstock and other inputs at the plant and to deliver our product to customers. We expect rail service to our proposed site to be provided by BNSF. The BNSF rail line runs through the City of Osceola. We have begun discussions with BNSF to build access and staging for incoming and outgoing products for the biodiesel plant. We are negotiating upgrades to BNSF's rail spur leading to our site. We have not negotiated for the construction of rail sidings, switches, rail ladder tracks or other rail construction. We similarly have no written agreement with the BNSF for the provision of rail service. In addition, we intend for our contractor to construct load-in load-out track as part of our biodiesel plant construction.

The proposed site is located two miles from Interstate 35 and is expected to have access to truck transportation. In addition, US Highway 34, a major east-west highway, is located one mile from our proposed site. We anticipate our target truck area will range from Lincoln, Nebraska on the west, Wichita, Kansas on the Southwest, St. Louis, Missouri on the southeast and Davenport, Iowa on the east.

Utilities

The biodiesel plant will require a significant and uninterrupted supply of electricity, natural gas and water to operate.  We plan to enter into agreements with local electric and water utilities to provide our needed electricity and water.  We may not be able to secure a reliable and adequate supply of electricity, natural gas and water. Any interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, may require us to halt production.  If production is halted for an extended period of time, it may shut down our operations which may affect our ability to generate revenue.

Electricity

We will require a significant supply of electricity. Clarke County Electric has orally agreed to supply us the electricity required at our plant; however, we have not executed a definitive agreement.

Water

We will require a significant supply of water. We have negotiated, but not executed any agreement with a company to provide water to our site. We currently have an oral agreement with the City of Osceola for water services, but it has not been reduced to writing. The inability to obtain a reliable supply of the necessary water may negatively effect our operations, cash flows and financial performance.

Natural Gas/Alternative Energy Sources

We will require a significant supply of natural gas or other energy sources. We anticipate that Alliant Energy will supply the natural gas to our plant. We have not yet negotiated, reviewed or executed any agreement with a power company to provide natural gas or other energy sources to our site. The inability to obtain a reliable supply of the necessary natural gas or other energy sources may negatively effect our operations, cash flows and financial performance.

Our Primary Competition

We anticipate operating in a very competitive environment. Biodiesel is a relatively uniform commodity where competition in the marketplace is predominantly based on price, consistent fuel quality, and to a lesser extent delivery service. Should we complete construction of our proposed biodiesel plant and commence production of biodiesel, we anticipate competing with large, multi-product companies and other biodiesel plants with varying capacities. Some of these companies can produce biodiesel in a more efficient manner than we anticipate we will be able to do so. We anticipate facing competition for capital, labor, management, feedstock and other resources. We anticipate some of our competitors will have greater resources than we currently have or will have in the future. Some of our competitors have soy-crushing facilities and are therefore not reliant upon third parties for their feedstock supply. According to the United States Department of Agriculture, the 2007 soybean crop was approximately 2.6 billion bushels of soybeans. Since soybeans are an agricultural product, seasonal changes can affect the soybean crop. If fewer soybeans were produced in any given year, we could face significant competition from other biodiesel producers for soybean oil. The USDA reported on December 12, 2007 in its Oilseed Crop Outlook report that prices for soybean oil may continue to rise because farmers may plant too little soybean acreage in 2008 to remedy the narrowing gap with consumption. However, the USDA's March 2008 crop intentions report showed a significant increase in planned soybean acres. All of these factors may lead to volatile soybean oil prices.

We expect additional biodiesel producers to enter the market if the demand for biodiesel increases. When new producers enter the market, they will increase the supply of biodiesel in the market. If demand does not keep pace with additional supply, the selling price of biodiesel will likely decrease. This may affect our ability to raise the capital we require to construct our biodiesel plant or could affect our financial condition once we commence operations.

In 2005, approximately 75 million gallons of biodiesel were purchased in the United States. The National Biodiesel Board reports that in 2006 approximately 250 million gallons of biodiesel were purchased in the United States. The National Biodiesel Board estimates that 2007 biodiesel demand in the United States was approximately 450 million gallons. We believe biodiesel production will continue to increase. We anticipate that biodiesel demand will have to increase significantly in order to offset anticipated increases in biodiesel supply. Biodiesel supply may expand more quickly than biodiesel demand, which would put significant downward pressure on biodiesel prices which may affect our ability to capitalize our project. Should this disconnect between biodiesel demand and supply occur after we commence constructing the biodiesel plant or after it is operational, it may decrease or eliminate the value of our units.

Biodiesel plants are operating or have been proposed in a total of at least 46 states. The National Biodiesel Board estimates that as of January 25, 2008 there were 171 biodiesel companies actively producing biodiesel in the United States, 3 of which are planning to expand their operations to increase their annual production capacity. Additionally, 57 companies are constructing biodiesel plants that are anticipated to be complete within 18 months in the United States, including a proposed 120 million gallon per year plant in Dade City, Florida. With a projected annual production capacity of 120 million gallons, the Dade City, Florida plant will be significantly larger than any plant currently operating in the United States. Other large plants include the 100 million gallon per year Imperium Grays Harbor plant that recently became operational, the 85 million gallon per year Archer Daniels Midland Co. (ADM) plant in Velva, North Dakota, the 86 million gallon per year Green Earth Fuels of Houston plant in Houston, Texas. Additionally, there is an 80 million gallon per year plant owned by Louis Dreyfus Agricultural Industries, LLC under construction in Claypool, Indiana and an 80 million gallon per year plant owned by Delta Biofuels, Inc. currently operating in Natchez, Mississippi.

Currently, according to the Iowa Renewable Fuels Association, there are fourteen active biodiesel plants in Iowa. We anticipate that we will compete directly with the other Iowa biodiesel producers both in the sale of biodiesel and to secure the necessary raw materials to operate our proposed biodiesel plant. However, management believes that some of these biodiesel plants are not operating or are not operating at full capacity due to the current high soybean oil prices.

•	REG, Inc. located in Ralston, Iowa produces biodiesel primarily from feedstock produced at its soybean crushing facility and has an annual production capacity of 12 million gallons of biodiesel.
•
AGP, located in Sergeant Bluff produces biodiesel from refined bleached and deodorized soybean oil produced at its solvent extraction processing plant in Eagle Grove, Iowa and has an annual production capacity of 30 million gallons of biodiesel.

•
Soy Solutions, located in Milford, Iowa is a "stand-alone" facility that purchases soybean oil from the market. The facility is relatively small, producing less than 3 million gallons annually, and utilizes virgin soybean oil as its sole feedstock.

•	Western Iowa Energy, LLC located in Wall Lake, Iowa is a 30 million gallon plant built by Renewable Energy Group, Inc. and is capable of utilizing vegetable oils and animal fats as feedstock.
•	Cargill, located in Iowa Falls, Iowa, is capable of producing 37.5 million gallons of biodiesel annually.
•	Sioux Biochemical, Inc. located in Sioux Center, Iowa is a 2 million gallon multi-feedstock facility.
•	Riksch BioFuels, LLC, located in Crawfordsville, Iowa, is a multi-feedstock facility and has an annual production capacity of 10 million gallons.
•	Tri-City Energy, located in Keokuk, Iowa, has an annual production capacity of 5 million gallons.
•	Central Iowa Energy, LLC of Newton, Iowa is capable of producing 30 million gallons of biodiesel per year from vegetable oils and animal fats.
•	Clinton County BioEnergy, located in Clinton, Iowa is capable of producing 10 million gallons of biodiesel per year utilizing soybean oil as its only feedstock.
•	Iowa Renewable Energy, located in Washington, Iowa is capable of producing 20 million gallons of biodiesel per year from vegetable oils and animal fats.
•	Western Dubuque Biodiesel, LLC of Farley, Iowa is capable of producing 30 million gallons of biodiesel per year from vegetable oils and animal fats.
•	Freedom Fuels of Mason City, Iowa is capable of producing 30 million gallons of biodiesel per year.
•	East Fork Biodiesel located in Algona, Iowa is capable of producing 60 million gallons of biodiesel per year.

Management believes that several biodiesel producers in Iowa are producing biodiesel at less than full capacity due to current high soybean oil prices and relatively lower biodiesel prices. Further, some biodiesel producers have ceased operating altogether. Should we complete the capitalization of our project and commence producing biodiesel, we may have to cease operating the biodiesel plant at some point in the future if these unfavorable market conditions continue.

According to the Iowa Renewable Fuels Association, there are at least 2 companies in Iowa that have biodiesel plants under construction. Maple River Energy, LLC has a 5 million gallon per year facility under construction near Galva, Iowa and Soy Energy, LLC started construction on a 30 million gallon per year biodiesel plant in Marcus, Iowa.

If these new plants are completed, they will push Iowa biodiesel production capacity to more than 350 million gallons per year. In addition to the existing plants and those currently under construction, multiple other companies have previously announced plans to construct biodiesel facilities in Iowa. It should be noted that recent efforts to raise equity for some biodiesel facilities have been unsuccessful. This may be a result of the current market conditions in the biodiesel industry. This may impact our ability to secure the debt and equity capital we need to complete our project and may lead to our failure.

We anticipate that biodiesel plants in Iowa will be direct competitors with us for local end users and resources other than customers. We anticipate competing with the plants in Iowa for capital, labor and management. These resources tend to be utilized from a local market, and additional strains placed on these resources by increased competition in Iowa could result in difficulty securing these resources for our project. In addition, while we may receive feedstock from areas beyond the state of Iowa, the most cost-efficient feedstock will likely come from local suppliers, as this will reduce transportation costs. We anticipate competing directly with Iowa biodiesel plants for business from a limited number of local feedstock suppliers. Local end users will also be the most cost-efficient customers for our biodiesel, due to reduced transportation expenses associated with serving markets close to our proposed plant site. Therefore, we anticipate competing directly with Iowa biodiesel producers for these local customers.

The following map produced by the National Biodiesel Board indicates the locations of current active plants in the U.S. as of January 25, 2008, the last available information. Active plants are those companies that are actively producing biodiesel. Proposed plants are those companies that are in various stages of development, but are not yet actively producing biodiesel. Companies like ours in the earlier stages of the process may not be represented.

Commercial Biodiesel Production Plants (January 25, 2008)

Source: National Biodiesel Board, http://www.biodiesel.org/buyingbiodiesel/producers_marketers/ProducersMap-Existing.pdf

The following table provides a list of the active biodiesel plants in the United States as of January 25, 2008, the last available information as reported by the National Biodiesel Board. Active plants are those companies that are actively producing biodiesel. Companies, like ours, in the early stages of the process are not represented on this map.

			Annual
			Production
State	Company	City	Capacity	Primary Feedstock
AL
	Alabama Biodiesel Corporation	Moundville		Soy
	Allied Renewable Energy, LLC	Birmingham	15,000,000	Soy
	Eagle Biodiesel, Inc.	Bridgeport	30,000,000
	Independence Renewable Energy Corp	Perdue Hill	40,000,000	Multi Feedstock
AR
*	FutureFuel Chemical Company	Batesville	24,000,000	Multi Feedstock
	Patriot Biofuels	Stuttgart	3,000,000	Multi Feedstock
AZ
	Amereco Arizona, LLC	Arlington	15,000,000	Multi Feedstock
	Performance Biofuels, LLC	Chandler
CA
	Bay Biodiesel, LLC	San Jose	3,000,000	Multi Feedstock
	Blue Sky Bio-Fuels, Inc.	Oakland		Multi Feedstock
	Central Valley Biofuels, LLC	Orange Cove	2,000,000	Multi Feedstock
	East Bay Biofuels	Richmond		Multi Feedstock
	Energy Alternative Solutions, Inc.	Gonzales	1,000,000
	Imperial Valley Biodiesel, LLC	El Centro	3,000,000
*	Imperial Western Products	Coachella	8,000,000	Multi Feedstock
	Wright Biofuels, Inc.	San Jacinto	5,500,000	Multi Feedstock
	Yokayo Biofuels, Inc.	Ukiah	300,000	Recycled Cooking Oil
CT
	Bio-Pur Inc.	Bethlehem	1,000,000	Multi Feedstock
	CT Biodiesel, LLC	Cheshire	4,000,000	Soy, Poultry Fat, Yellow Grease and Tallow
FL
	Agri-Source Fuels, Inc.	Dade City	30,000,000	Multi Feedstock
*	World Energy Alternatives, LLC	Lakeland	18,000,000	Yellow Grease, Soy and Animal Fats
GA
	Alterra Bioenergy of Middle Georgia, LLC	Gordon	15,000,000	Soy
	BullDog BioDiesel	Ellenwood	20,000,000	Multi Feedstock
	ECO Solutions, LLC	Chatsworth	25,000,000	Multi Feedstock
	Georgia Biofuels Corp.	Loganville	1,000,000	Plaint Oils, Animal Fats
	Middle Georgia Biofuels	East Dublin	1,500,000	Poultry Fat
*	Peach State Labs	Rome		Soy
	Sunshine BioFuels, LLC	Camilla	6,000,000	Soy
	US Biofuels Inc.	Rome	10,000,000	Multi Feedstock
HI
	Pacific Biodiesel	Kahului	500,000	Multi Feedstock
	Pacific Biodiesel	Honolulu	1,000,000	Multi Feedstock
IA
*	AGP	Sergeant Bluff	30,000,000	Soy
*	Cargill	Iowa Falls	37,500,000	Soy
*	Central Iowa Energy, LLC	Newton	30,000,000	Multi Feedstock
	East Fork Biodiesel, LLC	Algona	60,000,000	Soy
	Freedom Fuels, LLC	Mason City	30,000,000	Soy
	Iowa Renewable Energy, LLC	Washington	30,000,000	Multi Feedstock
*	Renewable Energy Group, Inc.	Ralston	12,000,000	Soy
	Riksch BioFuels, LLC	Crawfordsville	10,000,000	Multi Feedstock
	Sioux Biochemical, Inc.	Sioux Center	2,000,000	Corn
	Soy Solutions	Milford	2,000,000	Soy
	Tri-City Energy	Keokuk	5,000,000	Soy
	Western Dubuque Biodiesel	Farley	30,000,000	Soy
*	Western Iowa Energy	Wall Lake	30,000,000	Multi Feedstock
ID
	Blue Sky Biodiesel, LLC	New Plymouth	10,000,000	Soy
IL
	Heartland Biodiesel, Inc.	Marion	3,000,0000	Soy
	Incobrasa Industries, Ltd.	Gilman	31,000,000	Soy
	Midwest Biodiesel Products, Inc.	South Roxanna	30,000,000	Multi Feedstock

*	Stepan Company	Millsdale	22,000,000	Soy
IN
	e-biofuels, LLC	Middletown	25,000,000	Multi Feedstock
	Evergreen Renewables	Hammond	5,000,000	Soy
	Heartland Biofuel	Flora	450,000	Multi Feedstock
	Integrity Biofuels	Morristown	10,000,000	Soy
	Louis Dreyfus Agricultural Industries, LLC	Claypool	80,000,000	Soy
KS
	Healy Biodiesel, Inc.	Sedgwick	1,000,000	Recycled Cooking Oil
	Krystal Clean Biofuels	Kansas City		Multi Feedstock
	Salemby Resources	Burden		Canola
KY
*	Griffin Industries	Butler	1,750,000	Multi Feedstock
	Owensboro Grain	Owensboro	50,000,000	Soy
	Union County Biodiesel Company, LLC	Stugis	5,000,000	Soy
LA
	Allegro Biodiesel Corporation	Pollock	12,000,000	Soy
MA
	MPB Bioenergy, LLC	West Bridgewater	500,000	Recycled Cooking Oil
MD
	Greenlight Biofuels, LLC	Princess Anne	4,000,000	Multi Feedstock
	Maryland Biodiesel	Berlin	1,000,000	Soy
MI
	Ag Solutions, Inc.	Gladstone	5,000,000	Multi Feedstock
	Michigan Biodiesel, LLC	Bangor	10,000,000	Multi Feedstock
	NextDiesel	Adrian	20,000,000	Multi Feedstock
MN
*	FUMPA BioFuels	Redwood Falls	3,000,000	Multi Feedstock
	Green Range Renewable Energy	Ironton	150,000	Recycled Cooking Oil
*	Minnesota Soybean Processors	Brewster	30,000,000	Soy
*	Soymor	Albert Lee	30,000,000	Soy
MO
	AGP	St. Joseph	29,900,000	Soy
	Global Fuels, LLC	Dexter	3,000,000	Multi Feedstock
	Great River Soy Processing Cooperative	Lilbourn	5,000,000	Soy, Poultry Fat
	High Hill Biodiesel, Inc.	High Hill	5,000,000	Multi Feedstock
*	Mid America Biofuels, LLC	Mexico	30,000,000	Soy
	Missouri Better Bean	Bunceton	15,000,000	Multi Feedstock
	Natural Biodiesel Plant, LLC	Hayti	5,000,000	Multi Feedstock
	Prairie Pride	Deerfield	30,000,000	Soy
MS
	CFC Transportation, Inc.	Columbus	1,500,000	Multi Feedstock
	Delta Biofuels, Inc.	Natchez	80,000,000	Multi Feedstock
	North Mississippi Biodiesel	New Albany	7,000,000	Multi Feedstock
	Scott Petroleum Corporation	Greenville	20,000,000	Multi Feedstock
	Universal Bioenergy North America,Inc.	Nettleton	10,000,000
NC
	Blue Ridge Biofuels	Asheville	1,000,000	Multi Feedstock
	Evans Environmental Energies, Inc.	Wilson	6,000,000
	Foothills Bio-Energies, LLC	Lenoir	5,000,000	Multi Feedstock
	Gortman Biofuel, LLC	Winston Salem	100,000
	North Carolina BioFuels, LLC	Seaboard	1,000,000	Multi Feedstock
	Piedmont Biofuels	Pittsboro	4,000,000	Multi Feedstock
	Smoky Mountain Biofuels, Inc.	Dilsboro	1,500,000	Multi Feedstock
	Triangle Biofuels Industries, Inc.	Wilson	3,000,000	Multi Feedstock

ND
	ADM	Velva	85,000,000	Canola
	All American Biodiesel	York	2,000,000	Soy
NE
	Horizon Biofuels, Inc.	Arlington	500,000	Animal Fat
	Northeast Nebraska Biodiesel, LLC	Scribner	5,000,000	Soy
	Wyobraska Biodiesel, LLC	Gering	10,000,000	Soy
NJ
	Fuel Bio One, LLC	Elizabeth	50,000,000	Multi Feedstock
	Innovation Fuels	Newark	40,000,000	Multi Feedstock
NM
	Rio Valley Biofuels, LLC	Anthony	500,000	Multi Feedstock
NV
	Bently Biofuels	Minden	1,000,000	Multi Feedstock
	Biodiesel of Las Vegas	Las Vegas	8,000,000	Multi Feedstock
OH
	Agrifuels, LLC	Bremen	1,000,000	Multi Feedstock
	American Ag Fuels, LLC	Defiance	7,000,000	Multi Feedstock
	American Made Fuels, Inc.	Canton	5,000,000	Soy
	Center Alternative Energy Company	Cleveland	5,000,000	Soy, Choice White Grease
	Jatrodiesel, Inc.	Miamisburg	5,000,000	Multi Feedstock
*	Peter Cremer	Cincinnati	30,000,000	Soy
OK
	Earth Biofuels, Inc.	Durant	10,000,000	Multi Feedstock
	Tulsa Biofuels, LLC	Tulsa
OR
	Green Fuels of Oregon, Inc.	Klamath Falls	1,000,000	Canola
	SeQuential-Pacific Biodiesel, LLC	Salem	1,000,000	Multi Feedstock
PA
	Biodiesel of Pennslyvania, Inc.	White Deer	1,500,000	Soybean Oil
	Keystone BioFuels, Inc.	Shiremanstown		Multi Feedstock
	Lake Erie Biofuels	Erie	45,000,000	Soy
	Middletown Biofuels, LLC	Middletown	2,000,000	Soy
	Soy Energy, Inc.	New Oxford	1,500,000	Soy
	United Biofuels, Inc.	York	1,500,000	Soy
	United Oil Company	Pittsburgh	5,000,000	Multi Feedstock
RI
	Mason Biodiesel, LLC	Westerly	2,500,000	Soy
	Newport Biodiesel, LLC	Newport	300,000	Recycled Cooking Oil
SC
*	Carolina Biofuels, LLC	Greenville	5,000,000	Soy
	Ecogy Biofuels, LLC	Estill	30,000,000	Soy
	Southeast BioDiesel, LLC	Charleston	8,000,000	Multi Feedstock
SD
	Midwest BioDiesel Producers, LLC	Alexandria	7,000,000	Soy
TN
	BIG Biodiesel, LLC	Pulaski	150,000	Soy
	Biofuel of Tennessee, LLC	Decaturville	10,000,000	Soy
	Blue Sky Biodiesel, Inc.	Kingston	3,000,000	Multi Feedstock
	Freedom Biofuels, Inc.	Madison	12,000,000	Soy
	Memphis Biofuels, LLC	Memphis	50,000,000	Multi Feedstock
	Milagro Biofuels of Memphis	Memphis	5,000,000	Soy
	Nu-Energie, LLC	Surgoinsville	10,000,000	Multi Feedstock
	NuOil	Counce	1,500,000	Soy
	SunsOil, LLC	Athens	1,500,000	Multi Feedstock
TX
	Agribiofuels, LLC	Dayton	12,000,000	Cottonseed, Soy
	AgriMax Fuels, LLC	Channelview	3,000,000	Soy

	Biodiesel Industries of Greater Dallas-Fort Worth	Denton	3,000,000	Multi Feedstock
	BioSelect Fuels (GBBLP)	Galveston	30,000,000	Multi Feedstock
	Brownfield Biodiesel, LLC	Ralls	2,000,000	Cottonseed, Soy, Canola
	Central Texas Biofuels	Giddings	600,000	Waste Vegetable Oil
	Double Diamond Biofuels, Inc.	Dimmitt	3,000,000	Canola
	GeoGreen Fuels	Gonzales	3,000,000	Multi Feedstock
	Green Earth Fuels of Houston, LLC	Galena Park	90,000,000	Multi Feedstock
	Greenlight Biofuels, Ltd.	Littlefield	5,000,000	Cottonseed, Animal Fats
*	Huish Detergents	Pasadena	15,000,000	Palm
*	Johann Haltermann Ltd	Houston	20,000,000	Soy, Canola
	Kemlink Energy, Inc.	Pasadena	2,500,000	Multi Feedstock
	Momentum Biofuels, Inc.	Pasadena	20,000,000	Multi Feedstock
	New Energy Fuels, Inc.	Waller	5,000,000	Multi Feedstock
	New Fuel Company	Dallas	250,000	Multi Feedstock
*	Organic Fuels, LLC	Galena Park	30,000,000	Multi Feedstock
	Pacific Biodiesel Texas	Hillsboro	2,500,000	Multi Feedstock
	Safe Renewable Corp.	Conroe	30,000,000	Multi Feedstock
	Smithfield Bioenergy LLC	Cleburne	12,000,000	Multi Feedstock
	SMS Envirofuels	Poteet	6,000,000	Soy
	Valco Bioenergy	Harlingen	3,000,000	Recycled Cooking Oil
UT
	Denali Industries, LLC	American Fork	3,800,000	Multi Feedstock
VA
	Cheasapeake Custom Chemical	Ridgeway	5,500,000	Multi Feedstock
	RECO Biodiesel, LLC	Richmond	6,000,000	Multi Feedstock
	Renroh Environmental Company	South Boston	80,000
	Virginia Biodiesel Refinery	West Point	7,000,000	Soy
WA
	Central Washington BIodiesel, LLC	Ellensburg		Multi Feedstock
	Gen-X Energy Group, Inc.	Burbank	15,000,000	Multi Feedstock
	Imperium Grays Harbor	Hoquiam	100,000,000	Multi Feedstock
*	Seattle Biodiesel	Seattle	5,000,000	Soy, Canola
	Standard Biodiesel USA Inc.	Arlington	5,000,000	Waste Vegetable Oil
	TG Energy, Inc.	Ferndale	3,000,000	Multi Feedstock
WI
	Best Biodiesel, Inc.	Cashton	10,000,000	Multi Feedstock
	Sanimax Energy Inc.	Deforest	20,000,000	Multi Feedstock
	Walsh Bio Diesel, LLC	Mauston	5,000,000	Soy
WV
	AC & S, Inc.	Nitro	3,000,000	Soy

* Denotes BQ-9000 Accredited Producers

Note: Annual Production Capacity only refers to the reported maximum production capability of the facility. Therefore, it does not represent how many gallons of biodiesel were actually produced at each plant.

The following map produced by the National Biodiesel Board indicates the locations of plants under construction in the United States as of January 25, 2008. Plants under construction are those plants that those biodiesel companies are actively engaged in construction or expansion of their biodiesel facilities. Companies, like ours, in the earlier stages of the process may not be represented on this map.

NATIONAL BIODIESEL BOARD

Biodiesel Production Plants Under Construction or Expansion (January 25, 2008)

Plant Status
Construction (57)
Expansion (3)

The following table provides a list of the plants under construction and proposed plants in the United States as of January 25, 2008, the last available information as reported by the National Biodiesel Board. Companies that are expanding their operations are designated with an "E" in the state column of the table. Proposed plants are those biodiesel companies that are actively engaged in raising equity, permitting or buying equipment but are not yet actively constructing their facility or producing biodiesel. Projects in the early stages of development may not be listed.

State	Company	City	Annual Production Capacity	Primary Feedstock	Target Completion Date
AR
	Ag BioEnergy LLC	Arkansas City	6,000,000	Multi Feedstock	4Q 2008
	Delta American Fuel, LLC	Helena	40,000,000	Multi Feedstock	March 2008
	Pinnacle Biofuels, Inc.	Crossett	10,000,000	Multi Feedstock	March 2008
AZ
	Grecycle Arizona, LLC	Tucson	2,000,000	Yellow Grease	Sept. 2008
CA
	Biodiesel Industries of Port Hueneme	Port Hueneme	20,000,000	Full Spectrum	Dec. 2008
	Central Valley Biofuels, LLC	Orange Cove	5,000,000	Multi Feedstock	Aug. 2008
	Community Fuels	Stockton	7,500,000	Multi Feedstock	2Q 2008
	GeoGreen Biofuels, LLC	Vernon	3,000,000	Recycled Cooking Oil	1Q 2008
	Greener Tomorrow	Chino		Recycled Cooking Oil	2Q 2008
	Noil Energy Group	Commerce	5,000,000	Multi Feedstock	April 2008
	Sacramento Biofuels, LLC	Sacramento			March 2008
CO
	Great White Bottling, Inc.	Denver	500,000	Soy	3Q 2008
CT
	BioDiesel One Ltd	Southington	4,000,000	Recycled Cooking Oil	April 2008
FL
	U.S. Biodiesel, Inc.	Winter Haven	5,000,000	Multi Feedstock	Aug. 2008
	Xenerga, Inc.	Kissimmee	5,000,000	Recycled Cooking Oil, Animal Fats	2Q 2008
GA
	Georgia Mountain Biofuels, Inc.	Toccoa	2,000,000	Multi Feedstock	1Q 2008
	Seminole Biodiesel	Bainbridge	10,000,000	Multi Feedstock	Feb. 2008
IL
	Biofuels Company of America, LLC	Danville	45,000,000	Soy	1Q 2008
	Biovantage Fuels, LLC	Belvidere			1Q 2008
	Diamond Biofuels	Mazon	500,000	Cooking Oil	Jan. 2008
	Nova Biosource	Senaca	60,000,000	Multi Feedstock	July 2008
KS
	REG - Emporia	Emporia	60,000,000	Multi Feedstock	2Q 2009
KY
	Bluegrass Biodiesel, LLC	Falmouth	10,000,000	Multi Feedstock	March 2008
	Green Earth Biofuel of KY, Inc.	Irvine	3,000,000	Multi Feedstock	Feb. 2008
LA
	REG - New Orleans	New Orleans	60,000,000	Multi Feedstock	4Q 2008
MI
	Biodiesel Industries of Detroit	Detroit	20,000,000	Full Spectrum	Dec. 2008
MO
	American Energy Producers, Inc.	Carrollton	60,000,000	Soy	Dec. 2008
	Paseo Cargill Energy, LLC	Kansas City	37,500,000	Soy Animal Fats	Feb. 2008
	Prairie Pride	Deerfield	30,000,000	Soybean Oil	Dec 2007
	Triangle Biofuels Industries, Inc.	Wilson	1,500,000	Multi Feedstock	Nov. 2007
NE
	Beatrice Biodiesel, LLC	Beatrice	50,000,000	Soy	March 2008
NH
	Atlantic Biodiesel	Salem	3,000,000		April 2008
NM
	ARES Blue Sun Development	Clovis	15,000,000	Multi Feedstock	April 2008

NV
	Biodiesel of Las Vegas	Las Vegas	100,000,000	Multi Feedstock	Aug. 2008
NY
	GS AgriFuels	Fulton	10,000,000	Corn	4Q 2008
	Tri-State Biodiesel, LLC	Brooklyn	5,000,000	Recycled Cooking Oil	Oct. 2008
OH
	Deep Fried Diesel, LLC	Cincinnati	3,000,000	Waste Vegetable Oil	March 2008
	PK Biodiesel	Woodstock	5,000,000	Multi Feedstock	Jan. 2008
OK
	High Plains Bioenergy	Guymon	30,000,000	Multi Feedstock	Feb. 2008
OR
E	SeQuential-Pacific Biodiesel, LLC	Salem	4,000,000	Multi Feedstock	June 2008
PA
	PA Biofuels, LLC	Pittsburgh	10,000,000	Tallow, Yellow Grease	Sept. 2008
SC
	Aiken Biofuels, LLC	Warrenville	10,000,000	Multi Feedstock	July 2008
TX
	Ag Fuels Ltd	Sealy	1,200,000	Multi Feedstock	March 2008
E	Biodiesel Industries of Greater Dallas-Fort Worth	Denton	17,000,000	Full Spectrum	Dec 2008
	Direct Fuels	Euless	10,000,000	Multi Feedstock	Jan. 2008
	Fuel & Lube, LLC	Richmond	1,000,000	Recycled Cooking Oil	1Q 2008
	Green Diesel, LLC	Houston		Soy	June 2008
	GreenHunter BioFuels, Inc.	Houston	105,000,000	Multi Feedstock	1Q 2008
	Lakeside Energy, LLC	Perryton	3,000,000	Multi Feedstock	April 2008
	Organic Fuels, LLC	Galena Park	15,000,000	Multi Feedstock	April 2008
	Red River Biodiesel Ltd.	New Boston	15,000,000	Multi Feedstock	Feb. 2008
	Renewable Biofuels, LLC	Port Natches	90,000,000	Multi Feedstock	Aug. 2008
	Taylor Biodiesel	Pine Hurst	10,000,000	Multi Feedstock	Feb. 2008
	Texas Biotech, Inc.	Arlington			2Q 2008
UT
	Better Biodiesel	Spanish Fork	9,000,000	Multi Feedstock	3Q 2008
	Washakie Renewable Energy, LLC	Plymouth			Feb. 2008
VA
	Red Birch Energy, Inc.	Martinsville	500,000	Multi Feedstock	April 2008
WA
	Inland Empire Oilseeds, LLC	Odessa	8,500,000	Canola	Feb. 2008
	Northwest Bio-Fuels	Burbank	105,000,000	Canola, Soy	June 2008
	Whole Energy Fuels	Bellingham	8,000,000	Recycled Cooking Oil	Oct. 2008
WI
	North Prairie Productions, LLC	Evansville	45,000,000	Soy	Fall 2008
	Sun Power Biodiesel, LLC	Cumberland	3,000,000	Sunflower, Canola	March 2008

Note: The annual production capacity for plants under expansion represents the incremental increase in production capacity resulting from their expansion.

Employees

We currently have one administrative employee. In addition, as needed during the completion of the plant construction and commencement of operations, we intend to hire approximately 14 employees.  The following table represents the anticipated positions within the plant and the minimum number of individuals we intend to employ for each position:

Position	# Employed
General Manager	1
Operations Manager	1
Financial Assistant	1
Facility Maintenance	1
Lab Technician	1
Operations Specialist Day Shift	4
Operations Specialist Night Shift	4
Load/Receive Lead	1
TOTAL	14

The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality agreements with our officers and employees.  Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by us in the course of our business.

Our success will depend in part on our ability to attract and retain qualified personnel at competitive wage and benefit levels.  We must hire qualified managers, accounting, human resources and other personnel.  We operate in a rural area with low unemployment.  We may not be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project.  If we are unsuccessful in this regard, such event may negatively effect our operations, cash flows and financial performance.

Sales and Marketing

On June 6, 2007, we entered into a marketing contract with Eco-Energy Biodiesel, LLC. ("Eco") to market our biodiesel. Eco will purchase and market all of the biodiesel we produce at our plant. In addition, Eco will provide us with analysis of biodiesel supply and demand; market access to distribution channels developed by Eco; analysis and audit of biodiesel customers, including creditworthiness; marketing specialists and sales representatives to attain and establish sales opportunities and relationships for the facility's products; transportation and logistics for biodiesel shipments; and invoicing and accounts receivable management. The initial term of the agreement is 3 years which will automatically be renewed unless we give Eco 4 months written notice prior to the end of the initial term of our intent not to renew. We will pay a fee of 1% of the net purchase price per gallon of biodiesel for services and materials provided. In addition, we will pay a marketing fee of $0.015 per net gallon of biodiesel, payable monthly on actual gallons shipped.

We do not plan to hire or establish a sales organization to market any of the products or co-products we produce.  Consequently, we will be extremely dependent upon Eco to market each of our products.

Strategic Partners and Development Services Team

Ball Industrial Services

We anticipate relying upon Ball's design-build expertise for the successful construction and operation of our biodiesel plant, but we currently have no definitive binding agreement with them. Ball is an Iowa limited liability company with offices in Des Moines, Iowa and Kansas City, Missouri.

The expertise of Ball in integrating process and facility design into a construction and operationally efficient facility is important to the success of our project. We expect that Ball will assist our management team in executing a successful start-up. We anticipate being dependent upon Ball as our design-builder and any loss of our relationship with Ball or their affiliates could place us at a competitive disadvantage. In addition, if we experience any unforeseen costs or delays to the project due to Ball's inexperience or defects in the materials or technology used in our plant, we may be unable to execute a successful start-up resulting in the failure of our business. If our business fails, you could lose all or a substantial part of your investment in us.

Ball has been providing industrial construction services since 2001. If Ball constructs our proposed biodiesel plant, it will be the first biodiesel plant constructed by Ball.

Interim Agreement

In April 2007, we entered into an interim agreement with Ball Industrial Services, LLC ("Ball") to construct our biodiesel facility. The interim agreement was to be in place until the earlier of the execution of a definitive agreement between the Company and Ball or August 1, 2007, whichever occurred later. On December 7, 2007, we entered into a new interim agreement with Ball to construct our biodiesel plant. The new interim agreement is effective until the later of when we enter into a definitive agreement with Ball for the construction of the biodiesel plant or August 1, 2008. The interim agreement is intended to establish a baseline from which Ball and Southern Iowa BioEnergy can execute a definitive agreement under which Ball will act as our Engineering, Procurement and Construction Contractor and will coordinate all design, construction and commissioning services for a 40 million gallon per year biodiesel plant in Osceola, Iowa. We anticipate that Ball will act as our key contractor and directly manage other key subcontractors. However, we are still seeking bids from other contractors in order to secure the most favorable terms available.

Under the interim agreement, the services provided by Ball in connection with our biodiesel plant include, but are not limited to, the following:

•	Preparation of a proposed Guaranteed Maximum Price Agreement (GMAX Agreement) for the design, construction and start-up of our plant, including a schedule;
•	Design, construct and start-up of our plant in accordance with the GMAX Agreement;
•	Provide project coordination for building design, civil engineering, trade procurement for site, concrete, erection, carpentry and design as required for the project;
•	Coordination of technology providers, contracts, cash management, and schedule performance;
•	Ensure a safe workplace and compliance with OSHA activities; and
•	Supply to Southern Iowa BioEnergy a monthly progress report for use by board and financing partners.

We agreed to pay Ball a total of $750,000 for services under the interim agreement of which we have already paid $50,000 to Ball. If we terminate the interim agreement, Ball will refund the down payment less expenses incurred and fees earned by Ball. If Ball terminates this interim agreement, Ball will refund the down payment to Southern Iowa BioEnergy.

If we do not enter into a definitive, binding design-build agreement with Ball, or if Ball terminates its relationship with us after initiating construction, we may not be able to obtain a replacement general contractor. Any such event may force us to abandon our business. However, we have been in contact with other construction contractors who may construct the proposed biodiesel plant.

Based upon preliminary discussions with Ball and other construction contractors, and Safer, our technology provider, we anticipate the lump sum price for construction of the biodiesel plant including the technology costs, will be $41,860,000. However, the final cost of the plant may be higher. We cannot guarantee that there will not be any design changes or cost overruns associated with the construction of the plant. In addition, shortages of steel could increase the final cost and delay the final completion date of the project. Any significant increases in the construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support such increased construction costs.

We have no control over Ball or knowledge of how many biodiesel plants it can simultaneously construct. If Ball agrees to construct other biodiesel plants at the time that we expect it to construct our biodiesel plant and Ball is unable to successfully construct our plant as a result, the construction of our plant may either be substantially delayed or canceled. We do, however, intend to purchase a performance bond to mitigate some of the risk of Ball terminating its relationship with us after initiation of construction. We expect that Ball will secure the performance bond as part of a definitive design-build agreement and the expense for the bond will be included in the project cost.

We have not yet entered into a design-build agreement with Ball or Safer for the plant, thus, we do not have actual costs of the plant. See the section "ESTIMATED USE OF PROCEEDS" for our estimated costs and uses of funds.

We must obtain liability, property and casualty and other policies of insurance prior to the commencement of construction of the plant.  Those policies must be maintained during operations.  We may not be able to obtain such insurance on acceptable terms or at all.  Any failure by us to secure and maintain adequate insurance, with adequate policy limits and self-retention limits, may negatively effect our operations, cash flows and financial performance.

Safer Energy, LLC

We expect to be highly dependent upon Safer for the technology necessary for the operation of the plant. We entered into a non-binding memorandum of understanding on November 6, 2007 for the technology for our plant. Safer is a Kansas limited liability company specializing in the design, build and management of biodiesel production plants around the world. Safer is expected to be responsible for the engineering, design, procurement and construction of all components of the main processing plant and for providing the design process, process technology and detailed engineering services for the plant. In addition, Safer is expected to be responsible for vessel fabrication and erection and system commissioning. If we experience any unforeseen costs or delays to the project due to Safer's inexperience or defects in the design process used in our plant, we may be unable to execute a successful start-up resulting in the failure of our business. If our business fails, you could lose all or a substantial part of your investment in us. We anticipate paying Safer $27,500,000 under a definitive design-build agreement, $16,500,000 in cash and 11,000 units that we have priced at $1,000 per unit, or $11,000,000. We anticipate issuing the units to Safer in a private placement offering. We have not entered into a definitive agreement with Safer for its services and we may never do so. We anticipate negotiating a definitive agreement with Safer in the near future.

Risk Management and Feedstock Agency Agreement

On May 30, 2007, we entered into a Risk Management and Feedstock Agency Agreement (the "Feedstock Agreement") with FCStone, LLC in which FCStone will provide us with risk management and feedstock purchasing agent services. FCStone is a subsidiaries of FCStone Group, Inc. Pursuant to the terms of the Feedstock Agreement, FCStone will provide us with consulting services related to the implementation of a risk management program. Specifically, FCStone agreed to provide the following services:

•	analysis and audit of feedstock suppliers;

•	purchase feedstock meeting specifications and in adequate quantities to fill the production schedule of our facility;
•	negotiate for discounts with feedstock suppliers; and
•	provide transportation, logistics, and scheduling of feedstock deliveries.

In connection with the risk management program, we may agree to enter into certain hedging or other futures agreements and transactions. FCStone also agreed to supply us with sufficient feedstock required to maintain the normal production schedule of our plant. FCStone agreed to work to obtain the lowest possible total feedstock under prevailing market conditions consistent with prudent risk management practices. The feedstock may be sold by FCStone on cash forward contracts in place of cash sales.

In exchange for FCStone's risk management and feedstock agency services, we agreed to pay FCStone a service fee of Four Hundred Fifty Thousand Dollars ($450,000) per year, payable in advance in equal monthly installments of Thirty-Seven Thousand Five Hundred Dollars ($37,500), due on the first day of each month after operations begin.

The initial term of the feedstock agency agreement is for a term of 3 years and will automatically renew for 1 year terms thereafter, unless any party gives written notice of non-renewal to the other parties not less than 90 days prior to the end of the current term. In addition, we may terminate the Feedstock Agreement for any material breach upon 90 days notice to FCStone.

Marketing Agreement with Eco-Energy Biodiesel, LLC

On June 6, 2007, we entered into a marketing agreement with Eco-Energy Biodiesel, LLC. ("Eco") under which Eco agreed to market our biodiesel produced at the facility. In addition, Eco agreed to provide us with analysis of biodiesel supply and demand; market access to distribution channels developed by Eco; analysis and audit of biodiesel customers, including creditworthiness; marketing specialists and sales representatives to attain and establish sales opportunities and relationships for the facility's products; transportation and logistics for biodiesel shipments; and invoicing and accounts receivable management. The initial term of the agreement is 3 years which will automatically be renewed unless we give Eco 4 months written notice prior to the end of the initial term of our intent not to renew. We agreed to pay a fee of 1% of the net purchase price per gallon of biodiesel for services and materials provided. In addition, we agreed to pay a marketing fee of $0.015 per net gallon of biodiesel, payable monthly on actual gallons shipped.

Consulting Agreement with Third Inning Solutions, Inc.

On February 28, 2007, we entered into a consulting agreement with Third Inning Solutions, Inc. ("Third Inning"). Third Inning agreed to serve as an independent consultant during the term of the agreement and agreed to devote commercially reasonable efforts to provide project coordination, consulting and advisory services in connection with the development, financing, start-up and construction of our biodiesel plant.

Under the terms of the agreement, we agreed to pay Third Inning as follows: (i) $50,000 payable upon execution of the agreement; (ii) $325,000, payable at the time, and only if, we execute senior loan financing documents enabling the groundbreaking for our project; and (iii) $300,000, payable at the time, and only if, construction of our project is substantially complete within the meaning of the construction agreement relating to the project. We also agreed to reimburse Third Inning for reasonable, ordinary and necessary expenses incurred by Third Inning in performance of its duties under the agreement.

Third Inning's duties include, but are not limited to, the following:

•	analyze equity and debt goals and assist with debt and equity financing structure;
•	serve as project coordinator to secure build commitments;
•	assist with review and analysis of all written debt financing proposals;
•	assist with oversight and monitoring of construction team;
•	assist in negotiating contracts with product service providers; including, but not limited to, procurement agents, risk managers and marketing companies; and

•	assist in marketing efforts.

Third Inning may not be able to successfully assist us in developing the project or securing adequate financing.

Engagement Agreement with Ascendant Financial Partners, LLC

On June 11, 2007, we entered into an agreement with Ascendant Financial Partners, LLC ("AFP") to assist us with obtaining debt financing. Pursuant to the agreement, AFP agreed to use its best efforts to place debt capital for the project, including identifying debt capital sources, discussing the project with debt capital sources, assisting with structuring and negotiating the debt and closing the debt transaction. In exchange for AFP's services, we agreed to pay AFP 1.5% of the amount of debt capital raised, regardless of the source, amount or type of debt capital received or whether the debt is sourced by AFP or any other party. The fees were to be paid upon the financial close of the project. The agreement was to continue until debt financing is obtained or until either party elects to terminate the agreement upon 30 days written notice to the other party. On October 24, 2007, we provided notice to AFP of our intent to terminate the agreement.

Engagement Agreement with Commercial Property Lenders, Inc.

On October 18, 2007, we executed an agreement with Commercial Property Lenders, Inc. ("CPL") dated October 4, 2007 to assist us with obtaining debt financing. Pursuant to the agreement, CPL agreed to use its best efforts to secure a permanent loan commitment to finance the project. In exchange for CPL's services, we agreed to pay CPL a fee equal to 2.0% of the loan amount, payable at the time of loan closing. Graceland University paid CPL a deposit of $30,000. Once we break escrow we anticipate paying CPL a $30,000 deposit and CPL will in turn refund Graceland University's $30,000 deposit. The $30,000 is refundable within thirty days of termination of the agreement, provided that we cannot obtain debt financing upon terms acceptable to us. In the event we default upon the agreement, CPL is entitled to retain the $30,000 as liquidated damages.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations, and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. Our acquisition of many of the various required permits is time-sensitive. Several of these permits, including the air pollution construction and operation permits, storm water discharge permits and others, must be obtained prior to starting construction. Other permits will be required shortly before or shortly after commencement of our operations. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the United States Environmental Protection Agency (EPA) could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The Iowa Department of Natural Resources (IDNR) and the EPA could also modify the requirements for obtaining a permit. Any such event could significantly increase our operating costs and the capital costs associated with construction of the plant or any future expansion of the plant.

Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions by the EPA. Currently, the EPA's statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed plant. However, we will be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than the IDNR. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Such changes may result in greater regulatory burdens. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.

Air Pollution Construction and Operation Permits

Our preliminary estimates indicate that our facility will be considered a minor source of regulated air pollutants. However, there are a number of emission sources that are expected to require permitting. Biodiesel production involves the emission of various airborne pollutants, including carbon monoxide (CO), oxides of nitrogen (NOx), sulfur dioxide (SO2) and volatile organic compounds (VOCs). We expect to obtain air pollution construction new source permits for each source of emission. In addition, we will need to obtain an air quality permit from the IDNR.

Although our engineer's preliminary estimates indicate that this facility will be considered a minor source of regulated air pollutants, and therefore not subject to Title V or Maximum Achievable Control Technology (MACT) Standards, this could change depending on the results of additional testing, results after the facility begins production, or the changing regulatory environment. Obtaining and maintaining a Title V permit and adhering to MACT standards may involve substantial compliance and management costs, additional capital and a significant delay in obtaining an air permit. If we are required to obtain and maintain a Title V permit, we must find a skilled engineer to work for us to ensure our compliance with Title V and will incur additional engineering expenses. If we are unable to find a skilled engineer to employ, we will be required to hire an engineering firm to ensure our compliance with Title V at a greater expense. In order to comply with applicable air regulations or to avoid having to obtain a Title V air permit, it is possible that we will have to install additional air pollution control equipment or agree to limit production levels to amounts that may be slightly lower than maximum production levels described in this document. These limitations are expected to be made a part of the construction permits. Exceeding these limitations would require us to pursue a Title V air permit and could subject us to expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions. There is also a risk that the IDNR might reject a Title V air permit application and request additional information, which would further delay start-up and increase expenses.

There is also a risk that regulatory changes might impose additional or different requirements. For example, if the area in which the plant is situated is determined to be a non-attainment area for a particular pollutant, the threshold standards that require a Title V permit might be changed and require us to obtain the permit. The State of Iowa could enact a State Implementation Plan which would require the imposition of Prevention of Significant Deterioration requirements and the installation of Best Available Control Technologies for any future modifications or expansions of the plant. Any such event would significantly increase the operating costs and capital costs associated with any future expansion or modification of the plant.

New Source Performance Standards

We anticipate that the plant will also be subject to the New Source Performance Standards. The NSPS are national standards of performance that are set by the EPA for categories of new or modified stationary sources. The purpose of the NSPS is to prevent deterioration of air quality from the construction of new sources and reduce control costs by building pollution controls into the initial design of plants. The standards are based on the emission rate that can be achieved through the use of the best adequately demonstrated technology. However, factors such as cost and environmental effect are also taken into account. Duties imposed by the NSPS include initial notification, emission limits, compliance and monitoring requirements and recordkeeping requirements.

Storm Water Discharge Permit and Other Water Permits

Our plant will be required to apply for and receive from the IDNR a storm-water discharge permit for construction activities and a separate storm-water discharge permit for operation of the facility. The Industrial Storm Water Discharge Permit application must be filed at least 180 days before construction begins, and the permit must be granted prior to construction of the plant. In connection with this permit, we will be required to have a Storm Water Pollution Prevention Plan in place prior to applying for the permit which outlines various on-site measures we plan to implement to prevent and control pollution resulting from storm-water run-off. Other compliance and reporting requirements would also apply.

Prior to the commencement of construction of the plant, we must file a notice of intent and application for a Construction Site Storm Water Discharge Permit. If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. In addition, we must file a soil loss affidavit with the local NRCS office for land disturbing activities. We would also be subject to certain reporting and monitoring requirements. We anticipate that we will be able to obtain these permits. However, if we are unable to obtain these permits our project may be delayed or we may be forced to abandon our project altogether.

Waste Water National Pollutant Discharge Elimination System Permits (NPDES Permit)

Although we expect that water used in the biodiesel production process will be re-circulated to decrease facility water demands, a certain amount of water will have to be discharged. As a result, at this time we expect we will construct our own wastewater treatment facility to treat wastewater from the biodiesel production process prior to discharge. Nevertheless, there is a risk that unanticipated additional treatment expenses may arise. In order to construct and operate our own wastewater treatment facility, we will need to obtain a NPDES waste water discharge permit. The required NPDES permit will require initial capital costs and ongoing monitoring expenses in order to remain in compliance. We anticipate submitting the applicable permit applications(s) no later than 180 days prior to beginning of construction.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare a Spill Prevention Control and Countermeasure plan. The plan must be reviewed and certified by a professional engineer.

Risk Management Plan

Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. It is anticipated that our plant will use methanol, hydrochloric acid (HC1) and caustic soda (NaOH) to produce our biodiesel. It is likely we will be required to establish a plan to prevent spills or leaks of these substances and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of these substances into the surrounding area. We will need to conduct a hazard assessment and prepare models to assess the impact of any release of such substances into the surrounding area. The program will be presented at one or more public meetings. In addition, it is likely that we will have to comply with the prevention requirements under OSHA's Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before use of those regulated substances.

Nuisance

Even if we receive all EPA and Iowa environmental permits for construction and operation of the plant, we may be subject to the regulations on emissions by the EPA. Our activities could subject us to nuisance, trespass or similar claims by employees or property owners or residents in the vicinity of the plant. Any such claims, or increased costs to address complaints, may reduce our cash flows and have a negative impact on our financial performance.

We are not currently involved in any litigation involving nuisance claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Amended and Restated Operating Agreement provides that our initial board of directors will be comprised of no fewer than 3 and no more than 13 members. We currently have 8 directors on our board of directors. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operation of the biodiesel plant commences. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our Amended and Restated Operating Agreement which could be difficult to accomplish.

The Amended and Restated Operating Agreement provides for a staggered board of directors, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. Prior to expiration of the initial directors' terms, the initial directors will conduct a lottery to separately identify the director positions to be elected. Each director position will be designated as either Group I (serving one year), Group II (serving two years) and Group III (serving three years).

Identification of Directors, Executive Officers and Significant Employees

The following table shows the directors and officers of Southern Iowa BioEnergy LLC as of the date of this prospectus:

Director	Office
William Higdon	Chairman, President and Director
Leon Kessel	Vice Chairman and Director
Alan Elefson	Treasurer and Director
Randy Layton	Director
J.R. Cornett	Director
William Morain	Secretary and Director
Jack Cooley	Director
J. Scott Sunderman	Director

Business Experience of Directors and Officers

The following is a brief description of the business experience and background of our officers and directors.

Dr. William T. Higdon, President and Director, Age 78 – 12604 Elk Ridge Rd., Lamoni, IA 50140

Dr. Higdon retired to a farm near Lamoni, Iowa about six years ago. Prior to that, Dr. Higdon was the Director of Educational Marketing for Gateway Computers. He has an associate of arts degree from Graceland University and a B.S. in Agriculture, M.S. and Ph. D from the University of Missouri, Columbia. He was a Research Chemist for Shell Development Company in Houston, Texas before joining the faculty of Graceland University as Chair of the Science and Mathematics Division. He did a post-doctoral study in Academic Administration at the University of Michigan, Ann Arbor, in preparation for fourteen years as President of Graceland University. He has served as Marketing Director for Hawthorne Machinery Co., a Caterpillar dealer, in San Diego, CA and as Director of Business Education for Gateway. He currently serves as Chair of Outreach International, a charitable organization seeking to help the poor.

Dr. Higdon has served as our president and a director since our inception. Pursuant to our Amended and Restated Operating Agreement, Dr. Higdon will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

Leon Kessel, Vice Chairman and Director, Age 58 – 12301 290th St., Lamoni, IA 50140

Mr. Kessel has been a farmer in the Lamoni area for over ten years. He received an associate degree in diesel technology from Des Moines Area Community College. He is on the Iowa State Farm Bureau Renewable Energy Committee, South Central Cooperative board of directors and the Lamoni SAFE Coalition. In addition, he is a member of Decatur County Hospital Board of Trustees. Mr. Kessel is a past president of Decatur County Farm Bureau and is currently the Decatur County voting delegate. Mr. Kessel worked for Caterpillar from 1972 to 1986.

Mr. Kessel has served as a director and vice chairman since our inception. Pursuant to our Amended and Restated Operating Agreement, Mr. Kessel will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

Alan Elefson, Treasurer and Director, Age 51 – 30277 US Highway 69, Lamoni, IA 50140

Mr. Elefson has over thirty years experience in the lending and banking industry, working primarily in commercial and agricultural lending. He has worked for Bank of the West and its predecessors since January 1985 and is currently a commercial lender for the bank in Lamoni, Iowa. In addition, Mr. Elefson owns and operates an approximately 120-acre farm in Lamoni, Iowa. He serves as a member of the loan committee for Southern Iowa Council of Government and Grow Iowa Foundation, Inc. He is a director for Lamoni Development Corporation, Decatur County Development Corporation and a former president and director of South Central Iowa Community Foundation. He is also a member of Decatur County Enterprise Zone Commission. Mr. Elefson previously served on the Lamoni Community School Board, at one time serving as President of the board.

Mr. Elefson has served as our treasurer and a director since May 4, 2005. Pursuant to our Amended and Restated Operating Agreement, Mr. Elefson will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

Randy F. Layton, Director, Age 47 – 1357 Shady Grove Rd., Clarksville, TN 37043

Mr. Layton has been working in the construction business since the late 1970's. In addition to his construction business, Mr. Layton served as our project coordinator from March through December 2005. From January 2003 through October 2005, Mr. Layton managed farming operations for the Lois J. Veatch Trust. Additionally, from June 1991 through December 2002, Mr. Layton served as plant manager for Ideal Ready Mix Company, Inc. He is a member of the board of directors of Decatur County Development Corporation.

Mr. Layton has served as a director since our inception. Mr. Layton was our secretary from inception until November 2007. Pursuant to our Amended and Restated Operating Agreement, Mr. Layton will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

J.R. Cornett, Director, Age 59 – 486 Park Ave., Davis City, IA 50065

Mr. Cornett owns and operates a large farm which includes row crops and cattle. In addition, Mr. Cornett serves as a County Supervisor for Decatur County, Iowa, a position he has held since October 2001. Mr. Cornett serves as the secretary for Southern Iowa Council of Governments. Mr. Cornett is the chair of Area 14 Agency on Aging. From October 1975 through September 1990, Mr. Cornett was a general manager for MFA, Inc., responsible for managing multiple Iowa operations, including cooperative centers, fertilizer plants, grain operations and custom chemical plants. From 1994 through 2001, Mr. Cornett was a salesperson for John Deere. Mr. Cornett is a past director for Farmer's Bank of Northern Missouri and North Missouri Bank Shares.

Mr. Cornett has served as a director since our inception. Pursuant to our Amended and Restated Operating Agreement, Mr. Cornett will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

Jack Cooley, Director, Age 64 – 1610 240th Ave., Osceola, IA 50213

Mr. Cooley owns and manages an approximately 500-acre farm with row crops and cattle. He has done so since June of 1964. Mr. Cooley is a member and vice chairman of Clarke County Board of Supervisors. In addition, he serves as vice president of both Coyote Canyon Lake Commission and South Central Iowa Community Action Program. Mr. Cooley is the chair for the South Central Youth Shelter.

Mr. Cooley has served as a director since May 4, 2005. Pursuant to our Amended and Restated Operating Agreement, Mr. Cooley will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

Dr. William D. Morain, Secretary and Director, Age 65 – 901 W. Main St., Lamoni, IA 50140

Dr. Morain is a board certified plastic surgeon and currently serves as vice-chairman of Community Health Centers of Southern Iowa. In addition, Dr. Morain has served as editor-in-chief of the Annals of Plastic Surgery, a monthly professional medical journal since January 1992. Previously, he was a professor of surgery at Dartmouth Medical School. He received his medical degree from Harvard University and completed his postdoctoral surgical training at Harvard Medical Center and Stanford Medical Center. He is president of Decatur County Development Corporation, secretary of Lamoni Development Corporation, president of the Lamoni School Board and a member of the board of directors of the Iowa Association of School Boards.

Dr. Morain has served as a director since our inception. Dr. Morain has served as our secretary since November 2007. Pursuant to our Amended and Restated Operating Agreement, Dr. Morain will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

J. Scott Sunderman, Director Age 48 – 319 E. Clark St., Clarinda, IA 51632.

Mr. Sunderman currently is a vice president for Bank Iowa in Clarinda, Iowa and Villisca, Iowa. Mr. Sunderman has been with Bank Iowa since 2002. He worked as a vice president for Okey Vernon First National Bank in Corning, Iowa from 1986 to 2002. Prior to that, he was a loan officer with Plains State Bank in Plains, Kansas from 1982 to 1986. Mr. Sunderman attended Iowa Western Community College in Clarinda, Iowa and is a graduate of Panhandle State University in Goodwell, Oklahoma with a degree in Ag Business.

Mr. Sunderman has served as a director since October, 2005. Pursuant to our Amended and Restated Operating Agreement, Mr. Sunderman will serve until our first annual meeting following substantial completion of our biodiesel plant and in all cases until a successor is elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our units as of April 10, 2008 by our directors and officers.

Directors and Officers				Percentage of Total After the Offering(1)
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Prior to Offering	Maximum Units Sold in Offering	Minimum Units Sold in Offering
Membership Units	William T. Higdon 12604 Elk Ridge Road Lamoni, IA 50140	100	4.60%	0.36%	0.45%
Membership Units	Leon Kessel 12301 290th Street Lamoni, IA 50140	190	8.75%	0.69%	0.86%
Membership Units	J.R. Cornett 31578 Townline Road Davis City, IA 50065	150	6.91%	0.54%	0.68%

Membership Units	Randy F. Layton 204 S.E. 3rd Leon, IA 50144	45	2.07%	0.02%	0.02%
Membership Units	William D. Morain 901 W. Main Street Lamoni, IA 50140	130	5.99%	0.47%	0.59%
Membership Units	Jack Cooley 1610 240th Avenue Osceola, IA 50213	90	4.14%	0.33%	0.41%
Membership Units	Alan Elefson 30277 US Highway 69 Lamoni, IA 50140	23	1.06%	0.08%	0.10%
Membership Units	J. Scott Sunderman 319 E. Clark St. Clarinda, IA 51632	0	0	0	0
	Total:	728	33.52%	2.49%	3.11%

(1) Total units outstanding following the offering includes the 11,000 units we anticipate issuing to Safer in a private placement concurrently with this offering.

The following table sets forth each person or entity known by us to be the beneficial owner of more than five percent of our outstanding units as of April 10, 2008.

Beneficial Owners				Percentage of Total After the Offering(1)
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Prior to Offering	Maximum Units Sold in Offering	Minimum Units Sold in Offering
Membership Units	Morris Yoder 26366 Popcorn Road Weldon, IA 50264	200	9.21%	0.72%	0.90%
Membership Units	J.R. Cornett 31578 Townline Road Davis City, IA 50065	150	6.91%	0.54%	0.68%
Membership Units	William D. Morain 901 W. Main Street Lamoni, IA 50140	130	5.99%	0.47%	0.59%
Membership Units	Leon Kessel 12301 290th Street Lamoni, IA 50140	190	8.75%	0.69%	0.86%
	Total:	770	30.86%	2.42%	3.03%

(1) Total units outstanding following the offering includes the 11,000 units we anticipate issuing to Safer in a private placement concurrently with this offering.

EXECUTIVE COMPENSATION

William Higdon is currently serving as our chairman and president and Leon Kessel is currently serving as our vice chairman. Alan Elefson is our treasurer, and William D. Morain is our secretary. We do not currently compensate our executive officers.

We do not have any other compensation arrangements with our directors and officers.

Employment Agreements

We have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with the executive officers or other employees we may hire.

Reimbursement of Expenses

Our policy is to reimburse our officers and directors for out-of-pocket expenses incurred in connection with their service to us. A per diem fee for attending meetings may be set by the board in the future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Operating Agreement provides that none of our directors or members will be liable to us for any breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director's fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director's duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director's liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Under Iowa law, no member or director will be liable for any of our debts, obligations or liabilities merely because he or she is a member or director. In addition, Iowa law permits, and our Amended and Restated Operating Agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since our inception, we have engaged in transactions with related parties. Our initial directors constitute our founding members. As such, none of our initial directors is independent as defined in Section II(K) of NASAA's Statement of Policy Regarding Corporate Securities Definitions, because each of the directors has acted as a promoter by directly taking initiative in founding and organizing the Company.  Therefore, we currently do not have outside directors or unaffiliated unit holders to evaluate related party transactions. However, in order to accomplish substantial compliance with Section VII of the NASAA Statement of Policy Regarding Loans and Other Material Affiliated Transactions, the Board of Directors intends to require full disclosure and approval by a majority of disinterested directors of any conflict of interest transaction.

Transactions with Jack Cooley, one of our initial members and directors

We entered into a real estate installment contract with Jack Cooley, one of our initial members and directors, for the purchase of 13 acres of land in Osceola, Iowa, where we anticipate our plant will be located. Under the terms of the real estate installment contract, we paid Mr. Cooley $30,000 at the execution of the agreement and $100,000 on October 3, 2005 to satisfy the contract, for a total purchase price of $130,000.

The terms of our real estate installment contract with Jack Cooley may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our disinterested directors approved the real estate installment contract with Jack Cooley. We believe that all future transactions with Jack Cooley will be no less favorable to us than those generally available from unaffiliated third parties and will also be approved by a majority of disinterested directors.

Transactions with Decatur County Development Corporation

The Company entered into an agreement with Decatur County Development Corporation to serve as consultant for the development of the project. Under the agreement, the Company will pay Decatur County Development Corporation $7,500. Dr. William D. Morain, Leon Kessel, Alan Elefson, J.R. Cornett and Randy Layton, all initial directors of the Company, are directors of the Decatur County Development Corporation. In addition, an initial director of the Company is the husband of the executive director of the Decatur County Development Corporation.

Transactions with Randy Layton, one of our initial members and directors

Randy Layton, one of our members and directors served as our project coordinator from March 15, 2005 until December 31, 2005. Under the terms of our agreement with Mr. Layton, we paid him $26,783 to provide consulting and project development services.

PLAN OF DISTRIBUTION

Before purchasing any units, an investor must execute a subscription agreement and a promissory note and security agreement and sign our Amended and Restated Operating Agreement. The subscription agreement contains, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our Amended and Restated Operating Agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.

The Offering

We are offering, on a best efforts basis, a minimum of 9,000 units and a maximum of 14,500 units at a purchase price of $1,000 per unit. You must purchase a minimum of 20 units to participate in the offering. You may purchase any number of additional units. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate our directors, as listed on page 5 of this prospectus, will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. Our directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our minimum offering amount is $9,000,000 and our maximum offering amount is $14,500,000. The offering will end no later than November 26, 2008. If we sell the maximum number of units prior to November 26, 2008, the offering will end as of the date the maximum number of units is sold. We may choose to end the offering any time prior to November 26, 2008, after we sell the minimum number of units. If we sell the minimum number of units prior to November 26, 2008, we may decide to continue selling units until the earlier of when we sell the maximum number of units or November 26, 2008. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by November 26, 2008, we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which includes our receipt of a written debt financing commitment. After the offering, there will be 27,672 units issued and outstanding if we sell the maximum number of units offered in this offering and 22,172 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes 2,172 units issued to our founding members and in our previous seed capital private placement and the 11,000 units we anticipate issuing to Safer our biodiesel technology provider.

Investments will be held in escrow until the earliest of (1) when we have satisfied all the requirements necessary to break escrow; (2) November 26, 2008; or (3) termination of the offering. However, if prior to the termination of the offering, we have sold membership units equal to the minimum offering amount and the Company has advised the purchasers of those membership units to remit to the escrow agent the balance of the purchase price, then the escrow may continue beyond the termination of the offering until all funds have been paid and the conditions for releasing the funds have been satisfied. In no event, however, shall such date be later than three months following the termination of the offering. If we are unable to satisfy the requirements to break escrow and the offering is terminated, you will receive a prompt refund of your funds.

Our directors, officers and affiliates will be allowed to purchase the units that are being offered. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our Amended and Restated Operating Agreement, and will, therefore, be purchased for investment, rather than resale. There are no limits on the amount of units directors, officers and affiliates may purchase in this offering.

You should not assume that we will sell the $9,000,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which Southern Iowa BioEnergy LLC is managed, including Safer, our biodiesel technology provider. We anticipate issuing 11,000 of our units to Safer in a private placement offering in exchange for $11,000,000 in design, engineering, and construction services for our biodiesel plant. These investors may influence the business in a manner more beneficial to them than to other investors.

We have registered the offering only with the Colorado, Iowa, Missouri, Illinois, Alaska and Kansas (accredited investors only) state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Colorado, Iowa, Missouri, Illinois, Alaska and Kansas. This limitation may result in the offering being unsuccessful. The board of directors in its sole discretion may choose to register in other states.

We are expecting to incur offering expenses in the amount of approximately $750,000 to complete this offering.

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. For Iowa investors, you cannot invest in this offering unless you meet one of the following two suitability tests: (1) you have annual income from whatever source of at least $70,000 and you have a net worth of at least $70,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $250,000 exclusive of home, furnishings and automobiles. Kansas investors must be accredited investors as that term is defined in Regulation D of the Securities Act of 1933. Investors in the other states where we are registered cannot invest in this offering unless you meet one of the following 2 suitability tests: (1) You have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $100,000 exclusive of home, furnishings and automobiles. For married persons, the tests will be applied on a joint (husband and wife) basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

Each subscriber must make written representations that, among other things, he/she/it:

•	is purchasing such units for the purpose of investment and not for resale;
•
has been encouraged to rely upon the advice of such subscriber's legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units; and

•
will acquire the units for the subscriber's own account without a view to public distribution or resale and that such subscriber has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person.

Subscription Period

The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $14,500,000; or (2) November 26, 2008. However, we may close the offering any time prior to November 26, 2008 upon the sale of the minimum aggregate offering amount of $9,000,000. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling at least the minimum number of units prior to November 26, 2008, the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment and completion of the Safer private placement. We may admit members to Southern Iowa BioEnergy LLC and continue to offer any remaining units to reach the maximum number of units to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.

This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled "RISK FACTORS." In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest. We intend to return those funds by the close of the next business day or as soon as possible after the termination of the offering.

Subscription Procedures

Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to "Great Western Bank, Escrow Agent for Southern Iowa BioEnergy LLC" in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our Amended and Restated Operating Agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the Amended and Restated Operating Agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully.

Once we receive subscriptions for the minimum amount of the offering, we will mail written notice to our investors that full payment under the promissory note is due within 30 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow.

The promissory note is full recourse which means that you will be liable for the balance due and that if you do not timely repay the indebtedness upon the terms agreed, we will pursue you by any legal means to recover the indebtedness. This includes, but is not limited to, acquisition of a judgment against you for the amount due plus interest plus any amounts we spend to collect the balance. We will also seek from you any attorney fees we incur in collecting the balance. Unpaid amounts due will accrue interest at a rate of 12% per year from the date on which payment was due. We will also retain the initial 10% payment made by the subscriber. Pursuant to the terms of the promissory note, we will not be required to give you notice of default under the terms of the promissory note, but upon your failure to make timely payment, we will immediately have the right to pursue you for payment of the balance due by any legal means. By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing these units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.

If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $9,000,000, you will be required to pay the full purchase price immediately upon subscription.

We may, in our sole discretion, reject or accept all or any part of your subscription agreement. We might not consider acceptance or rejection of your application until after we have received subscriptions totaling at least $9,000,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our Amended and Restated Operating Agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will promptly return your subscription, check, and signature page.

Changes in the offering's material terms after the registration statement's effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include the following: (1) extension of the offering beyond the year currently contemplated; (2) change in the offering price other than that disclosed in this prospectus; (3) change in the minimum purchase required of investors; (4) change in the amount of proceeds necessary to release the proceeds in escrow; and (5) material change in the application of proceeds.

If you are deemed the beneficial owners of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Great Western Bank, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. Those conditions are (1) cash proceeds from unit sales deposited in the escrow account equal or exceed $9,000,000, exclusive of interest; (2) we have given written notice to the escrow agent that we have completed a private placement of 11,000 membership units with SAFER Energy, LLC ("Safer") to perform design, engineering and construction services for certain parts of the proposed biodiesel plant as described in the Safer memorandum of understanding; (3) we have obtained a written debt financing commitment between $25,850,335 and $31,350,335; (4) we have elected, in writing, to terminate the escrow agreement; and (5) the escrow agent has provided an affidavit to the states in which the units have been registered stating that the foregoing requirements of (1), (2), (3) and (4) have been satisfied.

In addition to holding funds in one or more bank accounts, we will invest the escrow funds in short-term certificates of deposit issued by a bank and/or short-term securities issued by the United States government. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until November 26, 2008 or some earlier date, at our discretion. We must sell the minimum number of units and collect 10% of the minimum offering amount in cash prior to November 26, 2008. If we sell the minimum number of units, collect 10% of the minimum offering amount in cash and notify our purchasers of their obligations to remit the 90% purchase price balance prior to November 26, 2008, the escrow account will continue for up to 3 months from that date to allow us sufficient time to collect the 90% balance. Cash proceeds from unit sales deposited in the escrow account must equal or exceed $9,000,000 prior to the end of the 3 month period or we will be forced to terminate the escrow account and promptly return your investment to you.

We may terminate the offering prior to breaking escrow in which event we will return your investment, with interest, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

•	If we determine in our sole discretion to terminate the offering prior to November 26, 2008; or
•	If we do not raise the $9,000,000 minimum aggregate offering amount, by November 26, 2008.

Delivery of Unit Certificates

If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See "DESCRIPTION OF MEMBERSHIP UNITS – Restrictive Legend on Membership Certificates."

Summary of Promotional and Sales Material

In addition to and apart from this prospectus, we may use certain sales materials in connection with this offering. The materials may include, among other things, a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales materials. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such materials do not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

DESCRIPTION OF MEMBERSHIP UNITS

An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Currently, there are 77 unit holders in the Company. We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal and state income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS." As a unit holder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the units and to certain other rights, such as the right to vote at our member meetings. In the event that an investor's membership in the limited liability company later terminates, that investor may continue to own units and retain economic rights such as the right to the distributions. However, termination of the membership would result in the loss of other rights such as the right to vote at our member meetings.

Membership Units

Ownership rights in us are evidenced by units. There is one class of membership units in Southern Iowa BioEnergy LLC. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the Amended and Restated Operating Agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

Voting Limitations

Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

Loss of Membership Rights

Although we are managed by our directors, our Amended and Restated Operating Agreement provides that certain transactions, such as amending our Amended and Restated Operating Agreement or dissolving the company, require member approval. An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Each member has the following rights:

•	to receive a share of our profits and losses;
•	to receive distributions of our assets, if and when declared by our directors;
•	to participate in the distribution of our assets in the event we are dissolved or liquidated;
•	to access information concerning our business and affairs at our place of business; and
•	to vote on matters coming before a vote of the members.

Our Amended and Restated Operating Agreement provides that if your membership is terminated, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our Amended and Restated Operating Agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person's interest as a member. In addition, a member's use of this information is subject to certain safety, security and confidentiality procedures established by us.

Investors whose membership has been terminated but who continue to own units will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. These unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See "DESCRIPTION OF BUSINESS."

If you transfer your units, and the transfer is permitted by the Amended and Restated Operating Agreement, or has been approved by the board of directors, then the transferee will be admitted as a substituted member of Southern Iowa BioEnergy LLC only if the transferee:

•	agrees to be bound by our Amended and Restated Operating Agreement;
•	pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;
•	delivers, upon our request, any evidence of the authority such person or entity has to become a member of Southern Iowa BioEnergy LLC; and
•	delivers, upon our request, any other materials needed to complete transferee's transfer.

The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements. The restrictive legend on our membership certificates and the language of our Amended and Restated Operating Agreement will alert subsequent transferees of our units as to the restrictions on transferability of our units and the events by which a member may lose membership rights. Investors who transfer units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they will not continue to be members when units are transferred to a third party.

Distributions

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our Amended and Restated Operating Agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units.

Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to unit holders in proportion to the number of units owned as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

We do not expect to generate revenues until the proposed plant is operational. After operations of the proposed plant begin, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our unit holders in proportion to the units held and in accordance with our Amended and Restated Operating Agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed biodiesel plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to unit holders will depend on numerous factors, including:

•	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;
•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;
•	Our ability to operate our plant at full capacity which directly impacts our revenues;
•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and
•	State and federal regulations and subsidies, and support for biodiesel generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our Amended and Restated Operating Agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder's actual capital contributions. Our Amended and Restated Operating Agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder's capital account balance is equal to the capital account balance that the unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder's capital account.

Restrictions on Transfers of Units

The units will be subject to certain restrictions on transfers pursuant to our Amended and Restated Operating Agreement. In addition, transfers of the units may be restricted by federal and state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

We have restricted the ability to transfer units to ensure that Southern Iowa BioEnergy LLC is not deemed a "publicly traded partnership" and thus taxed as a corporation. Under our Amended and Restated Operating Agreement, no transfer may occur without the approval of our board of directors. Our board of directors will only permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code, including the following:

•	Transfers by gift to the member's descendants;
•	Transfers upon the death of a member; and
•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units.

Any transfer in violation of the publicly traded partnership requirements or our Amended and Restated Operating Agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate that such a market will develop.

The units are unsecured equity interests in Southern Iowa BioEnergy LLC and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.

SUMMARY OF OUR AMENDED AND RESTATED OPERATING AGREEMENT

Statements contained in this section of the prospectus regarding the contents of our Amended and Restated Operating Agreement are not necessarily complete, and reference is made to the copy of our Amended and Restated Operating Agreement filed as exhibit B to this prospectus.

Binding Nature of the Agreement

We will be governed primarily according to the provisions of our Amended and Restated Operating Agreement and the Iowa Limited Liability Company Act. Among other items, our Amended and Restated Operating Agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in Southern Iowa BioEnergy LLC, you will be bound by the terms of our Amended and Restated Operating Agreement. Its provisions may not be amended without the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.

Management

Initially, the total number of initial directors of Southern Iowa BioEnergy LLC shall be a minimum of 3 and a maximum of 13. The current directors and their business experience are set out in further detail in "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS." Prior to any action by the Members to change or fix the number of directors, the number of directors may be changed from time to time within that variable range by the directors. However, once the members have taken action to change or fix the number of directors, the directors no longer have any authority to change the number of directors from the number last approved by the Members, unless and until such authority is granted to the directors by the members.

Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to Southern Iowa BioEnergy LLC with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unit holders representing at least 5% of our outstanding units.

No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after substantial completion of the plant.

Our Amended and Restated Operating Agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

Our directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman's duties in the event the chairman is unable to act.

According to our Amended and Restated Operating Agreement, the directors may not take the following actions without the unanimous consent of the members:

•	Cause or permit Southern Iowa BioEnergy LLC to engage in any activity that is inconsistent with our purposes;
•
Knowingly act in contravention of the Amended and Restated Operating Agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the Amended and Restated Operating Agreement;

•	Possess our property or assign rights in specific company property other than for Southern Iowa BioEnergy LLC's purpose; or
•	Cause us to voluntarily take any action that would cause our bankruptcy.

In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause Southern Iowa BioEnergy LLC to:

•	Merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;
•	Confess a judgment against us in an amount in excess of $500,000;
•	Issue units at a purchase price of less than $250 per unit;
•	Issue more than 50,000 units; or
•	Cause the Company to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates.

Replacement of Directors

Our Amended and Restated Operating Agreement defines a procedure to replace the board in staggered terms, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and, at that point, one-third of the total number of directors will be elected by the members each year. The directors shall be placed into groups by resolution of the initial board of directors prior to the expiration of the initial term. These procedures provide that replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least five percent of the outstanding units, provided that the members also meet other requirements, all of which are described in our Amended and Restated Operating Agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, or less than 60 days prior to the annual meeting of our members.

Members' Meetings and Other Members' Rights

There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than five days in advance of such meetings.

In order to take action at a meeting, members holding at least 30% of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our Amended And Restated Operating Agreement or by the Iowa Limited Liability Company Act.

For the purpose of determining the members entitled to notice of or to vote at any members' meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenter's rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.

We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours according to the conditions and procedures in our Amended and Restated Operating Agreement. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

Unit Transfer Restrictions

A unit holder's ability to transfer units is restricted under our Amended and Restated Operating Agreement. Unit holders may not transfer their units prior to the date upon which substantial operations of our facilities commence, unless such transfer is:

•	To the investor's administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or
•	Made without consideration to or in trust for the investor's descendants or spouse.

Following the date upon which substantial operations of our facilities commence, investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our Amended and Restated Operating Agreement and:

•	Has been approved by our directors in accordance with the terms of the Amended and Restated Operating Agreement; or
•	The transfer is made to any other member or to any affiliate or related party of another member or the transferring member.

To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our Amended and Restated Operating Agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code. If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor's units.

Amendments

Our Amended and Restated Operating Agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect a member's financial rights or modify the liability of a member, without that member's consent. The Amended and Restated Operating Agreement defines financial rights as a member's share of profits and losses, the right to receive distributions of the company's assets and the right to information concerning the business and affairs of the company.

Dissolution

Our Amended and Restated Operating Agreement provides that a voluntary dissolution of Southern Iowa BioEnergy LLC may be affected only upon the prior approval of a 75% super majority of all units entitled to vote.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes some of the more important federal income tax risks and consequences of your participation in Southern Iowa BioEnergy LLC. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Southern Iowa BioEnergy LLC may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Southern Iowa BioEnergy LLC. Although we will furnish unit holders with such information regarding Southern Iowa BioEnergy LLC as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Department regulations ("Regulations"), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Southern Iowa BioEnergy LLC and a unit holder's investment in Southern Iowa BioEnergy LLC. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder's individual return.

The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes.  An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel's opinion. With the exception of our tax counsel's opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel's professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS - Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties" below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

Partnership Status

Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury regulations, known as "check-the-box" regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a "C corporation" for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:

•	Traded on an established securities market; or
•	Readily tradable on a secondary market or the substantial equivalent.

Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.

We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our Amended And Restated Operating Agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•	In "private" transfers;
•	Pursuant to a qualified matching service; or
•	In limited amounts that satisfy a 2% test.

Private transfers include, among others:

•	Transfers by gifts in which the transferee's tax basis in the units is determined by reference to the transferor's tax basis in the interests transferred;
•	Transfers at death, including transfers from an estate or testamentary trust;
•	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;
•	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and
•
"Block transfers." A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty calendar day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•	It consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;
•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;
•
The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;
•
The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and
•	The sum of the percentage interests transferred during the entity's tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity's tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

Tax Treatment of Our Operations; Flow-Through of Taxable Income and Loss

We expect to pay no federal income tax.  Instead, as members, investors will be required to report on investors' income tax return investors' allocable share of the income, gains, losses and deductions we have recognized without regard to whether cash distributions are received.

Tax Consequences to Our Unit Holders

We have adopted a fiscal year ending October 31 for accounting and tax purposes. As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our taxable income or loss on his or her 2007 income tax return. A unit holder with a June 30 tax year end will report his or her share of our taxable income or loss for our tax year ending October 31, 2007 on his or her income tax return for the fiscal year ending June 30, 2008. We will provide each unit holder with an annual Schedule K-1 indicating such holder's share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder's basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors' initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors' units. Here, an investor's initial basis in each unit purchased will be $1,000.

An investor's' initial basis in the units will be increased to reflect the investor's distributive share of our taxable income, tax-exempt income, gains and any increase in the investor's share of recourse and non-recourse indebtedness.  If the investor makes additional capital contributions at any time, the adjusted basis of the investor's units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

The basis of an investor's units will be decreased, but not below zero, by:

•	The amount of any cash we distribute to the investors;
•	The basis of any other property distributed to the investor;
•	The investor's distributive share of losses and nondeductible expenditures that are "not properly chargeable to capital account;" and
•	Any reduction in the investor's share of Company debt.

The unit basis calculations are complex.  A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained.  Typically, basis computations are necessary at the following times:

•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;
•	Upon the liquidation or disposition of a member's interest; or
•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a unit or Southern Iowa BioEnergy LLC's liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of the company's net income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member's tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Tax Credits to Unit Holders

Small Agri-biodiesel Producer Tax Credit

The Energy Policy Act of 2005 creates a new credit for small agri-biodiesel, which is similar to the small ethanol producers' credit. Producers with an annual capacity not exceeding 60 million gallons are eligible to receive a credit of 10 cents per gallon for up to 15 million gallons of agri-biodiesel produced. The agri-biodiesel must be sold by such producer to another person: for use by such other person in the production of a qualified biodiesel mixture in such person's trade or business (other than casual off-farm production); for use by such other person as a fuel in a trade or business; or who sells such agri-biodiesel at retail to another person and places such agri-biodiesel in the fuel tank of such other person; or be used by the producer for any of the foregoing purposes. Because we expect to be classified as a partnership for tax purposes, we would expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. We anticipate that our plant will produce 40 million gallons of biodiesel annually and, therefore, we expect to be eligible for the credit. However, if our production exceeds production limits of 60 million gallons a year, we will be ineligible for the credit.

Under current law, the small agri-biodiesel producer tax credit is a "passive" credit. This means that unit holders will be able to utilize the tax credits only to reduce the tax on passive activity income. See "FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Passive Activity Income." Although we would generate passive income for our unit holders, there can be no assurance when, if ever, we will generate passive income allowing the use of credits. Further, each unit holder may have other sources of passive activity income or loss that will affect the ability to utilize the credits. Unused credits may be carried forward to offset tax on passive activity income in future years.

The American Jobs Creation Act of 2004 changed the tax law for tax years beginning after December 31, 2004, to allow the credit to reduce the Alternative Minimum Tax.

The small agri-biodiesel producer tax credit is set to expire on December 31, 2008. Although Congress may further extend or make permanent the credit, there is no assurance that the tax credit will be extended beyond 2008.

Should we receive any other tax credits, they will likely be allocated pro rata to our members in the same way as the agri-biodiesel producer tax credit described above. We may be eligible for Enterprise Zone tax credits in the future, however, we do not have any definitive agreement for such credits.

Deductibility of Losses; Basis, At-Risk, and Passive Loss Limitations

Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor's ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•
Basis. An investor may not deduct an amount exceeding the investor's adjusted basis in the investor's units pursuant to Internal Revenue Code Section 704(d). If the investor's share of the Company's losses exceed the investor's basis in the investor's units at the end of any taxable year, such excess losses, to the extent that they exceed the investor's adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor's adjusted basis in the investor's units exceeds zero.

•
At-Risk Rules.  Under the "at-risk" provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor's taxable income from other sources, only to the extent the investor is considered "at risk" with respect to that particular activity. The amount an investor is considered to have "at risk" includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•
Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor's ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder's entire interest in the company to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally is considered to be "passive" in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder's only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder's share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder's entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor's share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor's net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an "alternative minimum tax" if such tax exceeds the individual's regular income tax. Generally, alternative minimum taxable income is the taxpayer's adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member's other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member's overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Southern Iowa BioEnergy LLC on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our Amended And Restated Operating Agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in our Amended and Restated Operating Agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member's financial rights in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Amended And Restated Operating Agreement are intended to comply with the Treasury Regulations' test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The Amended And Restated Operating Agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the Amended And Restated Operating Agreement provides that upon the transfer of all or a portion of a unit holder's units, other than at the end of the fiscal year, the entire year's net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder's basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member's share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor's basis, it is possible that an investor could have a tax liability upon the sale of the investor's units that exceeds the proceeds of sale.

Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each unit holder in his units, "outside basis," initially will equal his proportionate share of our adjusted basis in our assets, "inside basis." Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder's proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee's basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our Amended And Restated Operating Agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors' units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors' adjusted bases in investors' units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the biodiesel plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a membership unit to notify the Company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company membership unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request" with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor's tax returns, especially if adjustments are required, which could result in adjustments on an investors' tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a "tax matters member" who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the "Tax Matters Member" as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a "member-manager" which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our Amended And Restated Operating Agreement provides for board designation of the Tax Matters Member. Currently, Alan Elefson is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor's distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor.  Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

From time to time in the ordinary course of business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers' compensation claims, tort claims, or contractual disputes.

We received a $100,000 forgivable loan and a $300,000 no interest VAAPFAP loan from the Iowa Department of Economic Development (IDED) on October 5, 2005. On June 19, 2007, we received a notice from IDED that we are in default of the loan agreement because we moved our project outside of Decatur County, Iowa. Under the terms of the agreement, the project must be located in Decatur County, Iowa. We must repay the $400,000 loan to IDED. The outstanding principal balance of the VAAPFAP loan is in the amount of $385,000, plus interest at the rate of six percent (6%) per year.

On December 3, 2007, we received a letter from IDED's attorney notifying us that we are in default of the VAAPFAP loan and indicating that IDED was terminating the loan agreement. To date, no legal action has been instituted against us with respect to the VAAPFAP loan.

EXPERTS

The validity of the issuance of the units offered and the validity of the disclosure relating to the principal federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.

Boulay, Heutmaker, Zibell & Co., P.L.L.P., an independent registered public accounting firm, has audited our financial statements at October 31, 2007, as set forth in their report appearing in this prospectus and registration statement. We have included our October 31, 2007 audited financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co., P.L.L.P., given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as our own transfer agent and registrar.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This amended prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this amended prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 100 F. Street NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We are required to file periodic reports with the Commission pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our Amended And Restated Operating Agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the Commission is immediately available to the public for inspection and copying at the Commission's public reference facilities and the web site of the Commission referred to above or by calling the Commission at 1-800-SEC-0330.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Southern Iowa BioEnergy, LLC
Lamoni, Iowa

We have audited the accompanying balance sheet of Southern Iowa BioEnergy, LLC (a development stage company), as of October 31, 2007, and the related statements of operations, changes in members’ equity, and cash flows for the fiscal years ended October 31, 2007 and 2006, and the period from inception (January 26, 2005) to October 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Iowa BioEnergy, LLC, (a development stage company) as of October 31, 2007, and the results of its operations and its cash flows for the year ended October 31, 2007 and 2006, and the period from inception (January 26, 2005) to October 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has current liabilities that exceed current assets and may experience a shortage of cash resources in the near term. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certified Public Accountants

Minneapolis, Minnesota
January 29, 2008

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Balance Sheet
October 31, 2007
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$10,298
Prepaid Expenses	3,124
Total Current Assets	13,422

PROPERTY, PLANT AND EQUIPMENT
Land	190,000
Furniture and Office Equipment	10,887
Construction in Process	368,011
568,898
Accumulated Depreciation	(5,181)
Net Property, Plant and Equipment	563,717

OTHER ASSETS
Construction Contract Retainer	50,000
Deferred Offering Costs	637,484
Deferred Financing Costs, net	4,943
Total Other Assets	692,427

TOTAL ASSETS	$1,269,566

The accompanying Notes are an integral part of these financial statements.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Balance Sheet
October 31, 2007

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Operating Lines of Credit	$780,946
Notes Payable	415,000
Accounts Payable	205,804
Accrued Liabilities	87,389
Total Current Liabilitites	1,489,139

MEMBERS' EQUITY
Member contributions, 2,172 Units issued and outstanding	956,164
Deficit Accumulated During Development Stage	(1,175,737)
Total Members' Equity	(219,573)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,269,566

The accompanying Notes are an integral part of these financial statements.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Statement of Operations

			From Inception
			(January 26, 2005)
	Twelve Months Ended	Twelve Months Ended	Through
	October 31, 2007	October 31, 2006	October 31, 2007
Revenues	$0	$0	$0

Cost of Revenues	0	0	0

Gross Profit	0	0	0

Operating Expenses

Professional Fees	212,310	360,957	743,800

General & Administrative	100,431	176,482	338,839

Loss on Sale of Fixed Assets	1,000	0	1,000

Total Operating Expenses	313,741	537,439	1,083,639

Operating Loss	(313,741)	(537,439)	(1,083,639)

Other Income/(Expense)
Grant Income	0	101,000	131,000
Other Income	25,023	271	25,294
Interest Income	3,958	13,143	21,335
Interest Expense	(214,345)	(55,382)	(269,727)
Total Other Income/(Expense)	(185,364)	59,032	(92,098)

Net Loss	$(499,105)	$(478,407)	$(1,175,737)

Weighted Average Units Outstanding - Basic and Diluted	2,172	2,172	1,733

Net Loss Per Unit - Basic and Diluted	$(229.79)	$(220.26)	$(678.44)

The accompanying Notes are an integral part of these financial statements.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Statement of Cash Flows

			From Inception
			(January 26, 2005)
	Twelve Months Ended	Twelve Months Ended	Through
	October 31, 2007	October 31, 2006	October 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(499,105)	$(478,407)	$(1,175,737)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	52,194	11,538	64,039
Professional Fees Expensed from Construction Deposit	58,380	116,302	174,683
Loss on Sale of Asset	1,000	-	1,000
Change in Assets and Liablilities
Prepaid Expenses	11,416	(14,540)	(3,124)
Accounts Payable	(174,696)	83,634	79,443
Accrued Liabilities	5,523	19,366	24,889
Net Cash Used in Operating Activities	(545,288)	(262,107)	(834,807)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for Land Option	-	(15,000)	(15,000)
Refund on Land Option	15,000		15,000
Refunds on Construction in Process	1,657,305	-	1,657,305
Expenditures for Property and Equipment	-	(16,638)	(158,687)
Proceeds from Sale of Property and Equipment	5,500	-	5,500
Payment of Construction Deposit	(50,000)	-	(50,000)
Net Cash From (Used for) Investing Activities	1,627,805	(31,638)	1,454,118

CASH FLOWS FROM FINANCING ACTIVITIES
Net Payments on Line of Credit	(1,419,054)	-	(1,419,054)
Proceeds from Notes Payable	400,000	-	400,000
Membership Contributions	-	-	999,665
Payments on Long-Term Contract	(10,000)	(10,000)	(20,000)
Payments on Notes Payable	(15,000)	-	(15,000)
Payments for Cost of Raising Capital	-	-	(43,501)
Payments for Deferred Offering Costs	(88,272)	(254,225)	(511,123)
Net Cash From (Used for) Financing Activities	(1,132,326)	(264,225)	(609,013)

Net Increase in Cash and Cash Equivalents	(49,809)	(557,970)	10,298
Cash and Cash Equivalents - Beginning of Period	60,107	618,077	-

Cash and Cash Equivalents - End of Period	$10,298	$60,107	$10,298

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES INFORMATION
Deferred Offering Costs in Accounts Payable	$126,361	$11,389	$126,361
Land Purchased with Contract Payable	-	50,000	50,000
Construction Retainer Payable	-	-	300,000
Refund of Retainer Payable	344,584	-	344,584
Net Borrowings on Operating Line of Credit for payment towards Construction in Process	-	-	368,012
Net Borrowings on Operating Line of Credit for payment towards Contruction Retainer Deposit	-	-	47,070
Amount due to Directors for Financing Costs	-	-	62,500

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for Interest	$217,132	$-	$263,585

The accompanying Notes are an integral part of these financial statements.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Statement of Members' Equity
Period from January 26, 2005 (Inception) to October 31, 2007

	Totals	Capital Contributions	Deficit Accumulated During Development Stage

Balance - Inception, January 26, 2005	$0	$0	$0

Units Subscribed - 405 Units $333.33 per unit, January, 2005	135,000	135,000	0

Less units subscribed receivable, January 2005	(135,000)	(135,000)	0

Collection of units subscribed receivable, January - May 2005	135,000	135,000	0

Capital Contributions - 113 Units, $333.33 per unit, May 2005	37,665	37,665	0

Capital Contributions - 13 Units, $500 per unit, June 2005	6,500	6,500	0

Capital Contributions, 1,641 Units, $500 per unit, October 2005	820,500	820,500	0

Cost of Raising Capital	(43,501)	(43,501)	0

Net Loss for the Period Ending October 31, 2005	(198,225)	0	(198,225)

Balance - October 31, 2005	757,939	956,164	(198,225)

Net Loss for the Year Ending October 31, 2006	(478,407)	0	(478,407)

Balance - October 31, 2006	279,532	956,164	(676,632)

Net Loss for the Year Ending October 31, 2007	(499,105)	0	(499,105)

Balance - October 31, 2007	$(219,573)	$956,164	$(1,175,737)

The accompanying Notes are an integral part of these financial statements.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

Note 1: Organization and Nature of Business

The Company was formed on January 26, 2005 to have an indefinite life. The Company was organized to fund and construct a 40 million gallon biodiesel plant with distribution to Midwest states. The proposed plant site is to be located in Osceola, Iowa. Construction is anticipated to begin in spring of 2008. As of October 31, 2007, the Company is in the development stage with its efforts being principally devoted to organizational, project feasibility, equity raising, and permitting activities.

Note 2: Summary of Significant Accounting Policies

The significant accounting practices and policies are summarized below.

Fiscal Reporting Period

The Company adopted a fiscal year ending October 31 for reporting financial operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include the deferral of expenditures for offering costs and construction in process which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.

Construction in process consists of costs incurred by the Company's prior general contractor for materials related to the construction of the plant. The actual cost of the material either utilized by the Company in the construction of the plant could differ from that estimate.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents and accounts payable approximates their fair value. It is not currently practicable to estimate fair value of the line of credit and notes payable to lending institutions and other third parties. Because these agreements contain certain unique terms, conditions, covenants, and restrictions, as discussed in Notes 6 and 7, there are no readily determinable similar instruments on which to base an estimate of fair value.

Credit Risk – Financial Institutions

The Company maintains cash balances with the local financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At times throughout the year the Company's cash and cash equivalents balance may exceed the amount insured by the FDIC.

Property and Equipment

Land and equipment, including significant improvements thereto, are recorded at cost. Maintenance and repairs are expensed as incurred. Depreciation for financial statement purposes is computed using the straight-line methods at rates calculated to amortize the cost over the estimated useful lives of the assets.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

The Company has incurred substantial consulting, permitting and other pre-construction services related to building its plant facilities. Due to the substantial current uncertainties regarding the Company's ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

The Company has incurred construction in process costs due to purchases of construction materials. These costs were incurred by the Company's prior general contractor. The Company plans to utilize this material for the construction of the plant.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

Deferred Financing Costs

Deferred financing costs as of October 31, 2007 were $4,943. Amortization during the twelve month period ending October 31, 2007 was $53,572 and is computed using the straight line method over the term of the loan.

Organization and Start up Costs

The Company expenses all organizational and start up costs as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Grants

The Company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant. Grant income received for incremental expenses that otherwise would not have been incurred are netted against the related expense.

Income Taxes

The Company is treated as a limited liability company for federal and state income tax purposes and generally do not incur income taxes. Instead, their earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. Differences between consolidated financial statement basis of assets and tax basis of assets is related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes. In addition, the Company uses the modified accelerated cost recovery system method (MACRS) for tax depreciation instead of the straight-line method that is used for book depreciation, which also causes temporary differences.

Distribution of Net Income and Losses

The Company's net income or loss is allocated to the members based on their percentage of total capital ownership.

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement is effective for (1) financial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years and (2) non-financial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company is evaluating the effect, if any, that the adoption of SFAS 157 will have on its results of operations, financial position, and the related disclosures.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS No. 159) which included an amendment of FASB Statement 115. This Statement provides companies with an option to report selected financial assets and liabilities at fair value. This Statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 159 will have on its results of operations and financial condition.

Note 3: Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the fiscal years ended October 31, 2007 and 2006, and the period from inception (January 26, 2005) to October 31, 2007, the Company generated net losses of $499,105, $478,407 and $1,175,737, respectively. As of October 31, 2007, the Company had members' deficit of ($219,573) and a working capital deficit of ($1,475,717), respectively. The Company's ability to continue as a going concern is dependent on the success of generating cash from the Company's equity drive (see Note 4) and/or through raising additional capital and ultimately obtaining the necessary capital to proceed with the construction of the plant.

Management anticipates that, as a result of the actions listed below, the Company will continue as a going concern. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management believes that the Company may continue to exist in its present form as a result of a successful equity drive and grant monies awarded. However, no assurance can be given that these situations will result in furthering the start up of the Company or if additional capital will be available when needed.

Note 4: Members' Equity

Membership Units

As specified in the Company's Articles of Organization, the Company has one class of membership units, which includes certain restrictions as specified in the Company's Operating Agreement, including restrictions regarding the transfer of units and capital allocation of earnings to each member pursuant to applicable tax and securities laws.

The Company initially issued 518 units to its board of directors at a price of $333 per unit.

Private Placement Memorandum

The Company issued a Private Placement Memorandum dated July 5, 2005 for the sale of 1,654 member units. The units were offered at a price of $500 per unit. All 1,654 units were sold and issued on August 31, 2005 through this offering and remain outstanding at October 31, 2007. The proceeds from this offering are being used to pay for organizational and development costs and expenses the Company has incurred in connection with this project.

As of October 31, 2007, the Company had 2,172 units issued and outstanding held by 77 members in consideration of total capital contributions of $999,665.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

Registration Statement

The Company filed a registration statement with the Securities and Exchange Commission on Form SB-2. The registration was declared effective, for a period of one year, on June 9, 2006, at which time the Company began selling units.

On June 8, 2007, the Company filed a rescission offer and a post-effective amendment to its registration statement. Although the project location and intended general contractor have changed, the terms of the offering remain substantially the same. In addition, two post-effective amendments have been filed since then, which changed both the minimum and maximum units under the Company's offering and reflected the signing of a Memorandum of Understanding entered into by the Company with SAFER Energy, LLC.

In this agreement, the Company will issue 11,000 equity units ($11,000,000) in exchange for products and services provided by SAFER Energy LLC. As of October 31, 2007, the Company had received subscriptions from potential investors totaling approximately $12,015,000, a portion of which is held in escrow. These funds, however, are subject to refund of the aforementioned rescission offer. If all the investors who purchase the Company's units prior to May 15, 2007 accept the rescission offer, the Company will be required to make an aggregate payment to the holders of these units of approximately $2,240,000. The Offering is for up to a maximum of 25,500 units for sale at $1,000 per unit ($25,500,000). The potential investor must submit a 10% deposit with their subscription agreement and execute a promissory note for the remaining balance due upon 30 days notice from the Board of Directors.

Escrow may break when the Company: (a) has received a minimum of $20,000,000 in subscription proceeds which includes the $11,000,000 as payment for construction services provided (b) has obtained a written debt financing commitment for debt financing ranging from $25,850,333 to $31,350,335, depending on the level of equity raised and any grant funding received and (c) has entered into a definitive agreement with SAFER Energy LLC (SAFER) to perform design, manufacturing and installation of the processing operations for certain portions of the plant. The Company will reach financial close, upon the execution and delivery of all required documents, including those related to (a), (b) and (c).

Note 5: Property and Equipment

The cost and lives of property and equipment at October 31, 2007 is as follows:
	Life in
	Years	Cost
Furniture and Office Equipment	3-7	$10,887

The cost of land was $190,000, which has been pledged to the bank (see Note 8).

In November 2005, the Company signed a land agreement with Graceland University to have the option to purchase approximately 80 acres of land for the potential plant site. The Company paid $15,000 for the land option. Pursuant to the change in plant location, the Company's utilization of the land agreements in the near term is unlikely. On October 2, 2007, the Company received a refund of the initial deposit of $15,000 from Graceland University.

Note 6: Financing Arrangements

On October 4, 2006, the Company entered into a $2,200,000 bank line of credit, due April 17, 2007 and bearing interest at 12%, to acquire the necessary funds to enter into and make payment on a pre-construction agreement. On April 4, 2007, the Company amended the agreement effectively converting it into a term note and extended the maturity date through August 18, 2007 and changed the effective rate of interest to 10.24%. The Company has executed a second extension, effective August 17, 2007 which extends the maturity date to February 17, 2008 at which time the principal balance along with any unpaid interest is due in its entirety. The balance outstanding as of October 31, 2007 totaled $685,000, which is due in its entirety on February 17, 2008.

The agreement is secured by substantially all the Company's assets. In addition, five of the Company's directors each executed personal guarantees from $175,000 to $300,000 to secure the debt. In consideration for the personal guarantees, the Company agreed to pay each director a fee equal to 5% of the amount personally guaranteed. At October 31, 2007, $62,500 has been included in accrued liabilities for payments to these directors upon maturity of the line of credit. From inception (January 25, 2005) to October 31, 2007, a total of $57,557 in amortization has been charged to interest expense, of which $48,628 relates to amortization incurred during the fiscal year ended October 31, 2007.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

On August 16, 2007, the Company entered into a $100,000 bank line of credit agreement, due February 16, 2008, to acquire funds for operational activities of the Company. The agreement accrues interest at the Wall Street Journal prime rate rounded to .25%, and is adjusted daily. The interest rate as of October 31, 2007 totaled 7.75%. Outstanding borrowings and interest are due in entirety on the date of maturity. The line of credit is secured by substantially all the assets of the Company. The line is guaranteed by five of the Company's directors. As of October 31, 2007, approximately $96,000 was outstanding.

During January 2008, the Company entered into an $50,000 line of credit agreement with this same lender. Principal and interest are due at maturity which is February 16, 2008. Interest is charged on outstanding borrowings at the Wall Street Journal prime rate.

Total interest expense charged to operations, related to borrowings on the lines of credit, for the fiscal year ended October 31, 2007 amounted to $162,675.

Note 7: Income Taxes

The differences between financial statement basis and tax basis of assets are as follows:

October 31 2007

Financial statement basis of assets	$1,269,566
Add: Start-up costs	973,869
Add: accumulated book depreciation	5,181
Add: deferred financing costs amortization expense	57,557

Income tax basis of assets	$2,306,173

There were no differences between the financial statement basis and tax basis of the Company's liabilities.

Note 8: Contracts Payable & Government Loans

The Company entered into an installment agreement in 2005 for the purchase of approximately 20 acres of land near Osceola, Iowa for $60,000. Under the terms of the agreement, the Company paid $10,000 at closing, and the remaining balance will be paid over three years. The contract bears an 8% interest rate, and is payable in $10,000 installments due on August 20 of each year with a balloon payment of the remaining contract balance due on August 20, 2008. As of October 31, 2007, the Company owes a balance of $30,000. The note is secured by the land.

On November 2, 2006, the Company received a $400,000 loan from the Iowa Department of Economic Development (IDED). During September 2005, the Company was approved for the IDED loans which are comprised of a $100,000 forgivable loan and a $300,000 interest free loan. These loans are secured by a blanket UCC filing covering all personal property currently in possession of the Company.

The Company changed the intended site of the plant from Decatuer County, Iowa to Osceola, Iowa. Per the terms of the IDED agreements, the project must be located in Decateur County, Iowa, therefore the Company is no longer eligible for the loans. The Company has been verbally informed by IDED that they are to repay the loans. Until such time as the Company repays the loan proceeds, it is not eligible to receive any IDED benefits for the Osceola location; the remaining principal balance of $415,000 has been classified as a current liability at October 31, 2007.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

Note 9: Grants

The Company has applied for various Federal, State and Local grants. Since inception to October 31, 2007, the Company has received a total of $131,000 of grants utilized for general business and operating expenses.

On October 31, 2005, the Company was approved by the United States Department of Agriculture to receive up to $500,000 for the construction of the plant. To receive any of the grant money the Company must be able to raise 75% of the eligible project costs to complete the project. As of October 31, 2007, the Company has not received any cash related to this grant.

On October 5, 2005, the Company received an award letter from the Iowa Department of Economic Development indicating that the application for the Enterprise Zone financial assistance was selected for funding. Due to the Company's change in intended plant location, the grant award may not be utilized at the Osceola, Iowa plant location without specific approval of the IDED (see further discussion in Note 8). As of October 31, 2007, the Company is attempting to transfer the award privileges for use at the new location, but no definitive approval has been provided.

On December 19, 2006, the Company received an approval of their grant application from the Iowa Rail Finance Authority Board for $250,000 or up to 80% of total eligible costs, whichever is less. The application was submitted by the Company for the Rail Revolving Loan and Grant program. The approved funding consists of a $150,000 loan and grant of $100,000 towards the construction of Company railway. Per the terms of the grant approval letter, to receive the grants, the Company will have to maintain a certain number of jobs for twenty-four months from the date the Company signs the final acceptance, which the company anticipates in fiscal 2007. As of October 31, 2007, no funds have been received relating to this grant.

Note 10: Commitments and Contingencies

Plant Construction

On May 17, 2007, the Company signed an interim construction agreement with Ball Industrial Services, LLC (BIS) for the engineering, procurement, and construction for a portion of the Company's plant. The intent of the interim agreement is to establish a base line from which BIS will execute a definitive agreement unless sooner terminated by either party. On December 2, 2007, the Company entered into an amended interim agreement with BIS which updated the agreement for the construction of a 40 million gallon per year biodiesel plant as well as define the date to which a definitive agreement will be signed. The letter of intent states the agreement is in effect until the later of the date the definitive agreement is executed or August 1, 2008. Upon signing of the definitive agreement, the Company was required to pay BIS $750,000 for pre-construction engineering, design, deposits, and other initial project expenses. No definitive agreement has yet been signed.

Pursuant to the signing of the interim construction agreement, the Company paid an initial down payment of $50,000, per the terms of the contract. Should the interim agreement be terminated by the Company, BIS will refund the down payment less expenses incurred and fees earned by BIS as a result of the interim agreement. Should BIS terminate the agreement; the down payment will be refunded to the Company in its entirety. BIS will require a payment of $750,000 for preconstruction, engineering, design, and other initial project expenses once the definitive agreement is signed.

On December 2, 2007, the Company entered into an amended interim agreement with BIS of which updated the agreement for the construction of a 40 million gallon per year biodiesel plant as well as define the date to which a definitive agreement will be signed. The letter of intent states the agreement is in effect until the later of the date the definitive agreement is executed or August 1, 2008. Upon signing of the definitive agreement, the Company was required to pay BIS $750,000 for pre-construction engineering, design, deposits, and other initial project expenses.

On November 6, 2007, the Company entered into a Memorandum of Understanding (Understanding) with SAFER for the design, manufacture, and installation of the processing operations for a portion of the Company's plant. The intent of the agreement is to work towards a definitive agreement in a good faith effort.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

Per the terms of the Understanding, the gross cost of $27,500,000 will be paid in $16,500,000 cash and $11,000,000 in Company units at the offering price of $1,000 per unit, or 11,000 units. The Company has paid a deposit of $100,000 for the services. The contract will be paid in three installments mirroring the phases of construction. In the design phase the Company shall pay SAFER $1,650,000 in cash and $1,100,000 in units, of which are held in escrow to allow SAFER to begin the design phase of construction and coordination with BIS for site and facilities design. In the manufacturing phase of construction, the Company shall pay SAFER $3,300,000 in cash and $2,200,000 in units, of which will be held in escrow. Four weeks after the first payment made in the manufacturing stage, the Company shall pay a total of $4,950,000 in cash and $3,300,000 in units in six equal installments of $825,000 in cash and $550,000 units every four weeks until completion of the plant.

The Company also has the option of choosing a letter of credit payment method. Under this method, one payment of $8,250,000 in cash and $5,500,000 in units is due at the time of the manufacturing deposit. Upon delivery and installation of equipment necessary to run the plant, the Company shall pay SAFER $5,775,000 in cash and $3,850,000 in units. Upon completion of the plant the Company shall pay SAFER $825,000 in cash and $550,000 in units, of which is contingent upon final approval of the plant by the Company.

The Understanding with SAFER is contingent upon execution of a definitive agreement and the Company's success at securing debt financing. In the event the Company is not able to enter into a definitive agreement with SAFER, $50,000 of the deposit is refundable. To date, the definitive agreement has not been signed.

Prior to the construction contract with Ball Industries and SAFER Energy, LLC, on March 2, 2005, the Company entered into a non-binding letter of intent with Renewable Energy Group, Inc (REG) for construction of the plant. On October 8, 2006, the Company paid $2,200,000 to REG as a deposit on pre-construction services. On April 17 2007, the Company orally terminated its non-binding agreement with REG. The Company requested and received approximately $1,657,310 from REG as a refund of previously deposited and uncommitted funds under the pre-construction agreement. This refund was used primarily as a repayment on the outstanding principal balance on the line of credit including interest due. As a result of this refund, the Company currently has $368,011 of materials, in construction in process, for which they may take possession or receive an additional refund.

Consulting Contracts

On April 17, 2007, the Company rescinded the clauses of the management and operational services agreement related to the marketing duties, feedstock acquisition as a result of terminating the construction agreements with the Company's former general contractor as mentioned below. As of August 1, 2007, the Company also rescinded the agreement for services related to management and operational services.

In July 2006, the Company entered into a management and operational services agreement with a party, related to the general contractor, to provide for the overall management of the Company, including providing on-site general and operations managers, acquiring feed stocks and the basic chemicals necessary for operation, performing administrative, sales and marketing functions. The term of the agreement is 3 years after the end of the first month in which the biodiesel is produced for sale.

The agreement shall continue after the initial term unless and until one party gives written notice of termination to the other of a proposed termination date, at least 12 months in advance of a proposed termination date. The initial term or any subsequent term may also be modified upon the mutual written consent of the parties. Early termination may occur if certain conditions in the contract are not met. In the case of early termination the breaching party will be required to indemnify the other party for losses, claims and damages resulting from the termination. As a result of the termination of this agreement, the Company has not paid any early termination fees to the former general contractor.

On February 23, 2006, the Company entered into a consulting agreement with a marketing group to provide services relating to development of collateral materials, presentation materials, and advertising related to the Company's equity drive. The company will pay up to $282,000 for the services provided. From inception of the agreement, the Company has incurred $261,411 for consulting services, including $31,971 in accounts payable. These costs are capitalized in Deferred Offering Costs as of October 31, 2007.

Notes to Financial Statements – Southern Iowa BioEnergy LLC
For the Years Ended October 31, 2007 and 2006

In July 2006, the Company entered into a consulting agreement with an individual to provide independent consultation and assistance in planning equity marketing efforts, training the officers and directors to conduct marketing efforts, and scheduling informational meetings. The Company paid an initial fee of $25,000. In addition a conditional bonus of $225,000 will be paid upon closing of permanent financing necessary to complete the project and achieving the minimum equity requirement. This agreement may be terminated at any time, with or without cause, upon 10 days prior written notice.

In February 2007, the Company signed a consulting agreement with a third party to provide consulting services related to the development, financing, construction and start-up of the plant. The Company paid an initial fee of $50,000 under this agreement. In addition, fees of $325,000 and $300,000 are payable at the time the Company executes senior loan financing enabling the ground breaking of the project and at the time construction of the facility is substantially complete, respectively. Either party may terminate this agreement, at any time, upon 60 days written notice.

On May 17, 2007, the Company entered into an agreement with an environmental consulting company for the purpose of assisting, obtaining and achieving environmental permitting and compliance standards for the construction and operation of the plant. Total costs, not including incidentals and travel costs, are estimated at $35,000. No payments have been made as a result of this agreement.

On May 30, 2007, the Company entered into a three year risk management and feedstock agency agreement with an unrelated third party. The agent will provide the feedstock risk management, act as a purchasing agency, and consulting services to the Company in order to implement a risk management program. The agent shall be limited to solicitation of new supply relationships for the Company and the solicitation of supply proposals, including proposed individual supply contracts for immediate or future delivery for acceptance by the Company after a new supply relationship has been established. The agent will also arrange for the transportation and delivery of feedstocks. Risk management services also allow the parties to enter into certain hedging or other futures agreements and transactions from time to time. Beginning on the plant's operational date, the Company will pay an annual fee of $450,000, which totals $.015 per gallon of the anticipated annual plant capacity of 30 million gallons of finished product per year, payable in monthly installments of $37,500 due on the first day of each month. The agreement was later amended to increase the capacity in gallons to 40 million gallons of finished product per year to agree to the Company's construction plan. The fee will be adjusted once per year based on the actual gallons of finished product output within the year. This agreement will automatically extend for an unlimited number of successive one year terms on each anniversary date of the agreement unless either party gives written notice not less than 90 days prior to the anniversary date.

On May 30, 2007, the Company entered into a three year bio-diesel marketing agreement with an unrelated third-party, for the marketing, sales and transportation services of the Company's finished bio-diesel product. The contract requires a fee of 1.0% of the net purchase price per net gallon of bio-diesel purchased by the third party during the term of the Agreement (the "Marketing Fee"). The Marketing fee shall be a minimum of $0.015 cents per net gallon of biodiesel. The Marketing Fee shall be payable monthly on actual gallons shipped from the prior month as evidenced by meter or weight certificates provided to the third party by the Company. The agreement will automatically renew for three years unless either party provides written notice within four months of the anniversary date of the agreement.

On June 11, 2007, the Company entered into consulting services agreement with an unrelated financial advisory services firm. The advisor will provide consulting and advisory services to obtain senior lending, assisting with structuring and negotiating debt and the closing transactions. The Company shall pay a fee of 1.5% of the amount of debt capital raised, payable at the financial close of the project. The Company provided written notice of termination of this agreement on October 25, 2007 with an effective date of December 1, 2007.

On October 4, 2007, the Company entered into an agreement with a consulting firm to provide services to obtain permanent debt financing for the construction of a 40 million gallon plant for a period of 120 days beginning on October 18, 2007. The Company shall pay a fee of 2% of the loan amount when permanent financing is provided. Graceland University paid the $30,000 good faith deposit on behalf of the Company. Once the Company breaks escrow, the Company will pay the consulting firm $30,000 and the consulting firm will then refund Graceland University's $30,000 deposit. The deposit is fully refundable in the event that permanent debt financing is not provided. In the event the Company does not meet the requirements to break escrow the agreement will immediately terminate.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Unaudited Balance Sheet
January 31, 2008

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$26,041
Receivables	104,045
Prepaid Expenses	3,273
Total Current Assets	133,359

PROPERTY AND EQUIPMENT
Land	190,000
Furniture and Office Equipment	10,887
Construction in Process	258,011
458,898
Accumulated Depreciation	(5,942)
Net Property, Plant and Equipment	452,956

OTHER ASSETS
Construction Contract Retainer	50,000
Deferred Offering Costs	650,403
Deferred Financing Costs, net	772
Total Other Assets	701,175

TOTAL ASSETS	$1,287,490

See accompanying Notes to unaudited condensed financial statements.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Unaudited Balance Sheet
January 31, 2008

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Operating Lines of Credit	$833,026
Notes Payable	415,000
Accounts Payable	241,294
Accrued Liabilities	116,160
Total Current Liabilitites	1,605,480

MEMBERS' EQUITY
Member contributions, 2,172 Units outstanding at January 31, 2008	956,164
Deficit Accumulated During Development Stage	(1,274,154)
Total Members' Equity	(317,990)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,287,490

See accompanying Notes to unaudited condensed financial statements.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Unaudited Statement of Operations
For the Three Months Ended January 31, 2008 and 2007
and from Inception through January 31, 2008

			From Inception
			(January 26, 2005)
	Three Months Ended	Three Months Ended	Through
	January 31, 2008	January 31, 2007	January 31, 2008
Revenues	$-	$-	$-

Cost of Revenues	-	-	-

Gross Profit	$-	$-	$-

Operating Expenses

Professional Fees	50,983	25,157	794,783

General & Administrative	16,467	29,328	355,306

Loss on Sale of Fixed Assets	-	-	1,000

Total Operating Expenses	$67,450	$54,485	$1,151,089

Operating Loss	(67,450)	(54,485)	(1,151,089)

Other Income/(Expense)
Grant Income	-	-	131,000
Other Income	264	-	25,558
Interest Income	19	1,944	21,354
Interest Expense	(31,250)	(97,610)	(300,977)
Total Other Expense, net	$(30,967)	$(95,666)	$(123,065)

Net Loss	$(98,417)	$(150,151)	$(1,274,154)

Weighted Average Units Outstanding - Basic and Diluted	2,172	2,172	1,769

Net Loss Per Unit - Basic and Diluted	$(45.31)	$(69.13)	$(720.27)

See accompanying Notes to unaudited condensed financial statements.

SOUTHERN IOWA BIOENERGY, LLC
(A Development Stage Company)
Unaudited Statement of Cash Flows
For the Three Months Ended January 31, 2008 and 2007
and from Inception through January 31, 2008

			From Inception
			(January 26, 2005)
	Three Months	Three Months	Through
	January 31, 2008	January 31, 2007	January 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(98,417)	$(150,151)	$(1,274,154)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	4,932	30,488	68,971
Professional Fees Expensed from Construction Deposit	-	2,486	174,683
Loss on Sale of Asset	-	-	1,000
Change in Assets and Liablilities
(Increase) Decrease in Receivables	-	-	-
(Increase) Decrease in Prepaid Expenses	(149)	5,305	(3,273)
Increase(Decrease) in Accounts Payable	69,129	(86,620)	148,572
Increase in Accrued Liabilities	28,771	68,397	53,660
Net Cash Used in Operating Activities	4,266	(130,095)	(830,541)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for Land Option	-	-	(15,000)
Refund on Land Option	-	-	15,000
Refunds on Construction in Process	-	-	1,657,305
Expenditures for Property and Equipment	-	-	(158,687)
Proceeds from Sale of Property and Equipment	-	-	5,500
Payment for Construction Deposit	-	-	(50,000)
Net Cash Used in Investing Activities	-	-	1,454,118

CASH FLOWS FROM FINANCING ACTIVITIES
Net Borrowings (Payments) on Line of Credit	52,080	-	(1,366,974)
Proceeds from Notes Payable	-	400,000	400,000
Membership Contributions	-	-	999,665
Payments on Long-Term Contract	-	-	(20,000)
Payments on Notes Payable	-	-	(15,000)
Payments for Cost of Raising Capital	-	-	(43,501)
Payments for Deferred Offering Costs	(40,603)	-	(551,726)
Net Cash Provided by Financing Activities	11,477	400,000	(597,536)

Net Increase in Cash and Cash Equivalents	15,743	269,905	26,041
Cash and Cash Equivalents - Beginning of Period	10,298	60,107	-

Cash and Cash Equivalents - End of Period	$26,041	$330,012	$26,041

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES INFORMATION
Deferred Offering Costs in Accounts Payable	$98,675	$59,391	$98,675
Land Purchased with Contract Payable	-	-	50,000
Construction Retainer Payable	-	-	300,000
Refund of Retainer Payable	-	-	344,584
Net Borrowings on Operating Line of Credit for payment towards Construction in Process	-	-	368,012
Net Borrowings on Operating Line of Credit for payment towards Contruction Retainer Deposit	-	-	47,070
Amount due to Directors for Financing Costs	-	-	62,500

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for:
Interest	$4,365	$68,273	$274,092

See accompanying Notes to unaudited condensed financial statements.

Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

The accompanying unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United Sates of America have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements for the year ended October 31, 2007, contained in the Company's Form 10KSB.

In the opinion of management, the condensed interim financial statements reflect all adjustments (consisting of normal recurring accruals) that we consider necessary to present fairly the Company's results of operations, financial position and cash flows. The results reported in these condensed interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

Note 1: Organization and Nature of Business

The Company was formed on January 26, 2005 to have an indefinite life. The Company was organized to fund and construct a 40 million gallon biodiesel plant with distribution to Midwest states. The proposed plant site is to be located in Osceola, Iowa. Construction is anticipated to begin in spring of 2008. As of January 31, 2008, the Company is in the development stage with its efforts being principally devoted to organizational, project feasibility, equity raising, and permitting activities.

Note 2: Summary of Significant Accounting Policies

Fiscal Reporting Period

The Company adopted a fiscal year ending October 31 for reporting financial operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include the deferral of expenditures for offering costs and construction in process which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.

Construction in process consists of costs incurred by the Company's prior general contractor for materials related to the construction of the plant. The actual cost of the material either utilized by the Company in the construction of the plant or received as a refund could differ from that estimate.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents and accounts payable approximates their fair value. It is not currently practicable to estimate fair value of the line of credit and notes payable to lending institutions and other third parties. Because these agreements contain certain unique terms, conditions, covenants, and restrictions, as discussed in Notes 6 and 7, there are no readily determinable similar instruments on which to base an estimate of fair value.

 Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

Property and Equipment

Land and equipment, including significant improvements thereto, are recorded at cost. Maintenance and repairs are expensed as incurred. Depreciation for financial statement purposes is computed using the straight-line methods at rates calculated to amortize the cost over the estimated useful lives of the assets.

The Company has incurred substantial consulting, permitting and other pre-construction services related to building its plant facilities. Due to the substantial current uncertainties regarding the Company's ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

The Company has incurred construction in process costs due to purchases of construction materials. These costs were incurred by the Company's prior general contractor. The Company plans to utilize this material for the construction of the plant.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

Grants

The Company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant. Grant income received for incremental expenses that otherwise would not have been incurred are netted against the related expense.

Income Taxes

The Company is treated as a limited liability company for federal and state income tax purposes and generally do not incur income taxes. Instead, their earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. Differences between consolidated financial statement basis of assets and tax basis of assets is related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes. In addition, the Company uses the modified accelerated cost recovery system method (MACRS) for tax depreciation instead of the straight-line method that is used for book depreciation, which also causes temporary differences.

Net Loss per Unit

Basic net income (loss) per unit is computed by dividing net income (loss) by the weighted average number of members' units outstanding during the period. Diluted net income per unit is computed by dividing net income by the weighted average number of members' units and members' unit equivalents outstanding during the period. There were no member unit equivalents outstanding during the periods presented; accordingly, the Company's basic and diluted net loss per unit are the same.

Distribution of Net Income and Losses

The Company's net income or loss is allocated to the members based on their percentage of total capital ownership.

 Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

Note 3: Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since the period from inception (January 26, 2005) to January 31, 2008, the Company has generated a cumulative net loss of $1,274,154. As of January 31, 2008, the Company had members' deficit of $317,990 and a working capital deficit of $1,472,121, respectively. The Company's ability to continue as a going concern is dependent on the success of generating cash from the Company's equity drive (see Note 4) and/or through raising additional capital and ultimately obtaining the necessary capital to proceed with the construction of the plant.

Management anticipates that, as a result of the actions listed below, the Company will continue as a going concern. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management believes that the Company may continue to exist in its present form as a result of a successful financing. However, no assurance can be given that these situations will result in furthering the start up of the Company or if additional capital will be available when needed.

Note 4: Members' Equity

Membership Units

As specified in the Company's Articles of Organization, the Company has one class of membership units, which includes certain restrictions as specified in the Company's Operating Agreement, including restrictions regarding the transfer of units and capital allocation of earnings to each member pursuant to applicable tax and securities laws.

The Company initially issued 518 units to its board of directors at a price of $333 per unit.

Private Placement Memorandum

The Company issued a Private Placement Memorandum dated July 5, 2005 for the sale of 1,654 member units. The units were offered at a price of $500 per unit. All 1,654 units were sold and issued on August 31, 2005 through this offering and remain outstanding at January 31, 2008. The proceeds from this offering are being used to pay for organizational and development costs and expenses the Company has incurred in connection with this project.

As of January 31, 2008, the Company had 2,172 units issued and outstanding held by 77 members in consideration of total capital contributions of $999,665.

Registration Statement

The Company filed a registration statement with the Securities and Exchange Commission on Form SB-2. The registration was declared effective, for a period of one year, on June 9, 2006, at which time the Company began selling units.

On June 8, 2007, the Company filed a rescission offer and a post-effective amendment to its registration statement. Although the project location and intended general contractor have changed, the terms of the offering remain substantially the same. In addition, six post-effective amendments have been filed since then, which changed both the minimum and maximum units under the Company's offering and reflected the signing of a Memorandum of Understanding entered into by the Company with SAFER Energy, LLC.

In this agreement, the Company will issue 11,000 equity units ($11,000,000) in exchange for products and services provided by SAFER Energy LLC. As of January 31, 2008, the Company had received subscriptions from potential investors totaling approximately $12,015,000, a portion of which is held in escrow. These funds, however, are subject to refund of the aforementioned rescission offer. If all the investors who purchase the Company's units prior to May 15, 2007 accept the rescission offer, the Company will be required to make an aggregate payment to the holders of these units of approximately $2,240,000. The Offering was for up to a maximum of 25,500 units for sale at $1,000 per unit ($25,500,000).

 Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

The potential investor submitted a 10% deposit with their subscription agreement and executed a promissory note for the remaining balance, which will be due upon 30 days notice from the Board of Directors.

Escrow may break when the Company: (a) has received a minimum of $20,000,000 in subscription proceeds (b) has obtained a written debt financing commitment for debt financing ranging from $25,850,335 to $31,350,335, depending on the level of equity raised and any grant funding received and (c) has entered into a definitive agreement with SAFER Energy LLC (SAFER) to perform design, manufacturing and installation of the processing operations for certain portions of the plant. The Company will reach financial close, upon the execution and delivery of all required documents, including those related to (a), (b) and (c).

Note 5: Financing Arrangements

On October 4, 2006, the Company entered into a $2,200,000 bank line of credit, due April 17, 2007 and bearing interest at 12%, to acquire the necessary funds to enter into and make payment on a pre-construction agreement. On April 4, 2007, the Company amended the agreement effectively converting it into a term note and extended the maturity date through August 18, 2007 and changed the effective rate of interest to 10.24%. The Company executed extensions, which extend the maturity to May 17, 2008, at which time the outstanding principal balance and unpaid interest is due in its entirety. The extension also amended the interest rate through the maturity of the note from 10.24% to 8.74% until paid in full. The balance outstanding as of January 31, 2008 totaled $685,000.

The bank line of credit is secured by substantially all the Company's assets. In addition, five of the Company's directors each executed personal guarantees from $175,000 to $300,000 to secure the debt. In consideration for the personal guarantees, the Company agreed to pay each director a fee equal to 5% of the amount personally guaranteed. At January 31, 2008, $62,500 has been included in accrued liabilities for payments to these directors upon maturity of the line of credit. For the three months ended January 31, 2008 and 2007 a total of $4,171 and $29,377, respectively of amortization has been charged to interest expense.

On August 16, 2007, the Company entered into a $100,000 bank line of credit agreement, due February 16, 2008, to acquire funds for operational activities of the Company. The agreement accrues interest at the Wall Street Journal prime rate rounded to .25%, and is adjusted daily. The interest rate as of January 31, 2008 totaled 6.75%. Outstanding borrowings and interest are due in entirety on the date of maturity. The line of credit is secured by substantially all the assets of the Company. The line is guaranteed by five of the Company's directors. The Company executed a extension, effective February 16, 2008 which extends the maturity to August 16, 2008, at which time the outstanding principal and any unpaid interest is due in it entirety. As of January 31, 2008, the principal balance outstanding totaled $97,986.

During January 2008, the Company entered into a $50,000 line of credit agreement with this same lender. Principal and interest are due at maturity, which is August 16, 2008. Interest is charged on outstanding borrowings at the Wall Street Journal prime rate, which totaled 6.75% as of January 31, 2008. As of January 31, 2008, the principal balance outstanding totaled $50,040.

Total interest expense charged to operations, related to borrowings on the lines of credit, for the three months ended January 31, 2008 amounted to $20,505.

 Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

Note 6: Contracts Payable & Government Loans

The Company entered into an installment agreement in 2005 for the purchase of approximately 20 acres of land near Osceola, Iowa for $60,000. Under the terms of the agreement, the Company paid $10,000 at closing, and the remaining balance will be paid over three years. The contract bears an 8% interest rate, and is payable in $10,000 installments due on August 20 of each year with a balloon payment of the remaining contract balance due on August 20, 2008. As of January 31, 2008, the Company owes a balance of $30,000. The note is secured by the land.

On November 2, 2006, the Company received a $400,000 loan from the Iowa Department of Economic Development (IDED). During September 2005, the Company was approved for the IDED loans which are comprised of a $100,000 forgivable loan and a $300,000 interest free loan. These loans are secured by a blanket UCC filing covering all personal property currently in possession of the Company.

The Company changed the intended site of the plant from Decatuer County, Iowa to Osceola, Iowa. Per the terms of the IDED agreements, the project must be located in Decateur County, Iowa, therefore the Company is no longer eligible for the loans. In addition as a result of the default the outstanding balance will accrue interest at 6% per year until paid in full. The Company has been verbally informed by IDED that they are to repay the loans. Until such time as the Company repays the loan proceeds, it is not eligible to receive any IDED benefits for the Osceola location; the remaining principal balance of $385,000 has been classified as a current liability at January 31, 2008. As of January 31, 2008, $5,775 interest expense has been accrued on the balance of the notes.

Note 7: Grants

The Company has applied for various Federal, State and Local grants. Since inception, the Company has received a total of $131,000 of grants utilized for general business and operating expenses.

On October 31, 2005, the Company was approved by the United States Department of Agriculture to receive up to $500,000 for the construction of the plant. To receive any of the grant money the Company must be able to raise 75% of the eligible project costs to complete the project. As of January 31, 2008, the Company has not received any cash related to this grant.

On October 5, 2005, the Company received an award letter from the Iowa Department of Economic Development indicating that the application for the Enterprise Zone financial assistance was selected for funding. Due to the Company's change in intended plant location, the grant award may not be utilized at the Osceola, Iowa plant location without specific approval of the IDED (see further discussion in Note 7). As of January 31, 2008, the Company is attempting to transfer the award privileges for use at the new location, but no definitive approval has been provided.

On December 19, 2006, the Company received an approval of their grant application from the Iowa Rail Finance Authority Board for $250,000 or up to 80% of total eligible costs, whichever is less. The application was submitted by the Company for the Rail Revolving Loan and Grant program. The approved funding consists of a $150,000 loan and grant of $100,000 towards the construction of Company railway. Per the terms of the grant approval letter, to receive the grants, the Company will have to maintain a certain number of jobs for twenty-four months from the date the Company signs the final acceptance, which the company anticipates in fiscal 2007. As of January 31, 2008, no funds have been received relating to this grant.

Note 8: Commitments and Contingencies

Plant Construction

During April 2007, the Company signed an interim construction agreement with Ball Industrial Services, LLC (BIS) for the engineering, procurement, and construction for a portion of the Company's plant. The intent of the interim agreement is to establish a base line from which BIS will execute a definitive agreement unless sooner terminated by either party. On December 7, 2007, the Company entered into an amended interim agreement with BIS which updated the agreement for the construction of a 40 million gallon per year biodiesel plant as well as define the date to which a definitive agreement will be signed. The letter of intent states the agreement is in effect until the later of the date the definitive agreement is executed or August 1, 2008. No definitive agreement has yet been signed.

 Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

Pursuant to the signing of the interim construction agreement, the Company paid an initial down payment of $50,000, per the terms of the contract. Should the interim agreement be terminated by the Company, BIS will refund the down payment less expenses incurred and fees earned by BIS as a result of the interim agreement. Should BIS terminate the agreement; the down payment will be refunded to the Company in its entirety. BIS will require a payment of $750,000 for preconstruction, engineering, design, and other initial project expenses once the definitive agreement is signed.

On November 6, 2007, the Company entered into a Memorandum of Understanding (Understanding) with SAFER for the design, manufacture, and installation of the processing operations for a portion of the Company's plant. The intent of the agreement is to work towards a definitive agreement in a good faith effort.

Per the terms of the Understanding, the gross cost of $27,500,000 will be paid in $16,500,000 cash and $11,000,000 in Company units at the offering price of $1,000 per unit, or 11,000 units. The Company is in the process of negotiating the terms of the payment of services with SAFER, and the payment of services in units is not certain as of January 31, 2008. Both parties are negotiating the terms. The Company has paid a deposit of $100,000 for the services. The contract will be paid in three installments mirroring the phases of construction. In the design phase the Company shall pay SAFER $1,650,000 in cash and $1,100,000 in units, of which are held in escrow to allow SAFER to begin the design phase of construction and coordination with BIS for site and facilities design. In the manufacturing phase of construction, the Company shall pay SAFER $3,300,000 in cash and $2,200,000 in units, of which will be held in escrow. Four weeks after the first payment made in the manufacturing stage, the Company shall pay a total of $4,950,000 in cash and $3,300,000 in units in six equal installments of $825,000 in cash and $550,000 units every four weeks until completion of the plant.

The Company also has the option of choosing a letter of credit payment method. Under this method, one payment of $8,250,000 in cash and $5,500,000 in units is due at the time of the manufacturing deposit. Upon delivery and installation of equipment necessary to run the plant, the Company shall pay SAFER $5,775,000 in cash and $3,850,000 in units. Upon completion of the plant the Company shall pay SAFER $825,000 in cash and $550,000 in units, of which is contingent upon final approval of the plant by the Company.

The Understanding with SAFER is contingent upon execution of a definitive agreement and the Company's success at securing debt financing. In the event the Company is not able to enter into a definitive agreement with SAFER, $50,000 of the deposit is refundable. To date, the definitive agreement has not been signed.

Prior to the construction contract with Ball Industries and SAFER Energy, LLC, on March 2, 2005, the Company entered into a non-binding letter of intent with Renewable Energy Group, Inc (REG) for construction of the plant. On October 8, 2006, the Company paid $2,200,000 to REG as a deposit on pre-construction services. On April 17 2007, the Company orally terminated its non-binding agreement with REG. The Company requested and received approximately $1,657,310 from REG as a refund of previously deposited and uncommitted funds under the pre-construction agreement. This refund was used primarily as a repayment on the outstanding principal balance on the line of credit including interest due. As a result of this refund, the Company had $368,011 of materials, in construction in process, for which they may take possession or receive an additional refund. Of this amount, $110,000 has been classified as a receivable (less certain additional costs) at January 31, 2008, which the company received subsequent to the quarter ended January 31, 2008.

 Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

Consulting Contracts

On February 23, 2006, the Company entered into a consulting agreement with a marketing group to provide services relating to development of collateral materials, presentation materials, and advertising related to the Company's equity drive. The Company will pay up to $282,000 for the services provided. From inception of the agreement, the Company has incurred $261,411 for consulting services, including $31,971 in accounts payable. These costs are capitalized in Deferred Offering Costs as of January 31, 2008.

In July 2006, the Company entered into a consulting agreement with an individual to provide independent consultation and assistance in planning equity marketing efforts, training the officers and directors to conduct marketing efforts, and scheduling informational meetings. The Company paid an initial fee of $25,000. In addition a conditional bonus of $225,000 will be paid upon closing of permanent financing necessary to complete the project and achieving the minimum equity requirement. This agreement may be terminated at any time, with or without cause, upon 10 days prior written notice.

In February 2007, the Company signed a consulting agreement with a third party to provide consulting services related to the development, financing, construction and start-up of the plant. The Company paid an initial fee of $50,000 under this agreement. In addition, fees of $325,000 and $300,000 are payable at the time the Company executes senior loan financing enabling the ground breaking of the project and at the time construction of the facility is substantially complete, respectively. Either party may terminate this agreement, at any time, upon 60 days written notice.

On May 17, 2007, the Company entered into an agreement with an environmental consulting company for the purpose of assisting, obtaining and achieving environmental permitting and compliance standards for the construction and operation of the plant. Total costs, not including incidentals and travel costs, are estimated at $35,000. No payments have been made as a result of this agreement.

On May 30, 2007, the Company entered into a three year risk management and feedstock agency agreement with an unrelated third party. The agent will provide the feedstock risk management, act as a purchasing agency, and consulting services to the Company in order to implement a risk management program. The agent shall be limited to solicitation of new supply relationships for the Company and the solicitation of supply proposals, including proposed individual supply contracts for immediate or future delivery for acceptance by the Company after a new supply relationship has been established. The agent will also arrange for the transportation and delivery of feedstocks. Risk management services also allow the parties to enter into certain hedging or other futures agreements and transactions from time to time. Beginning on the plant's operational date, the Company will pay an annual fee of $450,000, which totals $.015 per gallon of the anticipated annual plant capacity of 30 million gallons of finished product per year, payable in monthly installments of $37,500 due on the first day of each month. The agreement was later amended to increase the capacity in gallons to 40 million gallons of finished product per year to agree to the Company's construction plan. The fee will be adjusted once per year based on the actual gallons of finished product output within the year. This agreement will automatically extend for an unlimited number of successive one year terms on each anniversary date of the agreement unless either party gives written notice not less than 90 days prior to the anniversary date.

On May 30, 2007, the Company entered into a three year bio-diesel marketing agreement with an unrelated third-party, for the marketing, sales and transportation services of the Company's finished bio-diesel product. The contract requires a fee of 1.0% of the net purchase price per net gallon of bio-diesel purchased by the third party during the term of the Agreement (the "Marketing Fee"). The Marketing fee shall be a minimum of $0.015 cents per net gallon of biodiesel. The Marketing Fee shall be payable monthly on actual gallons shipped from the prior month as evidenced by meter or weight certificates provided to the third party by the Company. The agreement will automatically renew for three years unless either party provides written notice within four months of the anniversary date of the agreement.

 Southern Iowa BioEnergy LLC
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
For the Three Months ended January 31, 2008 and 2007

On October 18, 2007, the Company entered into an agreement with a consulting firm to provide services to obtain permanent debt financing for the construction of a 40 million gallon plant for a period of 120 days beginning on October 18, 2007. The Company shall pay a fee of 2% of the loan amount when permanent financing is provided. Graceland University paid the $30,000 good faith deposit on behalf of the Company. Once the Company breaks escrow, the Company will pay the consulting firm $30,000 and the consulting firm will then refund Graceland University's $30,000 deposit. The deposit is fully refundable in the event that permanent debt financing is not provided. In the event the Company does not meet the requirements to break escrow the agreement will immediately terminate.

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
SOUTHERN IOWA BIOENERGY LLC

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

Pursuant to Section 1102 of the Iowa Limited Liability Company Act, Chapter 490A of the Code of Iowa (the “Act”), Southern Iowa BioEnergy LLC (the “Company”) hereby adopts the following Amended and Restated Articles of Organization for the Company:

ARTICLE I
NAME

The name of the Company is Southern Iowa BioEnergy LLC.

ARTICLE II
REGISTERED OFFICE AND AGENT

The street address of the Company’s initial registered office is 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309, and the name of its registered agent at such address is Christopher R. Sackett.

ARTICLE III
PRINCIPAL OFFICE

The street address of the principal office of the Company is 207 North Main Street, Leon, Iowa, 50144.

ARTICLE IV
DURATION

The duration of the Company shall be perpetual unless dissolved: (i) by the unanimous vote of all of its Members; (ii) as provided in the Company’s Operating Agreement; or (iii) as provided by operation of law.

ARTICLE V
MANAGER-MANAGED

Management of the Company shall be vested in its Managers who shall be selected in the manner described in the Company’s Operating Agreement. Members of the Company are not agents of the Company for purposes of its business or affairs or otherwise. No Manager, Member, agent, employee, or any other person shall have any power or authority to bind the Company in any way except as may be expressly authorized by the Company’s Operating Agreement, or unless authorized to do so by the Company’s Managers.

ARTICLE VI
CERTIFICATES OF MEMBERSHIP

Membership interests or units owned by the Company’s Members shall be evidenced by certificates issued by the Company. No Member shall transfer any membership interests or units except in accordance with the Company’s Operating Agreement.

ARTICLE VII
LIMITATION OF LIABILITY; INDEMNIFICATION

Section 7.1. No Member or Manager of the Company shall be personally liable solely by reason of being a Member or Manager of the Company for any debt, obligation, or liability of the Company, whether that debt, liability or obligation arises in contract, tort or otherwise.

Section 7.2. No Manager of this Company, acting in his/her/its management capacity, shall be personally liable to the Company or its Members or anyone else for monetary damages for breach of fiduciary duty by such Manager; provided that this provision shall not eliminate or limit the liability of a Manager for any of the following: (i) breach of the Manager’s duty of loyalty to the Company or its Members; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) transactions from which the Manager derives an improper personal benefit or a wrongful distribution in violation of Section 490A.807 of the Act. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Manager for or with respect to any acts or omissions of such Manager occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of Managers for monetary damages to the Company or its Members, then the liability of the Managers of the Company shall be eliminated or limited to the full extent then permitted.

Section 7.3. Each person who is or was a Manager of the Company (and the heirs, executors, personal representatives, administrators, or successors of such person) who is or was made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Manager of the Company (hereafter referred to as an “Indemnitee”), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended; except that the mandatory indemnification required by this sentence shall not apply to: (i) a breach of a Manager’s duty of loyalty to the Company or its Members; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) any transaction from which a Manager derived an improper personal benefit; (iv) any wrongful distribution under Section 807 of the Act; or (v) judgments, penalties, fines, and settlements arising from any proceeding by or in the right of the Company, or against expenses in any such case where such Manager shall be adjudged liable to the Company. In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Company the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law as the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right.

Section 7.4. The Company may, by action of the Managers, provide indemnification to such officers, employees and agents of the Company to such extent and to such effect as the Managers shall determine to be appropriate and authorized by applicable law and the Company’s Operating Agreement.

Section 7.5. The rights provided in this Article shall not be deemed to be exclusive of any other rights to which any person may have or hereafter acquire under any statute, provision of the Company’s Articles of Organization or Operating Agreement, any other agreement, by a vote of the Company’s Members and/or disinterested Managers, or otherwise. Any repeal or amendment of this Article shall not adversely affect any right or protection of a Manager or officer existing at the time of such repeal or amendment.

ARTICLE VIII
CERTIFICATE OF ADOPTION

These Amended and Restated Articles of Organization were adopted on April 6, 2005 by a vote of the Members in accordance with the Act.

Dated: April 6, 2005.

/s/ Bill Higdon
Dr. Bill Higdon, President/Manager

EXHIBIT B

AMENDED AND RESTATED OPERATING AGREEMENT

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SOUTHERN IOWA BIOENERGY LLC

Dated: Effective May 4, 2005

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
SOUTHERN IOWA BIOENERGY LLC

B-i

5.7 Meetings	15
5.8 Notice	15
5.9 Conduct of Meeting	15
5.10 Quorum	16
5.11 Manner of Acting; Informal Action	16
5.12 Presumption of Assent	16
5.13 Removal of Directors	16
5.14 Vacancies	16
5.15 Compensation	16
5.16 Committees; Authority	16
5.17 Voting; Potential Financial Interest	16
5.18 Duties and Obligations of Directors	17
5.19 Officers	17
5.20 Execution of Instruments	18
5.21 Limitation of Liability; Indemnification	18

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS	19
6.1 Membership Units	19
6.2 Certificates; Surrender for Transfer	19
6.3 Members	19
6.4 Additional Members	19
6.5 Members' Voting Rights	19
6.6 Member Meetings	19
6.7 Place of Meeting	19
6.8 Conduct of Meetings	20
6.9 Notice	20
6.10 Contents of Notice	20
6.11 Adjourned Meetings	20
6.12 Waiver of Notice	20
6.13 Fixing of Record Date	20
6.14 Quorum and Proxies	21
6.15 Voting; Action by Members	21
6.16 Termination of Membership	21
6.17 Continuation of the Company	21
6.18 No Member Right of Redemption or Return of Capital	21
6.19 Waiver of Dissenters Rights	21
6.20 Loans	21

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS	21
7.1 Accounting, Books and Records	21
7.2 Delivery to Members and Inspection	22
7.3 Reports	22
7.4 Tax Matters	22

ARTICLE VIII. AMENDMENTS	23
8.1 Amendments	23

B-ii

ARTICLE IX. TRANSFERS	23
9.1 Restrictions on Transfers	23
9.2 Permitted Transfers	23
9.3 Conditions Precedent to Transfers	23
9.4 Prohibited Transfers	25
9.5 No Dissolution or Termination	25
9.6 Prohibition of Assignment	25
9.7 Rights of Unadmitted Assignees	25
9.8 Admission of Substitute Members	25
9.9 Representations Regarding Transfers	26
9.10 Distributions And Allocations In Respect of Transfer Units	26
9.11 Additional Members	27

ARTICLE X. DISSOLUTION AND WINDING UP	27
10.1 Dissolution	27
10.2 Winding Up	27
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	27
10.4 Deemed Distribution and Recontribution	28
10.5 Rights of Unit Holders	28
10.6 Allocations During Period of Liquidation	28
10.7 Character of Liquidating Distributions	28
10.8 The Liquidator	28
10.9 Forms of Liquidating Distributions	29

ARTICLE XI. MISCELLANEOUS	29
11.1 Notices	29
11.2 Binding Effect	29
11.3 Construction	29
11.4 Headings	29
11.5 Severability	29
11.6 Incorporation By Reference	29
11.7 Variation of Terms	29
11.8 Governing Law	29
11.9 Waiver of Jury Trial	30
11.10 Counterpart Execution	30
11.11 Specific Performance	30
11.12 No Third Party Rights	30

B-iii

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
SOUTHERN IOWA BIOENERGY LLC

THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 4th day of May, 2005, by and among Southern Iowa BioEnergy LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the initial Members of the Company have previously adopted an Operating Agreement dated March 23, 2005, which they now desire to amend, restate, supersede and replace as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. THE COMPANY

1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on January 26, 2005, which Articles of Organization were subsequently amended and restated by the filing of Amended And Restated Articles of Organization with the Iowa Secretary of State on April 15, 2005.

1.2 Name. The name of the Company shall be “Southern Iowa BioEnergy LLC,” and all business of the Company shall be conducted in such name.

1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities; (ii) process soybean oil and other feedstocks into biodiesel and related co-products, and market such biodiesel and co-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.

1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in Iowa. The principal place of business of the Company shall be at 207 North Main Street, Leon, Iowa 50144, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

1.5 Term. The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa. The name and address of the Company’s initial Registered Agent shall be Christopher R. Sackett, 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309.

1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member’s interest in the Company shall be personal property for all purposes.

1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.

1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a) “Act” means the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa (2005), as amended from time to time, or any corresponding provisions of any succeeding law.

(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d) “Agreement” means the Company’s Operating Agreement, as amended from time to time.

(e) “Articles” means the Company’s Articles of Organization on file with the Iowa Secretary of State’s Office, as amended from time to time.

(f) “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.

(g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

(h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.

(i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j) “Company” means Southern Iowa BioEnergy LLC, an Iowa limited liability company.

(k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l) “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(n) “Director” means any Person who: (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(o) “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.

(p) “Effective Date” means May 4, 2005.

(q) “Facilities” means the biodiesel and co-product production facilities to be constructed and operated by the Company.

(r) “Fiscal Year” means: (i) any twelve-month period commencing on November 1 and ending on October 31; and (ii) the period commencing on the immediately preceding November 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(u) “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.

(v) “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.

(w) “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.

(x) “Member” means any Person: (i) whose name is set forth as such on Exhibit “A” initially attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.

(y) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(z) “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.

(aa) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to One (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.

(bb) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

(cc) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(dd) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ee) “Officer” means any Person who: (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement. “Officers” mean all such Persons.

(ff) “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.

(gg) “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(hh) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(ii) “Property” means all real and personal property acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(jj) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(kk) “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.

(ll) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.

(oo) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

(pp) “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.

(qq) “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.

(rr) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(ss) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(tt) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(uu) “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Initial Capital Contributions. The name, address, initial Capital Contribution and initial Units quantifying the Membership Interest of each of the initial Members are set forth on Exhibit “A” attached hereto, and shall also be set forth on the Unit Holder Register.

2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a) To each Unit Holder’s Capital Account there shall be credited: (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b) To each Unit Holder’s Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III. ALLOCATIONS

3.1 Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2 Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4 Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 Other Allocation Rules.

(a) For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d) Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

3.8 Tax Credit Allocations. All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV. DISTRIBUTIONS

4.1 Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

ARTICLE V. MANAGEMENT

5.1 Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.6 of this Agreement or any other express provisions of this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by the Members. Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1, or the adoption of any provision inconsistent herewith, shall require the approval of a majority of the Membership Voting Interests.

5.2 Number of Directors. The number of Directors shall be a minimum of Three (3) and a maximum of Thirteen (13). Prior to any action by the Members to change or fix the number of Directors, the number of Directors may be changed from time to time within that variable range by the Directors. Once the Members have taken action to change or fix the number of Directors, the Directors shall no longer have any authority to change the number of Directors from the number last approved by the Members, unless and until such authority is again granted by the Members. The Members may increase or decrease the number of Directors last approved, and may change from a variable range to a fixed number or vice versa, at any annual or special meeting.

5.3 Election of Directors.

(a) Election; Terms. The initial Directors shall be appointed by the initial Members and shall serve until the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of Three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. The initial Directors shall conduct a lottery to separately identify the Director positions to be elected at the first annual meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of 1 year with successors elected to 3 year terms thereafter), followed by those of Group II Directors (initial term of 2 years with successors elected to 3 year terms thereafter), and then Group III Directors (initial and subsequent terms of 3 years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately One-Third (1/3) of the Directors are elected at each annual meeting of the Members.

(b) Nominations. Nominees for Director positions up for election shall be named by the then-current Directors or by a nominating committee established by the Directors. Nominations may also be made by any Member entitled to vote in the election of Directors. Any Member that intends to nominate a Person for election as a Director may do so only if written notice of such Member’s intent to make such nomination is given not less than Sixty (60) nor more than Ninety (90) days prior to the annual meeting of the Company at which such elections are to be held. Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least Five Percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate for the Director’s seat to be filled.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded. The amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.4 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:

(a) Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

(b) Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c) Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

(g) Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(h) Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

(i) Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j) Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(l) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and

(o) Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.

5.6 Restrictions on Authority of Directors.

(a)  Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)	Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)  The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)	Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units at a purchase price of less than $250.00 per Unit;

(iv)	Issue more than an aggregate of 50,000 Units; or

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7 Meetings. A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President or any Two (2) or more Directors. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.

5.8 Notice.  Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least Two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of Five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of object-ing to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or spe-cial meeting of the Directors need be specified in the notice or waiver of notice of such meeting.

5.9 Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.

5.10 Quorum. A majority of the duly elected and qualified Directors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

5.11 Manner of Acting; Informal Action.  Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof.

5.12 Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjourn-ment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13 Removal of Directors. The Members may remove a Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal.

5.14 Vacancies.  Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. Any vacancy to be filled by reason of any increase in the number of Directors shall be filled by election at an annual or special meeting of the Members called for that purpose.

5.15 Compensation.  The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors’ meetings.

5.16 Committees; Authority. The Directors may create such committees, and appoint such Directors to serve on them, as the Directors deem appropriate. Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.17 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.

5.18 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director’s Affiliates. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.19 Officers. The officers of the Company shall be appointed by the Directors and shall include a President, a Vice-President, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Directors shall determine. One person may simultaneously hold more than one office. The Officers’ terms shall be specified by the Directors. If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the Officer resigns or is removed by the Directors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.

The Officers, and their duties and responsibilities shall be as follows:

(a) President. The President shall be the principal executive officer of the Company and shall, subject to Directors’ control, generally supervise and control the Company’s business and affairs. The President shall, when present, preside at all Directors’ and Member meetings, and shall perform all duties incident to the office of President and such other duties as may be prescribed by this Agreement or by the Directors.

(b) The Vice President(s). If one or more Vice Presidents are appointed by the Directors, the Vice President (or in the event there be more than one, the appropriate Vice Presi-dent, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President’s absence, death, inabil-ity or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors.

(c) The Secretary. The Secretary shall: (i) keep the minutes of the Director and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Directors.

(d) The Treasurer.  The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust com-panies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Directors.

(e) Other Assistants and Acting Officers.  The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Offi-cer, whenever for any reason it is impracticable for such officer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors. Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

Salaries of the Officers shall be fixed from time to time by the Directors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.

5.20 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the President; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Directors.

5.21 Limitation of Liability; Indemnification. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a Member, Director or Officer. Furthermore, no Director or Officer shall be personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) any breach of the duty of loyalty to the Company or its Members; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save and hold harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited by the Act. The Company may purchase and maintain insurance on behalf of any Director or Officer in his or her official capacity against any liability described in this Section, whether or not the Company would otherwise be required to indemnify such Director or Officer against such liability.

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS

6.1 Membership Units. The Company is initially organized with One (1) class of Membership Interests, designated in Units, which Units are initially the only class of equity in the Company. The Units shall have no par value and shall be of a single class with identical rights. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. Members shall have no preemptive rights to acquire additional or newly created Units.

6.2 Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on Exhibit “A” to this Agreement, as amended from time to time.

6.4 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission.

6.5 Members’ Voting Rights. Each Member shall be entitled to One (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6 Member Meetings. Beginning with the fiscal year ending in calendar year 2007, or sooner as determined by the Directors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held within One Hundred Eighty (180) days of the close of the Company’s Fiscal Year, at a time and date determined by the Directors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than Thirty Percent (30%) of all Members. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

6.7 Place of Meeting. The Directors, or in the absence of action by the Directors, the President, may designate any place within or without of the State of Iowa as the place for any meeting of the Members, unless by written consents, all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the President or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company in the State of Iowa.

6.8 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9 Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than Five (5) nor more than Sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.

6.10 Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (iv) the dissolution of the Company; or (v) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) plan of merger or share exchange, (3) documents relating to the transaction for the disposition of all the Company’s property, and/or (4) plan and Articles of Dissolution.

6.11 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13 Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed Sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least Ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than Sixty (60) days, and in case of a meeting of Members not less than Ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than One Hundred Twenty (120) days after the date fixed for the original meeting.

6.14 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least Thirty Percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.15 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.16 Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.

6.17 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.18 No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

6.19 Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters' or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.

6.20 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus Four Percent (4%) per annum. If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS

7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the 6 most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the 6 most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2 Delivery to Members and Inspection. Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3 Reports. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than 120 days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the Two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.

7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than Three (3) months after the end of each Fiscal Year.

ARTICLE VIII. AMENDMENTS

8.1 Amendments. Amendments to this Agreement may be proposed by the Directors or any Member. Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

ARTICLE IX. TRANSFERS

9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member’s Units. In the event that any Member pledges or otherwise encumbers all or any part of such Member’s Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.

9.2 Permitted Transfers.  Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may: (a) at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are Transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; or (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of such Unit Holder’s Units (i) to any Person approved by the Directors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a “Permitted Transfer.”

9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:

(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result thereof.

9.5 No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of Twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.7 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8 Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(a) The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

(b) The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and

(c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(d) The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.

9.9 Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANS-FEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10 Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within Thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of any Units.

9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

ARTICLE X. DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI. MISCELLANEOUS

11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4 Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6 Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12 No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

DULY ADOPTED by the Company’s Board of Directors as of May 4, 2005.

SOUTHERN IOWA BIOENERGY LLC By: /s/ William T. Higdon William T. Higdon Its: Chairman Attest: /s/ Randy F. Layton Randy F. Layton Its: Secretary

EXHIBIT “A”
Initial Membership List

Name and Address of Initial Members	Units

William T. Higdon 12604 Elk Ridge Rd. Lamoni, Iowa 50140	15

Leon Kessel 12301 290th St. Lamoni, Iowa 50140	15

J.R. Cornett 31578 Townline Rd. Davis City, Iowa 50065	15

Randy F. Layton 204 S.E. 3rd Street Leon, Iowa 50144	15

William D. Morain 408 S. State Street Lamoni, Iowa 50140	15

TOTAL:	75

EXHIBIT “B”

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF SOUTHERN IOWA BIOENERGY LLC

The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Southern Iowa BioEnergy LLC, has received a copy of the Amended And Restated Operating Agreement dated May 4, 2005, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Amended And Restated Operating Agreement in all respects, as if the undersigned had executed said Amended And Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended And Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

SOUTHERN IOWA BIOENERGY LLC

By:

Its:

EXHIBIT C

SUBSCRIPTION AGREEMENT

SOUTHERN IOWA BIOENERGY LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$1,000.00 per Unit

Minimum Investment of 20 Units ($20,000)
1 Unit Increments Thereafter ($1,000)

The undersigned subscriber (hereafter sometimes referred to as “you” or the “Subscriber”), desiring to become a member of Southern Iowa BioEnergy LLC, an Iowa limited liability company, with its principal place of business at 115 South Linden Street, Lamoni, Iowa (hereafter sometimes referred to as “we” or “SIBE”), hereby subscribes for the purchase of the membership units of SIBE and agrees to pay the related purchase price identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name	_________________________________________________
2.	Title, if applicable:	_________________________________________________
3.	Subscriber’s Address:
	Street	_________________________________________________
	City, State, Zip Code	_________________________________________________
4.	Telephone:	_________________________________________________
4.	E-mail Address:	_________________________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 20 units. We presently have 2,172 units outstanding. The maximum number of units to be sold is 30,250.

C.	PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price ($1,000.00 Per Unit multiplied by the number in box B above.)	=	2. 1st Installment (10% of the Total Purchase Price)	+	3. 2nd Installment (90% of the Total Purchase Price)

	=		+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [Date of Effectiveness] (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in SIBE. To subscribe, you must:

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:

1. Complete all information required in this Subscription Agreement and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended And Restated Operating Agreement attached to this Subscription Agreement as EXHIBIT “A”.

2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “________________, escrow agent for Southern Iowa BioEnergy LLC”. You will determine this amount in box C.2 on page of this Subscription Agreement.

3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units and granting SIBE a security interest in your Units.

4.  Deliver each of the original executed documents referenced in numbered paragraphs 1 and 3 of these instructions, together with your personal or business check referenced in numbered paragraph 2 of these instructions to either of the following:

Southern Iowa BioEnergy LLC	____________
Attention: William T. Higdon	Attention: __________, Trust Officer
115 South Linden Street	_______________
Lamoni, IA 50140	__________________

5. Within thirty (30) days of your receipt of written notice from SIBE stating that its sales of Units have exceeded the minimum offering amount of $16,500,000, you must deliver to SIBE at either of the addresses referenced in numbered paragraph 4 of these instructions an additional personal (or business) check for the remaining ninety percent (90%) of your investment amount made payable to _____________, N.A., escrow agent for SIBE in satisfaction of your deferred payment obligations under the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page of this Subscription Agreement. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, SIBE shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.

If you are subscribing prior to release of funds from escrow, your funds will be placed in SIBE’s escrow account at _______________. The funds will be released to SIBE or returned to you in accordance with the escrow arrangements described in the Prospectus. SIBE may, in its sole discretion, reject or accept any part or all of your subscription. If SIBE rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. SIBE may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:

1. Complete all information required in this Subscription Agreement and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended And Restated Operating Agreement attached to this Subscription Agreement as EXHIBIT “A”.

2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Southern Iowa BioEnergy LLC.”

3.  Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal (or business) check referenced in numbered paragraph 2 of these instructions to the following:

Southern Iowa BioEnergy LLC
Attention: William T. Higdon
115 South Linden Street
Lamoni, Iowa 50140

If you are subscribing after release of funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. SIBE may, in its sole discretion, reject or accept any part or all of your subscription. If SIBE rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. SIBE may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to one of our directors listed below or to SIBE at 641-784-3510

Director	Cell Number	Home Number
William T. Higdon	515-360-0369	641-784-4944
Alan Elefson		641-784-7355
Randy Layton	641-442-5393	641-446-6686
William D. Morain	641-442-5195	641-784-8186
Leon Kessel	309-314-0299	641-784-7235
J.R. Cornett	641-414-3391	641-442-3433
Jack Cooley	641-414-3408	641-342-3597
Scott Sunderman		712-542-4799

E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:

1.
Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name: __________________________________________
Trust Date: ______________________________________________
☐	Other: Provide detailed information in the space immediately below.
__________________________________________________________
__________________________________________________________
__________________________________________________________

2.
Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check box if you are a non-resident alien
☐	Check box if you are a U.S. citizen residing outside of the United States
☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.            ____________________________________
Joint Subscriber’s Social Security No.  ____________________________________
Taxpayer Identification No.                    ____________________________________

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A, please complete this section.

Address:	___________________________________________
___________________________________________

4.	State of Residence.

State of Principal Residence:                             _____________________________
State where driver’s license is issued:             _____________________________
State where resident income taxes are filed:    _____________________________

State(s) in which you have maintained your principal residence during the past three years:

a	b.	c.

5.
Suitability Standards. You cannot invest in SIBE unless you meet one, or more, of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

c. ☐	I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to SIBE that he, she or it:

a.	has received a copy of SIBE’s Prospectus dated [effective date] and all exhibits thereto;

b.
has been informed that the Units of SIBE are offered and sold in reliance upon: (i) a federal securities registration; (ii) Alaska, Iowa, Missouri and Nebraska securities registrations; and (iii) exemptions from securities registrations in various other states;

c.	understands that the Units to be issued pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

d.
has been informed that the Units to be issued pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the states of Alaska, Iowa, Missouri and Nebraska, and that SIBE is relying in part upon the representations of the undersigned Subscriber contained herein;

e.
has been informed that the Units subscribed for have not been approved or disapproved by the Alaska, Iowa, Missouri or Nebraska securities agencies or regulators or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

f.
intends to acquire the Units for his/her/its own account without a view to public distribution or resale and has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

g.
understands that there is no present market for SIBE’s Units, that the Units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the Units;

h.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of Units;

i.
has received a copy of SIBE’s Amended And Restated Operating Agreement, dated May 4, 2005, and understands that upon closing the escrow by SIBE, the Subscriber and the Units will be bound by the provisions of the Amended And Restated Operating Agreement, which contains, among other things, provisions that restrict the transfer of Units;

j.
understands that the Units are subject to substantial restrictions on transfer under state securities laws in addition to the restrictions contained in SIBE’s Amended And Restated Operating Agreement, and agrees that if the Units or any part thereof are sold or distributed in the future, the Subscriber shall sell or distribute them only in strict accordance with the terms of SIBE’s Amended And Restated Operating Agreement, the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

k.	meets the suitability test marked in numbered paragraph 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

l.
understands that SIBE will place a restrictive legend on any certificate representing Units containing substantially the following language as the same may be amended by SIBE’s Board of Directors in its sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANS-FEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

m.
understands that, to enforce the above legend, SIBE may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

n.
has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the Subscriber and that the Subscriber can bear the economic risk of the purchase of Units, including the total loss of the undersigned’s investment;

o.	may not transfer or assign this Subscription Agreement, or any of the Subscriber’s interest herein;

p.	has written his, her, or its correct taxpayer identification number under numbered paragraph E.2 of this Subscription Agreement;

q.
is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (q) should be crossed out if the backup withholding box in numbered paragraph E.2 is checked);

r.
understands that execution of the attached Promissory Note and Security Agreement will allow SIBE and its successors and assigns to pursue the Subscriber for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the Subscriber in the event that the Subscriber defaults on the Promissory Note and Security Agreement; and

s.	acknowledges that SIBE may retain possession of certificates representing the Subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:

Date:  _______________________________

Individuals:	Entities:

_____________________________________________	___________________________________________
Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

_____________________________________________	___________________________________________
Signature of Individual	Print Name and Title of Officer

_____________________________________________	___________________________________________
Name of Joint Individual Subscriber (Please Print)	Signature of Officer

_____________________________________________
Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY SOUTHERN IOWA BIOENERGY LLC:

Southern Iowa BioEnergy LLC hereby accepts the subscription for the above Units.

Dated this ________ day of _____________________, 200___.

SOUTHERN IOWA BIOENERGY LLC

By: _____________________________________

Its: _____________________________________

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200__.

$1,000.00 per Unit

Minimum Investment of 20 Units ($20,000), 1 Unit Increments Thereafter ($1,000)

Number of Units subscribed
Total Purchase Price ($1,000.00 per Unit multiplied by number of Units subscribed)
( )	Less Initial Payment (10% of Principal Amount)
Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Southern Iowa BioEnergy LLC, an Iowa limited liability company (“SIBE”), at its principal office located 115 South Linden Street, Lamoni, Iowa 50140, or at such other place as required by SIBE, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the SIBE Board of Directors, as described in the attached Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of SIBE.

The undersigned agrees to pay to SIBE on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of SIBE and its successors and assigns, which expressly reserve the right to pursue the undersigned for payment of the amount due hereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned hereby grants to SIBE, and its successors and assigns (“Secured Party”), a purchase money security interest in and to all of the undersigned’s Membership Units of SIBE now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance of the obligation owed to Secured Party from the undersigned pursuant to this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein without the need of obtaining any further assent or signature from the undersigned.

Dated: , 200 .
OBLIGOR/DEBTOR:		JOINT OBLIGOR/DEBTOR:

__________________________________ Printed or Typed Name of Joint Obligor/Debtor		__________________________________ Printed or Typed Name of Obligor/Debtor

By:	_____________________________ (Signature)	By:	_____________________________ (Signature)

__________________________________ Officer Title if Obligor/Debtor is an Entity
__________________________________
__________________________________ Address of Obligor/Debtor

EXHIBIT “A”

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF SOUTHERN IOWA BIOENERGY LLC

The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Southern Iowa BioEnergy LLC, has received a copy of the Amended And Restated Operating Agreement dated May 4, 2005, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Amended And Restated Operating Agreement in all respects, as if the undersigned had executed said Amended And Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended And Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

SOUTHERN IOWA BIOENERGY LLC

By:

Its:

MINIMUM 9,000 UNITS
MAXIMUM 14,500 UNITS

PROSPECTUS

May 30, 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Through and including August 28, 2008 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.